Exhibit 10.42

LEASE

between

388 REALTY OWNER LLC

Landlord

and

CITIGROUP GLOBAL MARKETS INC.

Tenant

PREMISES:

390 Greenwich Street

New York, New York 10013

Dated: as of December 18, 2007

TC-1

TABLE OF DEFINED TERMS

TABLE OF SCHEDULES AND EXHIBITS

Schedule 1:	Form of Certificate of Insurance
Schedule 2:	Employees
Schedule 3:	Current Occupancy Agreements

Exhibit A:	Legal Description
Exhibit B:	Recorded Agreements
Exhibit C:	Form of Guaranty
Exhibit D:	Superior Mortgagee SNDA Agreement
Exhibit E:	Not Used
Exhibit F:	Not Used
Exhibit G	Landlord’s Non-Disturbance Agreement
Exhibit H:	Not Used
Exhibit I:	Form of Memorandum of Lease
Exhibit J:	Alternate Article 19
Exhibit K:	Cable Interconnect
Exhibit L:	Form of Reciprocal Easement Agreement
Exhibit M-1:	Form of Tenant’s Estoppel
Exhibit M-2:	Form of Landlord’s Estoppel

TC-2

390 Renewal Exercise	89
Additional Charges	3
Adjacent Parcel	78
Adverse Assignee Modification	26
Affiliate	24
Alterations	43
Alternative R&M Program	19
and/or	83
Appeal Deadline	73
Applicable Time Periods	58
Arbitration Notice	90
Audit Notice	20
Audit Period	20
Audit Representative	21
Back-Up Power System	97
Bankruptcy Code	63
Base Rate	84
Base Unit Elements	57
Basement	1
Basic Capacity	51
Benefits	99
Broker	73
Building	1
Building Systems	57
Business Day	82
Cables	78
Capital Date	8
Chillers	97
Citigroup Tenant	25
Cogeneration Procurement	51
Commencement Date	2
Commensurate Rights	29
Comparable Buildings	28
Confidential Information	95
control	24
Corporate Successor	24
CPI	82
CPI-AUC	82
Current Occupancy Agreements	24
Date of the Taking	59
Delayed Performance	17
Diesel Area	97
Diesel Generator	97
Dispute Period	20
Environmental Laws	84
Escrow Agent	76
Escrowed Release	76
Excluded Obligations	27
Existing Superior Mortgage	22
Existing Superior Mortgagee	22
Expert Designation Notice	43
Expert Response Notice	43

TABLE OF DEFINED TERMS

Expiration Date	2
Extended Item Cost	17
Extended Landlord Capital Item	9
Extended Landlord Capital Item Notice	17
Extended Response Dispute Notice	17
Extension Election Notice	89
Extension Premises	89
Extension Term	89
Failing Party	93
FF&E	31
First Extension Term	88
First Ten Year Option	88
First-Class Landlord Standard	17
Fixed Rent	2
Force Majeure Causes	82
Franchise Division	88
GAAP	8
Generator Area	97
Guarantor	88
Guaranty	88
Hazardous Materials	84
herein	83
hereof	83
hereunder	83
holder of a mortgage	82
Holdover Damages	80
Improvements Restoration Work	58
Initiating Party	91
Insurance Cap	42
Insurance Election	42
Insurance Notice	42
Interest Rate	84
IT Division	88
Land	1
Landlord	1, 83
Landlord Act	56
Landlord Compliance Capital Item	8
Landlord Party	54
Landlord R&M Capital Item	8
Landlord Reimbursement Amounts	8
Landlord Reimbursement Items	8
Landlord Reimbursement Notice	19
Landlord’s Non-Disturbance Agreement	28
Landlord’s Notice	89
Landlord’s Submitted Value	91
landlord’s waiver	47
laws and requirements of any public authorities	82
lease	1
Lease Year	3
Leasehold Improvements	57
Leasehold Mortgage	99
Leasehold Mortgagee	100
Legal Requirements	82

TABLE OF DEFINED TERMS

Lobby	1
Lower Price	109
Market Value Rent	93
Material Adverse Alteration	44
Material Documents	16
Minimum Sublease Rent	29
mortgage	82
mortgagee	82
Mortgagee	1
Named Tenant	24
Net Recurring Additional Charges	8
notices	73
Insurance Quote	42
OFAC	87
Offer Contract	108
Offer Price	108
Offered Property	108
Offering Notice	108
Office Floor	1
Office Floors	1
Operating Expenses	8
Option Period	108
person	83
Premises	1
Prior Owner	37
Prohibited Uses	7
Qualifying Lease	80
Qualifying Lease Notice	80
Qualifying Sublease	28
Rating Agency	28
Rating Threshold	42
Real Property	8
recognition agreement	47
Recorded Agreements	61
Records	20
Reimbursement Dispute Notice	20
Reimbursement Operating Expenses	9
Reimbursement Taxes	10
Rent Notice	89
Required Cert Proceeding	14
requirements of insurance bodies	83
Responding Party	91
Response Notice	89
Revocable Consent Agreements	88
Revocation Notice	90
Revocation Period	90
Second Extension Term	89
Second Ten Year Option	89
Service and Business Relationship Entities	33
SNDA Agreement	22
Specialty Alterations	49
Sublease Document	27
Sublease Income	30

TABLE OF DEFINED TERMS

Sublease Profit	30
Sublease Term	30
substantially the same	109
Succession Date	2
Superior Interests	100
Superior Lease	22
Superior Lessor	22
Superior Mortgage	22
Superior Mortgagee	22
Superior Mortgagee SNDA Agreement	22
System Area	97
Tax Payment	13
Tax Year	11
Taxes	10
Tenant	1, 83
Tenant Act	55
Tenant Compliance Capital Item	11
Tenant Party	54
Tenant R&M Capital Item	12
Tenant’s Collateral	46
Tenant’s Property	49
Tenant’s Submitted Value	91
Tenant-Funded Residual Cap Ex Amounts	12
Term	2
Terms	108
Third Extension Term	89
Third Ten Year Option	89
Trust Deed Holders	1
Undisputed Items	21
UPS Area	97
UPS Battery System	97
Useful Life	13
Useful Life Estimate	17

LEASE (this “lease”), dated as of December 18, 2007 between 388 REALTY OWNER LLC, a Delaware limited liability company, having an office at c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170 (“Landlord”) and CITIGROUP GLOBAL MARKETS INC., a New York corporation, having an office at 388 Greenwich Street, New York, New York 10013 (“Tenant”).

W I T N E S S E T H

WHEREAS, immediately prior to the date of this lease, Tenant owned fee title interest in and to the Land and the improvements thereon consisting of a ten (10) story building (the “Building”) known as 390 Greenwich Street, New York, New York. The Land is more particularly described in Exhibit A annexed hereto, which together with the Building comprise a part of the Real Property;

WHEREAS, immediately prior to the execution and delivery of this lease, Tenant conveyed its ownership interest in and to the Real Property to the Landlord named herein;

WHEREAS, Landlord currently owns the Real Property; and

WHEREAS, Tenant desires to lease the entire Real Property from Landlord for a term commencing on the date of this lease,

NOW, THEREFORE, for the mutual covenants herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, for themselves, their successors and permitted assigns, hereby covenant as follows:

ARTICLE 1

Term and Fixed Rent

1.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to the terms, covenants, provisions and conditions of this lease, the premises described in Section 1.02.

1.02. The premises (herein called the “Premises”) leased to Tenant shall consist of the entire Real Property, including, without limitation: the entire 2nd through 8th floors of the Building (each such floor is individually referred to herein an “Office Floor” and collectively as the “Office Floors”), the lobby of the Building (herein called the “Lobby”), the basement of the Building (herein called the “Basement”), and mechanical areas encompassing the 9th and 10th floors of the Building. Landlord and Tenant hereby agree that the Premises shall be deemed to contain an aggregate of

764,918 rentable square feet (which is the area on which Fixed Rent is determined hereunder) comprised as follows:

Office Floors:

2nd Floor	80,660	[1]
3rd Floor	92,927
4th Floor	92,927
5th Floor	92,927
6th Floor	93,587
7th Floor	93,587
8th Floor	93,587

1st Floor/Lobby:

Retail/Storage space	5,984
Office Space	66,649

Basement:

Retail/Storage space	52,083

Subject to the terms, covenants, provisions and conditions of this lease, Landlord hereby grants to Tenant the exclusive right to use the Premises and to control the operation and management thereof.

1.03. The term of this lease (the “Term”) shall commence on the date of this lease (herein called the “Commencement Date”) and subject to the rights of Tenant to elect to extend the term of this lease pursuant to the provisions of Article 36 in which case the term of this lease shall end as of the last day of the applicable Extension Term, the term of this lease shall end at 11:59 p.m. on December 31, 2020 (the later of such dates is herein called the “Expiration Date”) or on such earlier date upon which the term of this lease shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law.

1.04. The rents shall be and consist of the following amounts with respect to the Premises:

(a) fixed rent (herein called “Fixed Rent”) at the rate of: (x) for the period commencing on the Commencement Date and ending on the last day of the

[1]	Includes 205 rentable square feet of storage space.

first Lease Year, the sum of TWENTY-EIGHT MILLION EIGHT HUNDRED TEN THOUSAND ONE HUNDRED FORTY AND 00/100 DOLLARS ($28,810,140.00) per annum ($37.66 per rentable square foot per annum and $2,400,845.00 per month) and (y) the Fixed Rent payable as of the day immediately preceding each anniversary of the Commencement Date shall be increased annually on each anniversary of the Commencement Date by the percentage increase in the CPI in effect for the month of October in the year in which the relevant anniversary of the Commencement Date occurs over the CPI in effect during the month of October for the immediately preceding Lease Year; provided, that, in no event shall the Fixed Rent in any given Lease Year (A) exceed 103.75% of the Fixed Rent in effect for the immediately preceding Lease Year, or (B) be an amount lower than the Fixed Rent for the immediately preceding Lease Year. Thus, for example, if (i) the Fixed Rent in the first Lease Year is $28,810,140.00, (ii) the CPI for October, 2007 is 200.1, and (iii) the CPI for October, 2008 is 204.8, the Fixed Rent for the second Lease Year would be $29,487,178.00 (i.e., $28,810,140.00 x 102.35%). By way of further example, if (i) the Fixed Rent in the second Lease Year is $29,487,178.00, (ii) the CPI for October, 2008 is 204.8, and (iii) the CPI for October, 2009 is 215.6, the Fixed Rent for the third Lease Year shall be capped at $30,592,947.00 (i.e., $29,487,178.00 x 103.75% (in lieu of 105.27% increase)). As used herein the term “Lease Year” shall mean each period of 12 consecutive calendar months beginning on the Commencement Date. If the Commencement Date is not the first day of a calendar month, the initial fractional calendar month together with the next 12 calendar months shall constitute the first Lease Year. Fixed Rent shall be payable commencing on the Commencement Date, and thereafter in monthly installments in advance on the first day of each and every calendar month during the Term, to be paid in lawful money of the United States to Landlord at its office, or such other place as Landlord shall designate on at least thirty (30) days advance written notice to Tenant, and

(b) additional rent (herein called “Additional Charges”) shall consist of any sums of money (other than Fixed Rent) that may become due from and payable by Tenant directly to Landlord pursuant to any express provision of this lease.

1.05. [Intentionally Omitted]

1.06. Tenant covenants and agrees to pay Fixed Rent and Additional Charges promptly when due without notice or demand therefor, except as such notice or demand may be expressly provided for in this lease, and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this lease. Fixed Rent shall be paid by electronic funds transfer to an account designated from time to time by Landlord on at least thirty (30) days advance written notice to Tenant. Additional Charges shall be paid by good and sufficient check (subject to collection) drawn on a New York City bank which is a member of the New York Clearing House Association or a successor thereto.

1.07. If the Term commences on a day other than the first day of a calendar month, or if the Expiration Date (or such earlier date upon which the Term shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law), subject to the last sentence of this Section 1.07, occurs on a day other than the last day of a calendar month, the Fixed Rent and Additional Charges for the applicable partial calendar month shall be prorated in the manner provided in Section 1.09. In the event that this lease shall be terminated under the provisions of Article 22, or in the event that Landlord shall reenter the Premises under the provisions of Article 23, or in the event of the termination of this lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, the payment of Fixed Rent and Additional Charges shall be paid in the manner provided in Article 23 or 24, as applicable.

1.08. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Fixed Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this lease or at law provided.

1.09. Any apportionments or prorations of Fixed Rent or Additional Charges to be made under this lease shall be computed on the basis of a 365-day year (based on the actual number of days in the period in question).

1.10. If any of the Fixed Rent or Additional Charges payable under the terms and provisions of this lease shall be or become uncollectible, reduced or required to be refunded because of any act or law enacted by a governmental authority, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (but not in excess of the amounts reserved therefor under this lease). Upon the termination of such legal rent restriction, (a) the Fixed Rent and/or Additional Charges shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Landlord promptly upon being billed, to the maximum extent legally permissible, an amount equal to (i) the Fixed Rent and/or Additional Charges which would have been paid pursuant to this lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect. The provisions of this Section 1.10 shall have no applicability with respect to Benefits, or any program, law, rule or regulation of any governmental authority, quasi-governmental authority or public or private utility or similar entity designed to induce tenants to enter into, renew, expand or otherwise modify leases, perform tenant improvements or utilize energy-efficient appliances, or any other tenant-inducement program, law, rule or regulation; provided, however, that the provisions of this sentence shall not be construed in any manner to reduce the Fixed Rent payable under this lease unless and to the extent that Landlord is reimbursed or otherwise compensated for such reduction on a dollar-for-dollar basis by any governmental authority, quasi-governmental authority or public or private utility or similar or dissimilar entity.

1.11. Landlord shall be entitled to all rights and remedies provided herein or by law for a default, after the expiration of any applicable notice and cure period, in the payment of Additional Charges as are available to Landlord for a default, after the expiration of any applicable notice and cure period, in the payment of Fixed Rent.

1.12. This lease shall be deemed and construed to be a “net lease” and Tenant shall pay to Landlord, absolutely net throughout the Term, Fixed Rent, Additional Charges and other payments hereunder, free of any charges, assessments, impositions or deductions of any kind and without abatement, demand, notice, deduction or set-off of any kind, and under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any other obligation or liability hereunder, except as expressly provided in this lease.

ARTICLE 2

Delivery and Use of Premises

2.01. (a) Tenant acknowledges that Tenant owned the Real Property immediately prior to the Commencement Date, and has inspected the Premises and is fully familiar with the condition thereof. Tenant has accepted the Premises in its “as is, where is, with all faults” condition, and Landlord shall not be required to perform any work, install any fixtures or equipment or render any services to make the Premises ready or suitable for Tenant’s occupancy.

(b) Tenant hereby waives any right to rescind this lease under the provisions of Section 223(a) of the Real Property Law of the State of New York, and agrees that the provisions of this Section 2.01(b) are intended to constitute “an express provision to the contrary” within the meaning of said Section 223(a).

2.02. (a) Subject to any applicable Legal Requirements, the Premises may be used by Tenant and Tenant’s Affiliates and any persons claiming by, through or under Tenant (including, without limitation, any subtenants of Tenant permitted under Article 7) for any lawful purposes, including, without limitation, administrative, executive and general offices, trading facilities, data center and retail use (including, without limitation, a retail bank and automated teller machines). Notwithstanding the foregoing, Landlord makes no warranty or representation as to the suitability of all or any portion of the Premises for any use, including, without limitation, as a place of public assembly requiring a public assembly permit or a change in the Certificate of Occupancy for the Building or as to whether there will be adequate means of ingress and/or egress or adequate restroom facilities in the event that Tenant requires such a public assembly permit or such a change, and Landlord shall have no liability to Tenant in connection therewith (provided, however, that Landlord shall reasonably cooperate with Tenant’s application for any such public assembly permit or change in the Certificate of Occupancy, subject to Tenant’s obligation to reimburse Landlord for its out-of-pocket expenses, as more particularly set forth below), nor shall Landlord have any obligation to perform any alterations in or to the Premises in order to render it suitable for any use, including, without limitation, the issuance of a public assembly permit or for a change in the Certificate of Occupancy.

(b) Landlord agrees that throughout the Term, Landlord shall not change the Certificate of Occupancy for the Building unless consented to by Tenant (which consent may be granted or withheld by Tenant in its sole discretion).

2.03. If any governmental license or permit (other than a Certificate of Occupancy for the Building) shall be required for the proper and lawful conduct of Tenant’s business in the Premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection within thirty (30) days after Landlord’s request therefor. Tenant shall at all times comply in all material respects with the terms and conditions of each such license or permit. Additionally, should Alterations or Tenant’s use of the Premises require any modification or amendment of any Certificate of Occupancy for the Building, Tenant shall, at its expense, take all commercially reasonable actions necessary to procure any such modification or amendment, provided that such action complies with Section 2.02 and shall not subject Landlord or any Landlord Party to any civil or criminal liability therefor (except to the extent that Tenant agrees to indemnify and hold harmless Landlord and all Landlord Parties from any such civil liability). Landlord shall cooperate with Tenant in connection with Tenant’s obtaining of any such governmental license or permit (including any permit required in connection with Tenant’s Alterations) or any application by Tenant for any amendment or modification to the Certificate of Occupancy for the Premises or any portion thereof as permitted hereunder, and Landlord shall reasonably promptly execute and deliver any applications, reports or related documents as may be requested by Tenant in connection therewith, provided that Tenant shall reimburse Landlord (as Additional Charges) for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such cooperation and in effecting any such modification or amendment within thirty (30) days after demand therefor, accompanied by reasonably satisfactory documentation of such costs and expenses, and further provided that Tenant shall indemnify and hold harmless Landlord and all Landlord Parties from and against any claims arising in connection with such cooperation or in effecting such modification or amendment, other than any such claims arising from any incorrect information provided by Landlord in connection therewith. The foregoing provisions are not intended to be deemed Landlord’s consent to any use of the Premises not otherwise permitted hereunder nor to require Landlord to effect such modifications or amendments of any Certificate of Occupancy (without limiting Landlord’s obligations to cooperate with Tenant in connection with any such modifications or amendments as hereinabove set forth).

Notwithstanding anything to the contrary contained herein, Tenant shall not at any time use or occupy the Premises or suffer or permit anyone to use or occupy the Premises, or do anything in or upon the Premises, or suffer or permit anything to be done in, brought into or kept on the Premises, which shall (a) violate the Certificate of Occupancy for the Building; (b) cause injury to the Premises or any portion thereof or any equipment, facilities or systems therein; or (c) constitute a violation of any Legal Requirements.

2.04. Notwithstanding anything to the contrary contained in this lease, Tenant shall not lease or sublease any space in or upon the Real Property or the Building (including the Premises) to, or otherwise permit the use of any portion of the space in or on the Real Property or the Building by any tenants or occupants who would use the space for any of the following uses: (i) offices of any governmental agency or quasi-governmental agency, including with respect to any foreign government or the United Nations, an embassy or consulate office, or any agency or department of the foregoing; (ii) medical, dental or other therapeutic or diagnostic services as opposed to medical or health facilities which are ancillary and incidental to Tenant’s primary use of the Premises, (iii) abortion clinics; (iv) manufacture, distribution or sale of pornography; (v) dry cleaning plants (as opposed to dry cleaning and laundry stores which do not perform, on site, dry cleaning services); (vi) establishments whose primary sales on their premises are alcoholic beverages; (vii) foreign governments and/or any other entity or person that is entitled to sovereign immunity; (viii) military recruitment office; (ix) retail use on any Office Floor with off-street public traffic; (x) residential or hotel purposes, (xi) school or classroom (but not training and classroom facilities that are ancillary to the use of the Premises for the uses permitted hereunder); (xii) manufacturing, and (xiii) any use that would violate any Legal Requirement or the Certificate of Occupancy for the Building or that is illegal. Each of the uses which are precluded by this Section 2.04 are herein called a “Prohibited Use”. Notwithstanding any of the foregoing, in no event shall any use of the Premises existing as of the date hereof by any Citigroup Tenant or permitted under any Current Occupancy Agreement (so long as any such Currency Occupancy Agreement is in effect, including any amendment, modification or renewal thereof) constitute a Prohibited Use with respect to the portion of the Premises so used unless such use is illegal or falls within the use specified in clauses (i) or (ii) above. Any dispute between Landlord and Tenant as to whether or not a proposed use constitutes a Prohibited Use shall be resolved by arbitration in accordance with the provisions of Article 37.

ARTICLE 3

Taxes and Operating Expenses

3.01. The terms defined below shall for the purposes of this lease have the meanings herein specified:

(a) “Landlord Compliance Capital Item” shall mean any repair or alteration which should be capitalized in accordance with generally accepted accounting principles, consistently applied (herein called “GAAP”) which is required to comply with any Legal Requirement in respect of the Premises or the use and occupation thereof, and which is made at any time during the Term following the tenth (10th) anniversary of the Commencement Date (the “Capital Date”), and which is not (i) included within the definition of Tenant Compliance Capital Item or (ii) a repair or alteration that was required to be performed prior to the Capital Date but was not performed at such time due to Tenant’s exercising its right to contest such Legal Requirement in accordance with Section 8.02(a), which repair or alteration shall be the sole responsibility of Tenant. Notwithstanding anything to the contrary contained in this lease: (i) in all instances in this lease where an item is required to be amortized in accordance with GAAP, it is agreed that such item shall be amortized over its Useful Life, (ii) the Useful Life of any such item shall be deemed to commence when such item has been installed and has been made operational, and (iii) any dispute between Landlord and Tenant over the Useful Life of an item shall be submitted to expedited arbitration in accordance with the provisions of Article 37.

(b) “Landlord R&M Capital Item” shall mean any repair or replacement in respect of the Premises or the use and occupation thereof (other than any Tenant R&M Capital Item) which should be capitalized in accordance with GAAP and which is made at any time during the Term following the Capital Date.

(c) “Landlord Reimbursement Amounts” shall mean the amounts of any Landlord Reimbursement Items.

(d) “Landlord Reimbursement Items” shall mean, collectively, Reimbursement Operating Expenses, Reimbursement Taxes, Tenant-Funded Residual Cap Ex Amounts (to the extent not received by or on behalf of Tenant for such purpose from casualty insurance or condemnation proceeds) and any other items that are designated as Landlord Reimbursement Items in any other provision of this lease.

(e) “Net Taxes Additional Charges” shall mean the aggregate of Tax Payments less Reimbursement Taxes.

(f) “Operating Expenses” shall mean all amounts paid by Tenant in connection with the repair, replacement, maintenance, operation, and/or the security of the Real Property prior to and during the Term, except to the extent that such costs constitute Taxes.

(g) “Real Property” shall mean, collectively, the Building and all fixtures, facilities, machinery, equipment and other personal property used in the operation, maintenance and/or repair thereof, including, but not limited to, all cables, fans, pumps, boilers, heating and cooling equipment, wiring and electrical fixtures and metering, control and distribution equipment, component parts of the HVAC, electrical, plumbing, elevator and any life or property protection systems (including, without limitation, sprinkler systems), window washing equipment and snow removal equipment), the Land, any property beneath the Land, the curbs, sidewalks and plazas on and/or immediately adjoining the Land, and all easements, air rights, development rights and other appurtenances benefiting the Building or the Land or both the Land and the Building but excluding “Floor Area Development Rights” (as defined in the Zoning Resolution of the City of New York, effective as of December 15, 1961, as amended from time to time), if any, attributable to the Building.

(h) “Reimbursement Operating Expenses” shall mean that portion, if any, of the Operating Expenses paid by Tenant pursuant to the terms hereof which represents:

(1)	with respect to any Landlord Compliance Capital Item or Landlord R&M Capital Item which has a Useful Life that extends beyond the Expiration Date (herein collectively called an “Extended Landlord Capital Item”), that portion of the cost of any such Extended Landlord Capital Item that is allocable to the portion of its Useful Life occurring after the Expiration Date amortized on a straight-line basis in accordance with GAAP; provided, however, that

(i) [intentionally omitted]

(ii) with respect to any Extended Landlord Capital Item performed after the Capital Date during the initial term or any of the Extension Terms where there remain no further Extension Terms, or Tenant has not exercised an option for the forthcoming Extension Term, then the portion of the cost of such Extended Landlord Capital Item that relates to the portion of its Useful Life occurring after the Expiration Date will constitute Reimbursement Operating Expenses.

To illustrate and without limitation:

if with two (2) years remaining in the Third Extension Term, Tenant pays $10,000 to replace a component of the Building’s base building air conditioning system which constitutes a Landlord Compliance Capital Item or a Landlord R&M Capital Item and has a Useful Life of ten (10) years, the sum of $8,000 will constitute Reimbursement Operating Expenses.

(2)	amounts paid by Tenant which are thereafter reimbursed or credited to Landlord, whether by insurance or casualty proceeds or condemnation proceeds, warrantees or otherwise, together with interest thereon to the extent received by Landlord (except to the extent, but only to the extent, that Tenant is an indirect beneficiary of such reimbursement or credit); and

(3)	expenses paid by Tenant and reimbursed directly to Landlord by third parties.

(i) “Reimbursement Taxes” shall mean any taxes that are payable by Landlord and are paid by Tenant on behalf of Landlord pursuant to this lease which are excluded from the definition of Taxes or which are allocable to the period occurring after the Expiration Date.

(j) “Taxes” shall mean (i) the real estate taxes, vault taxes, water and sewer rents, use and occupancy taxes, licenses and permit fees and other governmental levies and charges, assessments and special assessments and business improvement district or similar charges levied, assessed or imposed upon or with respect to the Real Property by any federal, state, municipal or other governments or governmental bodies or authorities (after giving effect to any tax credits, exemptions and abatements) and (ii) all taxes assessed or imposed with respect to the rentals payable hereunder other than general income and gross receipts taxes, or in respect of any franchise, easement, right, license or permit appurtenant to the use of the Premises, and in the case of any item under clause (i) or (ii), whether general and special, ordinary and extraordinary, unforeseen and foreseen of any kind and nature whatsoever. If at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such taxes under clause (i) or (ii), there shall be levied, assessed or imposed upon or with respect to the Real Property (A) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (B) any other such additional or substitute tax, assessment, levy, imposition, fee or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term “Taxes” for the purposes hereof. Any dispute between Landlord and Tenant as to whether any taxes, assessments, levies, impositions, fees or charges should be included in Taxes as amounts which are includable on the basis that they are “in addition to” Taxes in accordance with the proviso at the end of the immediately preceding sentence shall be determined by expedited arbitration in accordance with the provisions of Article 37. Notwithstanding anything to the contrary contained herein, the term “Taxes” shall exclude any taxes imposed in connection with a transfer of the Real Property or any refinancing thereof (for example but without limitation, transfer taxes and mortgage recording taxes); it being understood and agreed for the avoidance of doubt, Taxes shall include any increase in the amount of any tax described in clause (i) and (ii) of this paragraph due to any such transfer or refinancing, and shall further exclude any net income, franchise or “value added” tax, inheritance tax or estate tax imposed or constituting a lien upon Landlord or all or any part of the Building or the Land, except to the extent, but only to the extent, that any of the foregoing are hereafter assessed against owners or lessors of real property in their capacity as such (as opposed to any such taxes which are of general applicability) in lieu of, in addition to or as a substitute for, the whole or any part of such the taxes described in clause (i) and (ii) of this paragraph). Notwithstanding anything to the contrary contained in this lease, if an assessed valuation of the Land or Building shall include an assessed valuation amount allocable to (x) an addition of new space in the Building made by or behalf of Landlord or any other party to which Landlord may have conveyed such right (without suggesting that Landlord or any other party shall have the right to add new space to the Building without Tenant’s written consent, which consent Tenant shall have the right to withhold in its sole discretion), or (y) to an addition of an amenity in the Building made by or behalf of Landlord or any other party to which Landlord may have conveyed such right which is not available for the use or benefit of Tenant (without suggesting that Landlord or any other party shall have the right to add any such amenity to the Building without Tenant’s written consent, which consent Tenant shall have the right to withhold in its sole discretion), then in any such case which occurs after the date of this lease, then the computation of Taxes shall not include any amount which would otherwise constitute Taxes payable by reason of the addition of such new space or amenity, as the case may be.

(k) “Tax Year” shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the Term, or such other period of twelve (12) months occurring during the Term as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

(l) “Tenant Compliance Capital Item” shall mean any repair, replacement or alteration which should be capitalized in accordance with GAAP and which is required to comply with any Legal Requirement in respect of the Premises arising from (a) Tenant’s particular manner of use of the Premises (other than arising out of the mere use of the Premises as executive and general offices or retail purposes or which are of a building wide application), (b) the particular manner of conduct of Tenant’s business or operation of its installations, equipment or other property therein (other than arising out of the mere use of the Premises as executive and general offices or retail purposes or which are of a building wide application), (c) any cause or condition created by or at the instance of Tenant (other than the mere use of the Premises as executive and general offices or retail purposes or which are of a building wide application), (d) the breach of any of Tenant’s obligations hereunder, or (e) the negligence of Tenant or any of its agents (provided and to the extent applicable that Landlord has purchased the insurance required to be carried by Landlord pursuant to Article 9 and the insurance carrier fails or refuses to provide coverage with respect to such negligence, and provided further that Landlord shall file a claim with its insurance carrier for the cost of any such repair, replacement or alteration, diligently prosecute such claim and pay over to Tenant any amounts recovered from such insurance carrier in connection therewith, not to exceed the amounts actually paid by Tenant with respect to such repair, replacement or alteration); it being understood and agreed that unless the need for the same arises out of one or more of the causes set forth in clauses (a) through (e) of above, from and after the Capital Date, if any, the term “Tenant Compliance Capital Item” shall not include (w) structural repairs or alterations in or to the Premises (other than Leasehold Improvements), (x) repairs or alterations to the vertical portions of Building Systems or facilities serving the Premises or to any portions of Building Systems (but shall include repairs to horizontal extensions of, or Alterations to, such Building Systems or facilities that do serve the Premises, such as electrical or HVAC distribution within Office Floors), or (y) repairs or alterations to the exterior walls or the windows of the Building or the portions of any window sills outside such windows, in any such case which should be capitalized in accordance with GAAP and which are required to comply with any Legal Requirement.

(m) “Tenant-Funded Residual Cap Ex Amounts” shall mean those portions, if any, of the cost of any Landlord Compliance Capital Item or Landlord R&M Capital Item paid for by Tenant as Operating Expenses and not otherwise included in Reimbursement Operating Expenses, which is allocable to the Useful Life of such Landlord Compliance Capital Item or Landlord R&M Capital Item occurring after (i) the early termination of this lease (subject to the provisions of Section 3.05(b)) or (ii) the non-occurrence of the Extension Term after Tenant shall have exercised an Extension Option with respect thereto, in any of the cases described above for any reason whatsoever.

(n) “Tenant R&M Capital Item” shall mean any repair or replacement in and to the Premises which should be capitalized in accordance with GAAP arising from (a) the performance, existence or removal of Leasehold Improvements, (b) the installation, use or operation of Tenant’s Property, (c) the moving of Tenant’s Property in or out of the Building, (d) the act, omission (where an affirmative duty to act exists), misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees (provided and to the extent that Landlord has purchased the insurance required to be carried by Landlord pursuant to Article 9 and the insurance carrier fails or refuses to provide coverage with respect to such act, omission, misuse or neglect, and provided further that Landlord shall file a claim with its insurance carrier for the cost of any such repair or replacement, diligently prosecute such claim and pay over to Tenant any amounts recovered from such insurance carrier in connection therewith, not to exceed the amounts actually paid by Tenant with respect to such repair or replacement), (e) Tenant’s particular manner of use of the Premises (other than arising out of the mere use of the Premises as executive and general offices or retail purpose) or (f) design flaws in any of Tenant’s plans and specifications for Leasehold Improvements. Tenant R&M Capital Item shall not include (i) repairs to or replacements of any structural elements of the Building which should be capitalized in accordance with GAAP, (ii) repairs to or replacements of the vertical portions of Building Systems or facilities serving the Premises which should be capitalized in accordance with GAAP (i.e., excluding repairs to or replacements of horizontal extensions of or Alterations to such Building Systems or facilities, such as electrical or HVAC distribution within an Office Floor) or (iii) repairs to or replacements of the exterior walls or the windows of the Building, or the portions of any window sills outside such windows, in any case except to the extent, but only to the extent, the need for such repairs or replacements arises prior to the Capital Date, if any, or out of one or more of the causes set forth in clauses (a) through (f) above. Furthermore, Tenant R&M Capital Item shall not include any item of repair or replacement the need for which arises from Landlord’s negligence or willful misconduct (provided that Tenant has purchased the insurance required to be carried by Tenant pursuant to Article 9 and the insurance carrier fails or refuses to provide coverage with respect to such negligence, and provided further that Tenant shall file a claim with its insurance carrier for the cost of any such repair or replacement, diligently prosecute such claim and pay over to Landlord any amounts recovered from such insurance carrier in connection therewith, not to exceed the amounts actually paid by Landlord with respect to such repair, replacement or alteration), and the entire cost of any such item shall constitute a Landlord Reimbursement Item except to the extent that Tenant is paid any insurance proceeds in connection therewith.

(o) “Useful Life” shall mean, with respect to any item, the useful life of such item as determined in accordance with GAAP, if and to the extent that GAAP provides a basis for determining such useful life, but in each case not to exceed fifteen (15) years with respect to any item.

3.02. (a) Tenant shall pay directly to the City of New York or other applicable taxing authority, as Additional Charges, an amount (herein called the “Tax Payment”) equal to one hundred percent (100%) of the Taxes payable for each Tax Year or part thereof which shall occur during and prior to the Term. Subject to Section 3.02(c), the Tax Payments shall be made as and when they are due and payable without penalty (but with interest to the extent permissible) to the City of New York or other applicable taxing authority and Tenant shall contemporaneously provide Landlord with evidence of such payment; provided, however, Tenant may pay Taxes in installments (together with interest on any deferred payments) if permitted by the applicable authorities.

(b) If Landlord or Tenant shall receive any refund or credit with respect to any Tax Payment made by Tenant (whether on, prior to or following the Commencement Date), the entire amount of such refund or credit shall be payable to Tenant, except to the extent, but only to the extent, if any, that such refund or credit is with respect to Reimbursement Taxes which have been paid to Tenant.

(c) (i) Subject to compliance with the requirements of Section 3.02(c)(ii), Tenant, at Tenant’s sole cost and expense, shall have the exclusive right to seek reductions in the real estate taxes and/or the assessed valuation of the Real Property and prosecute any action or proceeding in connection therewith by appropriate proceedings diligently conducted in good faith, in accordance with the Charter and Administrative Code of New York City. Notwithstanding the foregoing, during the last two (2) years of the Term (taking into account any Extension Option exercised by Tenant) Tenant, at Tenant’s sole cost and expense, shall exercise such right with respect to said last two (2) years (herein called a “Required Cert Proceeding”); provided, however, that Tenant shall not be required to do so for any such year if Tenant obtains and provides to Landlord with respect to such year a letter from a recognized certiorari attorney or consultant that, in such person’s opinion, it would not be advisable or productive to bring any such application or proceeding (without taking into account any considerations with respect to any other properties owned by Tenant or any affiliate of Tenant in the City of New York). In connection with any Required Cert Proceeding, Landlord shall have the right to attend all meetings between Tenant and Tenant’s certiorari attorney and/or consultant, and Tenant shall act reasonably in accepting Landlord’s recommendations in connection with any such Required Cert Proceeding. If Tenant elects to exercise such rights (or if Tenant is required to exercise such rights pursuant to the foregoing provisions of this Section), Landlord will offer no objection and, at the request of Tenant, will cooperate in all reasonable respects with Tenant in effecting any such reduction, abatement or refund. Landlord shall not be required to join in any proceedings referred to in this Section unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by and/or in the name of Landlord or any owner of the Real Property, in which event Landlord shall join in such proceedings or permit the same to be brought in its name, subject to the following: (1) Landlord’s sole obligation in that regard shall be to execute documents, and undertake other ministerial acts, which must be executed by Landlord or any owner of the Real Property (and Landlord shall never be obligated to execute any such documents unless the information set forth therein is accurate in all material respects and such documents are otherwise in form reasonably acceptable to it); (2) any document submitted by Tenant to Landlord shall be deemed accompanied by Tenant’s certification that the information set forth in such document is accurate in all respects; and (3) Tenant shall indemnify, defend and save Landlord free and harmless from and against any claims, liabilities, costs and expenses (including, without limitation, reasonable counsel fees) incurred in connection with, or otherwise resulting from such proceedings (including, without limitation, those incurred in connection with, or otherwise resulting from, Landlord’s execution of any such documents or Landlord’s taking of any such ministerial acts).

(ii) Tenant shall have the right to contest, at its sole cost and expense, the amount or validity, in whole or in part, of any Taxes by appropriate proceedings diligently conducted in good faith, if, and only as long as:

(A) Neither the Real Property nor any part thereof, could be, by reason of such postponement or deferment, in danger of being forfeited and Landlord is not in danger of being subjected to criminal liability or penalty or civil liability or penalty by reason of nonpayment thereof, and

(B) Tenant shall have timely paid the Taxes in full prior to such challenge; provided, however, if any such payment would void or render moot any such challenge and that to the extent Legal Requirements permit Tenant to challenge any real estate taxes prior to the payment of the same, then Tenant may so challenge such Taxes prior to the payment thereof.

(iii) On or prior to the Expiration Date, Tenant shall assign to Landlord the prosecution of any on-going contest referred to in this Section 3.02(c) which effects a Tax Year subsequent to the Expiration Date. In any such event, Landlord shall pursue such contest in good faith. Landlord shall have not have the right to settle any contest which effects a Tax Year prior to and/or including the Expiration Date without the consent of Tenant, which consent shall not be unreasonably withheld. The provisions of Section 3.02(b) shall apply to any refund of Taxes resulting from the prosecution of any such contest so assigned to Landlord to the extent any such refund relates to the period prior to and including the Expiration Date.

3.03. (a) Subject to the applicable terms and conditions of this lease, Tenant shall (or shall cause its managing agent to), at its sole cost and expense, manage and operate the Real Property in accordance with the First-Class Landlord Standard and make repairs and replacements thereto (including, without limitation, any such repairs or replacements that constitute Landlord Compliance Capital Items or Landlord R&M Capital Items, subject to reimbursement of all or a portion of the cost thereof to the extent required in accordance with the provisions of this Article 3 and except as otherwise provided in Section 3.04(d)) in accordance with Article 13 hereof. Subject to the applicable terms and conditions of this lease, Tenant shall also, at its sole cost and expense (but subject to reimbursement of any Landlord Reimbursement Amounts in accordance with this Article 3), provide such services to the Premises as may be required by Tenant and any persons claiming by, through or under Tenant.

(b) On the Commencement Date, Landlord shall make available to Tenant, and provide Tenant with the benefit of, all licenses, permits,

approvals, authorizations, guaranties and warranties required for the use and operation of the Buildings which were assigned to Landlord, if any, in connection with the acquisition of the Real Property and, in furtherance of the foregoing, Landlord and Tenant shall enter into such agreements, on terms mutually satisfactory to the parties thereto, as may necessary, to provide Tenant with the benefit of such licenses, permits, approvals, authorizations, guaranties and warranties as may be required for the use and operation of the Premises.

(c) To the extent requested by Landlord, Tenant will schedule meetings with Landlord at the Building (but not more frequently than once every three (3) months during which Tenant (and/or Tenant’s managing agent) will advise Landlord as to matters related to the management, operation and maintenance of the Building; provided that if Tenant has elected not to renew this lease for any Extension Term, during the last eighteen (18) months of the then current term, Tenant and Landlord shall meet more frequently in order to facilitate a smooth transition of the Premises upon expiration of this lease. Furthermore, Landlord and persons authorized by Landlord shall have the right, at scheduled times to be mutually agreed to by Tenant and Landlord (but not more frequently than once per month; provided that if Tenant has elected not to renew this lease for any Extension Term, during the last eighteen (18) months of the then current term, more frequently than as aforementioned in order to facilitate a smooth transition of the Premises upon expiration of this lease or in the case of an emergency, to enter and/or pass through the Premises to inspect the Premises provided Landlord shall use reasonable efforts to minimize any interference with Tenant’s business operations and shall be accompanied by a designated representative of Tenant if Tenant shall have made such representative available. Notwithstanding the foregoing, Landlord acknowledges that Tenant may, from time to time, have certain security or confidentiality requirements such that portions of the Premises shall be locked and/or inaccessible to persons unauthorized by Tenant and such areas will not be made available to Landlord except in the case of an emergency. The provisions of this Section 3.03(b) shall not restrict Landlord’s right to access the Premises in accordance with Section 16.01 and Section 16.02.

(d) Tenant shall keep and maintain at all times full and correct copies of all material licenses, permits, guarantees and warranties, with respect to the operation and maintenance of the Real Property, and all material records in connection with repairs and Alterations to, and service and maintenance of, the Real Property and in connection with the operation of the Real Property in general (in contradiction to the operation of Tenant’s business), and shall preserve the foregoing for a period of six (6) years (collectively, “Material Documents”). Within thirty (30) days after request by Landlord (but no more often than once in any period of twelve (12) months; provided that if Tenant has elected not to renew this lease for any Extension Term, during the last eighteen (18) months of the applicable term, more frequently than as aforementioned in order to facilitate a smooth transition of the Premises upon expiration of this lease, Tenant shall make said Material Documents available from time to time for inspection by Landlord and Landlord’s designee during reasonable business hours at a location designated by Tenant in New York City, and, at Landlord’s request, at Landlord’s sole cost and expense, Landlord can make copies thereof. Landlord agrees, and shall cause its designee to agree, to keep confidential any and all information contained in such Material Documents, except as may be required (1) by applicable Legal Requirements or (2) by a court of competent jurisdiction or arbitrator or in connection with any action or proceeding before a court of competent jurisdiction or arbitrator; or (3) to Landlord’s attorneys, accountants and other professionals; and Landlord will confirm and cause its designee to confirm such agreement in a separate written agreement, if requested by Tenant.

(e) Tenant shall not change or seek to change in any manner the “zoning lots” or “tax lots” which currently constitute the Real Property or use, transfer or encumber in any manner any “Floor Area Development Rights” attributable to the Real Property, if any, and not currently used in the Premises, in each case without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion. Landlord shall not change or seek to change in any manner the “zoning lots” or “tax lots” which currently constitute the Real Property nor shall Landlord or any other party to whom Landlord may transfer any “Floor Area Development Rights” attributable to the Real Property, if any, add space to, or otherwise increase the size of, the Building pursuant to such Floor Area Development Rights, if any, or otherwise so long as this lease is in effect.

3.04. (a) Except in the case of an emergency, or as otherwise may be required by Legal Requirements, Tenant, before proceeding with any repair, alteration or improvement which Tenant intends to treat as an Extended Landlord Capital Item, shall give a notice to Landlord (herein called an “Extended Landlord Capital Item Notice”), setting forth (i) an explanation of the facts which lead Tenant to determine that a prudent non-institutional owner of a Comparable Building would perform such Extended Landlord Capital Item at such time (herein called the “First-Class Landlord Standard”), (ii) the estimated cost of such Extended Landlord Capital Item (herein called the (“Extended Item Cost”), (iii) Tenant’s determination of the Useful Life of such Extended Landlord Capital Item (herein called the “Useful Life Estimate”) an/or (iv) whether a prudent non-institutional owner of a Comparable Building in the ordinary course of business would have performed such Extended Landlord Capital Item prior to the Capital Date (herein called “Delayed Performance”). If Tenant proceeds to perform an Extended Landlord Capital Item on an emergency basis or as otherwise set forth above, Tenant shall promptly give an Extended Landlord Capital Item Notice in connection therewith. Landlord shall have the right, which may be exercised within fifteen (15) Business Days following the giving of an Extended Landlord Capital Item Notice, to give a notice to Tenant (herein called an “Extended Item Response Notice”), (x) disputing (A) whether the First-Class Landlord Standard has been met, (B) the Extended Item Cost and/or (C) the Useful Life Estimate, or (y) subject to the provisions of Section 3.04(d) below, electing not to reimburse Tenant for the subject Extended Landlord Capital Item (“Non-Reimbursement Election”). In the event that Landlord fails to give an Extended Item Response Notice within such fifteen (15) Business Day period, Tenant shall have the right to give a second notice to Landlord, which notice shall state that if Landlord fails to give an Extended Item Response Notice within five (5) Business Days after the giving of such second notice to Tenant, time being of the essence with respect to the giving of the Extended Item Response Notice, then Landlord shall be deemed to have waived its right to dispute the three items set forth in the Extended Landlord Capital Item Notice and/or elect not to reimburse Tenant for the subject Extended Landlord Capital Item subject to Section 3.04(d). In the event that Landlord fails to give an Extended Item Response Notice within such five (5) Business Day period, or in the event that Landlord gives a timely Extended Item Response Notice which fails to dispute one or more of the three items set forth in the Extended Landlord Capital Item Notice, Landlord shall be deemed to have waived its right to dispute either all of such items or the items which Landlord failed to dispute in its Extended Item Response Notice, as the case may be. Tenant shall have the right, subject to the provisions of Article 11 and the provisions of this Section 3.04 setting forth Landlord’s dispute rights, to proceed with the performance of an Extended Landlord Capital Item notwithstanding that Landlord may have given an Extended Item Response Notice and the dispute set forth therein has not been resolved, or prior to the expiration of the time period in which Landlord has the right to give an Extended Item Response Notice.

(b) If Landlord gives a timely Extended Item Response Notice and the parties are unable to resolve the dispute within ten (10) Business Days after the giving of the Extended Item Response Notice, either party, at any time thereafter, may submit the dispute to a binding, expedited arbitration in accordance with the provisions of Article 37. If an arbitrator appointed in accordance with Article 37 determines that Tenant failed to meet the First-Class Landlord Standard and that the repair, improvement or alteration in question was unnecessary or that the repair or alteration in question was the subject of Delayed Performance, then the repair, improvement or alteration in question shall not be treated as an Extended Landlord Capital Item, and Landlord shall not be required to reimburse Tenant for any portion of the cost of such repair, improvement or alteration. If an arbitrator appointed in accordance with Article 37 determines that Tenant failed to meet the First-Class Landlord Standard, but that a less expensive repair, improvement or alteration would have been made by a first-class non-institutional owner of a Comparable Building at that time, then such arbitrator shall set an Extended Item Cost and Useful Life Estimate to be used by the parties to calculate the appropriate amount of Reimbursement Operating Expenses in connection therewith. If an arbitrator appointed in accordance with Article 37 determines that Tenant succeeded in meeting the First-Class Landlord Standard, but disagrees with the Extended Item Cost and/or the Useful Life Estimate contained in the Extended Landlord Capital Item Notice, then such arbitrator shall set an Extended Item Cost and/or Useful Life Estimate to be used by the parties to calculate the appropriate amount of Reimbursement Operating Expenses in connection therewith.

(c) With respect to any repair, alteration or improvement performed by Tenant which is treated as an Extended Landlord Capital Item, Tenant shall provide to Landlord, within a reasonable time after completion of such repair, alteration or improvement, (i) reasonable evidence of payment in full for such repair, alteration or improvement together with an amortization schedule for such item prepared in accordance with Section 3.01(i)(1), (ii) copies of any sign-offs required to be issued by the New York City Department of Buildings in connection therewith, (iii) lien waivers from the contractors who shall have performed such repair, alteration or improvement, and (iv) a certificate signed by Tenant’s architect certifying as to the completion of same. Landlord’s obligation to pay any Landlord Reimbursement Amounts payable by Landlord hereunder with respect to any such repair, alteration or improvement shall be conditioned upon Landlord’s receipt of the foregoing items to the extent applicable to such Extended Landlord Capital Item.

(d) Notwithstanding anything to the contrary contained in Section 3.04(a), Landlord shall only be entitled to make a Non-Reimbursement Election if (x) at the time of the giving of such Extended Capital Item Notice Tenant has not exercised an Extension Option which extends the Term beyond the then current Term of this lease (i.e., Landlord shall only be entitled to make the election under this clause (x) if there are three (3) or less years remaining in the Term and Tenant has not exercised any Extension Option set forth in Article 36), and (y) in lieu of performing such Extended Landlord Capital Item, it is feasible not to diminish Building services below those generally provided by prudent non-institutional owners of Comparable Buildings (other than to a de minimis degree) through a repair and maintenance program (“Alternative R&M Program”) with respect to the system or item in question; it being understood and agreed that if such Extended Landlord Capital Item can be avoided through an Alternative R&M Program, Landlord shall be obligated to pay to Tenant an amount equal to the excess, if any, of (A) the cost the Alternative R&M Program, over (B) the portion of the cost of the Extended Landlord Capital Item that Tenant would have otherwise been responsible for under this Section 3.04 had such Extended Landlord Capital Item been made, which amount shall be payable by Landlord within thirty (30) days following Tenant’s submission to Landlord of an invoice therefor together with documentation reasonably evidencing such excess cost. Any dispute between the parties regarding the subject matter of this Section 3.04(d) may be resolved by expedited arbitration pursuant to Article 37.

3.05. (a) At any time from and after the Expiration Date, Tenant shall have the right to issue invoices to Landlord for Landlord Reimbursement Amounts (each, a “Landlord Reimbursement Notice”). Subject to the provisions of Section 3.04 and this Section 3.05, Landlord shall pay to Tenant the Landlord Reimbursement Amounts shown on any Landlord Reimbursement Notice within thirty (30) days after the giving of such Landlord Reimbursement Notice. Subject to the provisions of Section 3.04 and this Section 3.05, in the event that Landlord fails to pay any Landlord Reimbursement Amounts within such thirty (30) day period, and, after the expiration of such thirty (30) day period, such failure continues for an additional five (5) Business Days after written notice thereof has been given to Landlord, such Landlord Reimbursement Amounts shall bear interest at the Interest Rate from the date on which the Landlord Reimbursement Notice is deemed given in accordance with the provisions of Article 29 until paid.

(b) In the event that this lease shall be terminated under the provisions of Article 22, or in the event that Landlord shall reenter the Premises under the provisions of Article 23, or in the event of the termination of this lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, any Landlord Reimbursement Amounts that are then or shall thereafter become due and payable to Tenant hereunder shall be applied as a credit against any sums, including, without limitation, damages, due Landlord hereunder (but only to the extent that Landlord otherwise recovers the full measure of the damages to which it is entitled under this lease) and Landlord shall have no obligation to pay same except to the extent the Landlord Reimbursement Amounts exceeds Landlord’s full measure of damages.

(c) Landlord shall have the right, upon reasonable prior notice to Tenant, which may be given by Landlord within ninety (90) days following the giving of a Landlord Reimbursement Notice (such notice being herein called the “Audit Notice”; and such period being herein called the “Audit Period”), to have Landlord’s designated Audit Representative (as designated in such Audit Notice) examine Tenant’s books and records (collectively “Records”) with respect to the Landlord Reimbursement Item set forth in such Landlord Reimbursement Notice (provided that any such audit shall be completed within the Audit Period) at a location designated by Tenant, and, within ten (10) Business Days after completion of such audit (herein called the “Dispute Period”), to give a notice to Tenant (herein called a “Reimbursement Dispute Notice”), time being of the essence with respect to the giving of both the Audit Notice and the Reimbursement Dispute Notice, disputing (i) the appropriateness of any Landlord Reimbursement Item set forth in a Landlord Reimbursement Notice or (ii) the calculation of any Landlord Reimbursement Amount set forth in any Landlord Reimbursement Notice; provided, that, in no event shall Landlord be entitled to dispute any matter relating to any Extended Landlord Capital Item that Landlord was entitled to dispute under Section 3.04 and which Landlord did not dispute, was deemed to have waived or was otherwise resolved in Tenant’s favor. For example and without limitation, if Landlord failed to dispute an Extended Item Cost set forth in a Extended Landlord Capital Item Notice, Landlord shall only have the right to dispute that portion of such Extended Item Cost set forth in a Landlord Reimbursement Notice that exceeds the Extended Item Cost set forth in the Extended Landlord Capital Item Notice for the particular item in question. In making such examination, Landlord agrees, and shall cause its Audit Representative to agree, to keep confidential (A) any and all information contained in such Records and (B) the circumstances and details pertaining to such examination and any dispute or settlement between Landlord and Tenant arising out of such examination, except as may be required (1) by applicable Legal Requirements or (2) by a court of competent jurisdiction or arbitrator or in connection with any action or proceeding before a court of competent jurisdiction or arbitrator, or (3) to Landlord’s attorneys, accountants and other professionals in connection with any dispute between Landlord and Tenant; and Landlord will confirm and cause its Audit Representative to confirm such agreement in a separate written agreement, if requested by Tenant. In the event that Landlord fails to give a timely Reimbursement Dispute Notice, or gives a timely Reimbursement Dispute Notice which fails to dispute one or more of the items set forth in the Landlord Reimbursement Notice, Landlord shall be deemed to have waived its right to dispute either all of such items or the items which Landlord failed to dispute in its Reimbursement Dispute Notice (the “Undisputed Items”), as the case may be, and notwithstanding the delivery by Landlord of a Reimbursement Dispute Notice, Landlord shall pay the Landlord Reimbursement Amounts with respect to any Undisputed Items within the period required by Section 3.05(a). If Landlord gives a timely Reimbursement Dispute Notice and the parties are unable to resolve the dispute within ten (10) Business Days after the giving of the Reimbursement Dispute Notice, either party, at any time thereafter, may submit the dispute to a binding, expedited arbitration in accordance with the provisions of Article 37. For purposes hereof, the term “Audit Representative” shall mean either (x) a firm of Certified Public Accountants licensed to do business in the State of New York and having not less than ten (10) partners, principals or members, (y) an employee of Landlord or (z) a locally-recognized professional having not less than ten (10) years of expertise in reviewing and/or auditing operating expense statements of first-class office buildings in midtown Manhattan.

(d) If and to the extent that (x) Landlord shall fail to pay any Landlord Reimbursement Amount within the Audit Period and Landlord shall not have given a timely Audit Notice in connection therewith, or (y) Landlord shall fail to pay any Landlord Reimbursement Amount within the Dispute Period and Landlord shall not have given a timely Reimbursement Dispute Notice in connection therewith, or (z) Tenant shall prevail in any arbitration with respect to any Landlord Reimbursement Amount and Landlord fails to pay such sum within thirty (30) days thereafter, and, after the expiration of such thirty (30) day period, such failure continues for an additional five (5) Business Days after written notice thereof has been given to Landlord then to the extent applicable, interest will accrue thereon at the Interest Rate from the date of the Landlord Reimbursement Notice until the date such Landlord Reimbursement Amount together with interest thereon is paid in full.

(e) In addition to any other right herein set forth Tenant shall have the right to pursue all rights and remedies available to it under this lease, at law or in equity arising of Landlord’s failure to make such payments of Landlord Reimbursement Amounts on a timely basis.

3.06. The obligations of Landlord and Tenant under this Article 3 shall survive the expiration or earlier termination of this lease.

ARTICLE 4

Intentionally Omitted

ARTICLE 5

Subordination

5.01. Subject to the provisions of any Conforming SNDA between Tenant and any Superior Mortgagee and/or Superior Lessor, this lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases of the Land and/or the Building hereafter existing and all mortgages which may now or hereafter affect the Premises, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and mortgages and spreaders and consolidations of such mortgages. Any mortgage to which this lease is, at the time referred to, subject and subordinate is herein called “Superior Mortgage” and the holder of a Superior Mortgage is herein called “Superior Mortgagee”, and any lease to which this lease is, at the time referred to, subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease is herein called “Superior Lessor.”

5.02. Landlord hereby represents and warrants that (i) as of the date hereof there are no Superior Leases and (ii) the only existing Superior Mortgage as of the date hereof is that certain Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Rents, dated as of the date hereof, by Landlord in favor of Westdeutsche Immobilienbank AG (such mortgage being herein called the “Existing Superior Mortgage”).

5.03. (a) Tenant hereby acknowledges its receipt of a fully executed subordination, non-disturbance and attornment agreement (herein called an “SNDA Agreement”) with respect to the Existing Superior Mortgage in the form annexed hereto as Exhibit D.

(b) With respect to any and all future Superior Mortgages and Superior Leases, the provisions of Section 5.01 shall be conditioned upon the execution and delivery by and between Tenant and any such Superior Mortgagee or Superior Lessee, as the case may be, of a subordination, non-disturbance and attornment agreement substantially in the form of Exhibit D annexed hereto with respect to a Superior Mortgagee (herein called a “Superior Mortgagee SNDA Agreement”) with such commercially reasonable modifications as such Superior Mortgagee shall require, provided that such modifications do not increase Tenant’s monetary obligations as set forth in this lease or in Exhibit D, modify the Term, or otherwise increase Tenant’s obligations or liabilities or decrease or adversely affect Tenant’s rights as set forth in this lease or in Exhibit D to more than a de minimis extent. Any dispute by Tenant that the form of the Superior Mortgagee SNDA Agreement utilized by the Superior Mortgagee does not meet the requirements set forth in this Section 5.03(b) shall be resolved by arbitration pursuant to Article 37.

ARTICLE 6

Quiet Enjoyment

6.01. So long as this lease has not expired or otherwise been terminated as herein provided, Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this lease and to Superior Mortgages. This covenant shall be construed as a covenant running with the Land, and is not, nor shall it be construed as, a personal covenant of Landlord, except to the extent of Landlord’s interest in the Real Property and only so long as such interest shall continue, and thereafter Landlord shall be relieved of all liability hereunder thereafter arising and this covenant shall be binding only upon subsequent successors in interest of Landlord’s interest in this lease, to the extent of their respective interests, as and when they shall acquire the same, and so long as they shall retain such interest, but nothing contained herein shall be deemed to relieve Landlord of any liability of Landlord which has accrued or arisen through the date on which Landlord transfers its interest in the Premises to a third party.

ARTICLE 7

Assignment, Subletting and Mortgaging

7.01. Subject to the provisions of this Article 7, Tenant may (a) assign or otherwise transfer this lease or the term and estate hereby granted without Landlord’s consent, provided that (i) no assignee of this lease shall be a person that is entitled to sovereign immunity, (ii) no assignee shall be a party whose principal business is owning and/or operating real property, (iii) such assignee shall meet the requirements of clauses (i) and (ii) of Section 35.17 and, if requested by Landlord, shall certify the same to Landlord, and (iv) the Guaranty shall remain in full force and effect and/or (b) mortgage, pledge, encumber or otherwise hypothecate this lease or Tenant’s interest in the Premises or any part thereof in any manner whatsoever (including, without limitation, entering into any Leasehold Mortgage) without Landlord’s consent and/or (c) sublet the Premises or any part thereof (including, without limitation, any portion of the roof) and allow the same to be used, occupied and/or utilized by anyone other than Tenant at any time and from time to time without Landlord’s consent, provided and upon the condition that

(i) this lease and the Guaranty are in full force and effect, (ii) the sublease conforms with the provisions of Sections 7.06 and 7.07, (iii) no subtenant shall be a person that is entitled to sovereign immunity and (iv) each subtenant shall meet the requirements of clauses (i) and (ii) of Section 35.17 and, if requested by Landlord, shall certify the same to Landlord, and (v) no sublease shall be for a Prohibited Use. A list of subleases and other third party agreements that encumber the Real Property as of the date hereof is attached hereto as Schedule 3 (herein called “Current Occupancy Agreements”). Landlord acknowledges that Tenant is entitled to all revenue generated from the Current Occupancy Agreements as well as from any other subleases, licenses, assignments or other agreements entered into by Tenant prior to or during the Term with respect to all or any portion of the Real Property and Tenant acknowledges that it is responsible for all obligations of the lessor under the Current Occupancy Agreements, whether arising before or after the date of this lease. All Current Occupancy Agreements are and shall remain subject and subordinate to this lease. Landlord may at any time request that Tenant obtain from any subtenant then occupying the Premises or a portion thereof, a certification of the type described in clause (b)(iv) to the extent no such certification was previously provided with respect to such subtenant or other occupant.

7.02. For purposes of this lease, the following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any person or entity, any other person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the person or entity in question.

“control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, a person shall be deemed to have “control” of a public corporation if it is the largest shareholder of such corporation and owns or has voting control over not less than twenty-five percent (25%) of all of the then voting stock of such corporation.

“Corporate Successor” shall mean either (i) any corporation or other entity which is a successor to a Citigroup Tenant by merger, consolidation or reorganization or (ii) a purchaser of all or substantially all of the assets of a Citigroup Tenant.

“Named Tenant” shall mean Citigroup Global Markets Inc.

“Citigroup Tenant” shall mean any tenant under this lease from time to time that is either (i) the Named Tenant, (ii) an Affiliate of the Named Tenant, (iii) an immediate or remote Corporate Successor of either the Named Tenant or an Affiliate of the Named Tenant or (iv) an Affiliate of any such immediate or remote Corporate Successor.

7.03. If this lease be assigned, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this lease, Landlord may, after Tenant has defaulted in its obligations hereunder beyond notice and the expiration of any applicable cure periods, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Fixed Rent and Additional Charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 7.01 or any other provision of this lease, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant’s obligations under this lease.

7.04. Any assignment or transfer of this lease shall be made only if, and shall not be effective until, (i) the assignee (except in the case where Tenant and such assignee are the same legal entity) shall execute, acknowledge and deliver to Landlord an agreement whereby the assignee shall assume, from and after the effective date of such assignment (or, in the case of an entity which has purchased all or substantially all of Tenant’s assets or which is a successor to Tenant by merger, acquisition, consolidation or change of control, from and after the Commencement Date) the obligations of this lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions of this Article 7 shall, notwithstanding such assignment or transfer, continue to be binding upon such assignee in respect of all future assignments and transfers, (ii) the assignee (except in the case where Tenant and such assignee are the same legal entity) shall execute and deliver a replacement Escrowed Release in accordance with Article 31, and (iii) Guarantor delivers a ratification of the Guaranty in form and substance reasonably satisfactory to Landlord. The Named Tenant and any subsequent assignor of this lease covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of any of the Fixed Rent and/or Additional Charges by Landlord from an assignee, transferee, or any other party, the Named Tenant (and any subsequent assignor of this lease) shall remain fully liable for the payment of the Fixed Rent and Additional Charges and for the other obligations of this lease on the part of Tenant to be performed or observed.

7.05. (a) The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this lease on Tenant’s part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease; provided however, that in the case of any modification of this lease after an assignment of this lease which increases the obligations of or decreases the rights of Tenant (an “Adverse Assignee

Modification”), the Named Tenant and any subsequent assignor of this lease that is a Citigroup Tenant shall not be liable for any such increase or decrease unless it has given its written consent thereto (which consent may be granted or withheld in such party’s sole discretion), provided and on the condition that the Tenant under this lease at the time of such modification is not Named Tenant or a Citigroup Tenant (an “Unaffiliated Assignee”) and Landlord has been notified in writing thereof; provided, further, however, that, subject to the proviso below, none of the following shall be deemed to be an Adverse Assignee Modification: (A) the exercise of one (1) or more Extension Options hereunder and (B) one (1) or more extensions of the Term by an Unaffiliated Assignee where the terms of any such extension do not strictly conform to the terms of the corresponding Extension Option (other than the length of the term of the extension, which must confirm to the length of the term of the corresponding Extension Option); provided that the Named Tenant, Guarantor and any subsequent assignor of this lease that is a Citigroup Tenant shall not be liable for any increase in obligations in excess of, or decrease in rights below, that which would have occurred had such Unaffiliated Assignee exercised the corresponding Extension Option in strict accordance with the terms of this lease.

(b) Except as otherwise provided in this Article, the listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this lease or in the Premises.

(c) Any assignment, sublease, license or other transfer, and any mortgage, pledge, encumbrance or other hypothecation, made in violation of the provisions of this Article 7 shall be null and void.

7.06. No sublease shall be for a term (including any renewal rights contained in the sublease) extending beyond the day prior to the Expiration Date, except that a sublease may provide for one or more options to extend the term thereof beyond the then current term of this lease; provided that (a) such option shall be conditioned on the timely and effective exercise by Tenant of Tenant’s option under this lease to extend the term hereof for the applicable Extension Term and (b) each such extension of the term of such sublease shall end no later than one day prior to the end of the applicable Extension Term.

7.07. With respect to each and every sublease or subletting under the provisions of this lease entered into after the date hereof (other than the Current Occupancy Agreements, including any amendments or modifications thereto, whether entered into prior to, or following, the date hereof), it is further agreed that:

(a) No such sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of the Sublease Document has been delivered to Landlord;

(b) Each such sublease shall provide that, subject to the provisions of any Landlord’s Nondisturbance Agreement between Landlord and the subtenant thereunder, such sublease shall be subject and subordinate to this lease and to any matters to which this lease is or shall be subordinate, and that in the event of termination, reentry or dispossess by Landlord under this lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under such sublease, (ii) subject to any credit, offset, claim, counterclaim, demand or defense which such subtenant may have against Tenant, (iii) bound by any previous modification of such sublease not consented to by Landlord or by any previous payment of any amount due under this lease more than one (1) month in advance of the due date thereof, (iv) bound by any covenant of Tenant to undertake or complete any construction of the Premises or any portion thereof, (v) required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) responsible for any monies (including without limitation any work allowance) owing by Tenant to the credit of subtenant, (vii) bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such attornment, or (viii) required to remove any person occupying the Premises or any part thereof (the matters described in the foregoing clauses (i) through (viii) being herein collectively called the “Excluded Obligations”);

(c) The provisions of Section 18.02 shall apply in connection with any claim made by any subtenant against Landlord or any Landlord Party in connection with the Excluded Obligations; and

(d) Each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, except in compliance with this Article 7. A sublease meeting all of the requirements set forth in this Section is herein called a “Sublease Document”.

7.08. Each subletting shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Tenant shall and will remain fully liable for the payment of the Fixed Rent and Additional Charges due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article.

7.09. (a) For purposes hereof, the term “Landlord’s Non-Disturbance Agreement” shall mean a Non-Disturbance Agreement substantially in the form annexed hereto as Exhibit G.

(b) Landlord shall, within fifteen (15) Business Days after Tenant’s request accompanied by an executed counterpart of a Qualifying Sublease, deliver a Landlord’s Non-Disturbance Agreement to Tenant and the subtenant under such Qualifying Sublease.

(c) For purposes hereof, the term “Qualifying Sublease” shall mean a direct sublease:

(i) which is with a subtenant which is not entitled to sovereign immunity, and which meets the requirements of clauses (i) and (ii) of Section 35.17 and , if requested by Landlord, shall certify same to Landlord, and whose intended use of the Premises, or the relevant part thereof, will not violate the terms of this lease and is in keeping with the standards of the Building which are consistent with Class A office buildings located in Manhattan that are comparable to the Building (herein called “Comparable Buildings”);

(ii) which is with a subtenant which has either (x) a credit rating of not less than “investment grade” as determined by either Moody’s or Standard & Poor’s (or any successor rating agency) or (y) under the applicable sublease, an annual Minimum Sublease Rent not greater than four percent (4%) of such subtenant’s average net income over the prior three (3) year period;

(iii) which meets all of the applicable requirements of this Article 7 (including, without limitation, the provisions of Section 7.07);

(iv) which demises not less than three (3) full contiguous Office Floors;

(v) which demises the highest or lowest full Office Floor of the Premises, or if one or more Qualifying Subleases is in effect, demising the next contiguous full Office Floor above or below the highest or lowest full Office Floor subject to an Qualifying Sublease then in effect;

(vi) which is for a sublease term of not less than two (2) years;

(vii) which provides for rentals which are equal to or in excess of the Fixed Rent and other amounts payable by Tenant hereunder (on a per rentable square foot basis) for such period (herein called the “Minimum Sublease Rent”), or, in the alternative, provides for a rental rate that is less than the Minimum Sublease Rent, but will automatically be increased to an amount that is equal to all of the same economic terms and conditions, including, without limitation, Fixed Rent and other amounts payable by Tenant hereunder (on a per rentable square foot basis) that would have been applicable as between Landlord and Tenant hereunder with respect to the space demised by such Qualifying Sublease for the period commencing on such date of attornment and ending on the expiration date of such Qualifying Sublease; and

(viii) grants to the subtenant no greater rights and imposes on the subtenant no lesser obligations than those that are generally commensurate with the rights and obligations of subtenants in comparable subleases (both in terms of the size of the demised sublease premises and the identity of the subtenant) in Comparable Buildings (collectively, “Commensurate Rights”). Within fifteen (15) Business Days following Tenant’s submission to Landlord of a proposed sublease for the sole purpose of determining whether or not such sublease contains rights greater than Commensurate Rights, Landlord will advise Tenant in specific detail as to any specific rights granted to the subtenant pursuant to such proposed sublease that Landlord believes are greater than Commensurate Rights. If Landlord fails to notify Tenant of any of the foregoing terms within fifteen (15) Business Days after such proposed sublease has been submitted to Landlord for review and such failure shall continue for five (5) Business Days after Landlord’s receipt of written notice from Tenant making specific reference to the right of Landlord to identify whether or not any rights conveyed under the subject sublease are greater than Commensurate Rights, Landlord shall be deemed to have agreed that the proposed sublease does not convey any rights that are greater than Commensurate Rights, and provided further that in no event shall the sublease provide subtenant with any rights comparable to those in Articles 31, 33 and 36 (provided that subtenant may elect to extend the term of its sublease to coincide with any Extension Term exercised by Tenant). Any disagreement between Landlord and Tenant as to whether or not a proposed sublease conveys rights to a subtenant that are greater than Commensurate Rights may be resolved by expedited arbitration pursuant to Article 37.

7.10. (a) With respect to each Qualifying Sublease for which Landlord provides a Landlord’s Non-disturbance Agreement in accordance with Section 7.09, Tenant shall pay to Landlord fifty percent (50%) of any Sublease Profit derived from such Qualifying Sublease as hereinafter provided.

(b) For purposes of this Article 7, the term “Sublease Profit” shall mean, for the term of the applicable sublease (the “Sublease Term”), Sublease Income less Tenant Costs.

(c) For purposes hereof the term “Sublease Income” shall mean:

(i) any rents, additional charges or other consideration paid under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent and other amounts payable by Tenant hereunder accruing during the Sublease Term under this lease in respect of the subleased or occupied space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof, and

(ii) all sums that are paid to Tenant for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, less:

(A) in the case of a sale of any of the foregoing, the then net unamortized or undepreciated portion (determined on the basis of Tenant’s balance sheet) of the original cost thereof; or

(B) in the case of a rental of any of the foregoing, the fair rental value thereof.

(d) For purposes hereof, the term “Tenant’s Costs” shall mean:

(i) the amount of any commercially reasonable broker’s fee or commissions paid to a broker as a result of any subletting by Tenant hereunder and any transfer, sales or gains taxes incurred and paid by Tenant in connection with such subletting;

(ii) the cost to Tenant of any improvements made to prepare the space in question for the occupancy of the subtenant thereof and any rent abatement and/or concession (including reasonable moving expenses but excluding any lease takeover costs except as set forth below) and/or work allowance (or equivalent) granted by Tenant to any such subtenant in lieu of or in addition to Tenant’s performance of any such improvements made to prepare the space in question for the occupancy of the subtenant or assignee;

(iii) advertising and marketing expenses directly related to the subletting of the space under the Qualifying Sublease;

(iv) reasonable legal fees directly related to the subletting of the space;

(v) the cost to Tenant of any lease takeover costs; provided however, that (A) such lease takeover costs shall be reduced by any amounts received by Tenant in connection therewith, such as sublease rentals paid to Tenant (or its subtenant) under the leases taken over by Tenant, (B) to the extent that any amounts received by Tenant in connection with lease takeover costs exceed such lease takeover costs, the excess shall constitute Sublease Income, and (C) Tenant’s Costs, and their effect on Sublease Profits, as the case may be, shall be recalculated, from time to time at reasonable intervals, to provide for any appropriate adjustments resulting from the receipt by Tenant of such amounts in connection with lease takeover costs;

(vi) the unamortized construction costs of leasehold improvements installed by or on behalf of Tenant in connection with its occupancy of the applicable portion of the Premises, but only to the extent that such improvements are used by the subtenant in connection with its initial occupancy of such portion of the Premises; and

(vii) the unamortized costs of fixtures, furnishings and equipment (herein called “FF&E”) installed by or on behalf of Tenant in connection with its occupancy of the applicable portion of the Premises, but only to the extent that such FF&E are used by the subtenant in connection with its initial occupancy of such portion of the Premises.

For the purposes of computing “Sublease Profit”, Tenant’s Costs with respect thereto shall be deducted as and when they are paid by Tenant (or, as necessary, deducted from future Sublease Profit to the extent that current Tenant’s Costs exceed current Sublease Profit. Any dispute as to the applicable Sublease Profit, if any, may be resolved by expedited arbitration in accordance with Article 37.

(e) Notwithstanding anything to the contrary contained herein, the provisions of Section 7.09 and this Section 7.10 shall not apply with respect to any of the following:

(i) if Tenant is a corporation, the transfer (by one or more transfers) of a majority of the stock of Tenant, or any other mechanism, such as the issuance of additional stock, a stock voting agreement or change in class(es) of stock, irrespective of whether such transfer of stock or other mechanism results in a change of control of Tenant; provided, however, that in any such case such transfer or other mechanism was done for a good business purpose and not principally for the purpose of transferring the leasehold estate in this lease.

(ii) if Tenant is a partnership or joint venture or LLC or other entity, a transfer or one or more transfers, of an interest in the distributions of profits and losses of such partnership, joint venture or LLC or other entity which results in a change of control of Tenant or any other mechanism, such as the creation of additional general partnership or limited partnership interests, which results in a change of control of Tenant, as if such transfer of an interest in the distributions of profits and losses which results in a change of control of Tenant or other mechanism which results in a change of control of Tenant were an assignment of this lease, provided that such transfer was done for a good business purpose and not principally for the purpose of transferring the leasehold estate in this lease.

(iii) an assignment of Tenant’s interest in this lease to a Corporate Successor, provided such an assignment was done for a good business purpose and not principally for the purpose of transferring the leasehold estate in this lease.

(iv) an assignment of Tenant’s interest in this lease, or a sublease of all or a portion of the Premises, to any Affiliate of Tenant.

(v) the simultaneous occupancy of the Premises by means of any occupancy arrangement selected by Tenant (which arrangement does not have to be in writing), or a subletting pursuant to a sublease which conforms with the requirements of Section 7.07, of all or a portion of the Premises to, one or more Tenant’s Affiliates; provided, however, that Landlord shall be given written notice thereof promptly after the effective date of any such sublease or occupancy arrangement accompanied by reasonable evidence of such affiliate relationship and a duplicate original of such sublease (if any). In the event that a Tenant’s Affiliate which is occupying all or any part of the Premises pursuant to an assignment or sublease no longer qualifies as a Tenant’s Affiliate, then the continuation thereafter of such occupancy shall not be subject to Landlord’s consent and such assignee or subtenant shall not be required to vacate the Premises. In the event that a Tenant’s Affiliate is in occupancy of all or any part of the Premises but such occupancy is not pursuant to an assignment or a sublease, the continued occupancy by such entity after such entity no longer qualifies as a Tenant’s Affiliate shall be deemed a transaction to which all of the other terms of this Section 7.10 shall apply.

(vi) an assignment of this lease arising out of the reorganization of Tenant from one form of legal entity into another form of legal entity with substantially the same beneficial ownership.

(vii) the simultaneous occupancy of the Premises by means of any occupancy arrangement selected by Tenant (which arrangement does not have to be in writing), or subletting of a portion of the Premises to, one or more Service and Business Relationship Entities; provided, however, that Landlord shall be given written notice thereof promptly after the effective date of such sublease or occupancy arrangement accompanied by reasonable evidence of the relationship with Tenant, and a duplicate original of such sublease (if applicable) and that such Service and Business Relationship Entities shall not occupy portions of the Premises consisting, in the aggregate, of more than fifteen percent (15%) of the rentable area of the Premises. In the event that a Service and Business Relationship Entity which is occupying a part of the Premises pursuant to a sublease or other written occupancy agreement no longer qualifies as a Service and Business Relationship Entity, then the continuation thereafter of such occupancy shall not be subject to Landlord’s consent and such subtenant or occupant shall not be required to vacate the Premises. In the event that a Service and Business Relationship Entity is in occupancy of all or any part of the Premises but such occupancy is not pursuant to a sublease or other written occupancy agreement, the continued occupancy by such entity after such entity no longer qualifies as a Service and Business Relationship Entity shall be deemed a transaction to which all of the other terms of this Section 7.10 shall apply. The term “Service and Business Relationship Entities” as used herein shall mean (i) persons engaged in providing services to Tenant or to any Affiliate of Tenant, (ii) Tenant’s (or any Affiliate’s of Tenant) attorneys, consultants and other persons with which Tenant (or any Affiliate of Tenant) has a business relationship, (iii) any entity in which Tenant or Tenant’s Affiliate have a financial interest or (iv) persons which have a business function or purpose which is related, complimentary and/or supplementary to the business of Tenant or any Affiliate of Tenant, including, without limitation, any “spin-off” of a business unit of Tenant or any Affiliate of Tenant or persons with which Tenant or any Affiliate of Tenant performs cross-marketing and any persons which are subject by legal requirement to regulatory governance, supervision or administration by Tenant or any Affiliate of Tenant, in each case provided that the purpose of classifying such persons as Service and Business Relationship Entities is for a good business purpose and not to circumvent the provisions of this Section 7.10. Permission to Tenant’s Service and Business Relationship Entities and Tenant’s Affiliates to use the Premises which is not pursuant to a written sublease or other written occupancy agreement shall not create a tenancy or any other interest in the Premises except a license revocable at will which shall cease and expire in any event automatically without notice upon the expiration or termination of this lease and all acts, omissions and operations of such Tenant’s Service and Business Relationship Entities and Tenant’s Affiliates shall be deemed acts, omissions and operations of Tenant.

(viii) if Tenant’s outside accounting firm or any governmental regulatory agencies shall require the use of temporary desk space within the Premises to conduct audits or other regulatory or advisory functions related to Tenant’s business.

ARTICLE 8

Compliance with Laws

8.01. Each of Tenant and Landlord shall give prompt notice to the other of any notice it receives of the violation of any Legal Requirements with respect to the

Premises or the use or occupancy thereof. Tenant shall be responsible for compliance with all Legal Requirements in respect of the Real Property, whether or not such compliance requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, and, subject to this Article 8, shall procure the cancellation or discharge of all notices of violation issued in respect of the Premises, whether issued before the date hereof or during the Term whether related to conditions existing before the date hereof or during the Term (except to the extent such compliance requirement was attributable to any act of Landlord or any of Landlord’s agents). Tenant shall pay all the reasonable out-of-pocket costs and all the reasonable out-of-pocket expenses, and all the fines, penalties and damages which may be imposed upon Landlord by reason of or arising out of Tenant’s failure to fully and promptly comply with and observe the provisions of this Section 8.01. However, Tenant need not comply with any such Legal Requirement so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Premises, in accordance with Section 8.02. Landlord shall pay all the reasonable out-of-pocket costs and all the reasonable out-of-pocket expenses, and all the fines, penalties and damages which may be imposed upon Tenant by reason of or arising out of Landlord’s failure to fully and promptly comply with and observe the provisions of this Section 8.01. However, Landlord need not comply with any such Legal Requirement so long as Landlord shall be contesting the validity thereof, or the applicability thereof to the Premises, in accordance with Section 8.02.

8.02. (a) Tenant, at its expense, after notice to Landlord and any Superior Mortgagee of which Tenant had prior notice, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises, of any Legal Requirement, provided that (a) Landlord shall not be subject to a bona fide threat of criminal penalty or to prosecution for a crime, or any other fine or charge (unless Tenant agrees in writing to indemnify, defend and hold Landlord harmless from and against such non-criminal fine or charge), nor shall the Premises or any part thereof, be subject to a bona fide threat of being condemned or vacated, nor shall the Building or Land, or any part thereof, be subjected to a bona fide threat of any lien (unless Tenant shall remove such lien by bonding or otherwise) or encumbrance nor shall the insurance coverage required to be carried by Tenant hereunder be limited or impaired in any material respect, by reason of non-compliance or otherwise by reason of such contest; (b) except as otherwise provided in this Section 8.02, before the commencement of such contest, Tenant shall furnish to Landlord a cash deposit or other security in amount, form and substance reasonably satisfactory to Landlord and shall indemnify Landlord against the reasonable cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys’ fees and expenses), resulting from or incurred in connection with such contest or non-compliance (provided, however, that Tenant shall not be required to furnish any such cash deposit or other security for so long as the Guaranty is in full force and effect); and (c) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to a bona fide threat of prosecution for a crime if Landlord or any officer, director, partner, shareholder or employee of any of Landlord, as an individual, is threatened to be charged (it being agreed that if applicable Legal Requirements provide that a crime cannot be charged while the same is being contested, then a person shall not be deemed threatened to be charged with such crime during such contest) or is charged with a crime of any kind or degree whatever, unless such charge is withdrawn or disposed of before Landlord or such officer, director, partner, shareholder or employee (as the case may be) is required to plead or answer thereto. In the event Tenant shall have contested any Legal Requirement in accordance with this Section 8.02(a) and if Tenant fails to comply with the applicable determination (whether such determination was made prior to, or following the expiration of the Term), Tenant shall remain responsible for the cost of complying with such Legal Requirement, including the cost of performing the work associated with such compliance (subject to Landlord’s obligation for what would have otherwise been Landlord Reimbursement Amounts) but not for the actual compliance therewith (i.e., performance of the actual work) notwithstanding the expiration or earlier termination of this lease, and shall indemnify Landlord against the reasonable cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys’ fees and expenses), resulting from or incurred in connection with such contest or non-compliance. The provisions of this Section 8.02(a) shall survive the expiration or earlier termination of this lease.

(b) Landlord, at its expense, after notice to Tenant, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises, of any Legal Requirement, in respect of the Real Property that Landlord may be responsible for after the expiration or earlier termination of this lease and which Tenant is not contesting under Section 8.02(a), provided that (i) Tenant shall not be subject to a bona fide threat of criminal penalty or to prosecution for a crime, or any other fine or charge (unless Landlord agrees in writing to indemnify, defend and hold Tenant harmless from and against such non-criminal fine or charge), nor shall the Premises or any part thereof, be subject to a bona fide threat of being condemned or vacated, nor shall the Building or Land, or any part thereof, be subjected to a bona fide threat of any lien (unless Landlord shall remove such lien by bonding or otherwise) or encumbrance, by reason of non-compliance or otherwise by reason of such contest; and (ii) Landlord shall keep Tenant advised as to the status of such proceedings, and to the extent compliance with such Legal Requirement is the obligation of Tenant hereunder, (x) Tenant shall have the right to participate in such contest, including attending all related meeting participation, (y) Landlord shall act reasonably in accepting Tenant’s recommendations in connection with any such contest, and (z) Landlord may not settle any such contest without Tenant approval, which approval shall not be unreasonably withheld. Without limiting the application of the above, Tenant shall be deemed subject to a bona fide threat of prosecution for a crime if Citigroup Tenant or any officer, director, partner, shareholder or employee of any of Citigroup Tenant, as an individual, is threatened to be charged (it being agreed that if applicable Legal Requirements provide that a crime cannot be charged while the same is being contested, then a person shall not be deemed threatened to be charged with such crime during such contest) or is charged with a crime of any kind or degree whatever, unless such charge is withdrawn or disposed of before Citigroup Tenant or such officer, director, partner, shareholder or employee (as the case may be) is required to plead or answer thereto.

8.03. Notwithstanding anything to the contrary contained herein, Tenant shall not be deemed to be in default of Tenant’s obligations under this lease if Tenant shall fail to comply with any such Legal Requirement if, and only if:

(a)	such Legal Requirement obligation is limited to the interior of the Premises, is not related to Hazardous Materials, is not structural in nature and the failure to comply with such Legal Requirement will not have an adverse effect on Building Systems or on the health or safety of any occupant of or visitor to the Building; and

(b)	the failure to comply with such Legal Requirement will not (i) subject Landlord or any Superior Mortgagee to prosecution for a crime or any criminal or civil fine or charge (unless, in the case of a civil fine, Tenant agrees in writing to indemnify, defend and hold such parties harmless from and against any such fine or charge and actually pays any such fine or charge), (ii) subject the Premises or any part thereof to being condemned or vacated, or (iii) subject the Building or Land, or any part thereof, to any lien or encumbrance which is not removed or bonded within the time period required under this lease.

(c)	such failure to comply shall not become Landlord’s obligation to cure upon the expiration or earlier termination of this lease.

8.04. Notwithstanding anything to the contrary contained herein, Tenant shall be responsible for compliance with all Environmental Laws in respect to (i) any Hazardous Materials that are brought onto the Real Property during the Term by Tenant or any of Tenant’s agents or permitted occupants, and (ii) pre-existing latent Hazardous Materials (a substance that is deemed a Hazardous Material as of the date of this lease under applicable Environmental Laws) on the Real Property which were brought onto the Real Property by Tenant, State Street Bank and Trust Company of Connecticut, National Association (the “Prior Owner”) or an Affiliate of either thereof during Tenant’s or Prior Owner’s ownership of the Real Property; provided however Tenant shall not be responsible for (x) any pre-existing Hazardous Materials, if any, noted in that certain Phase I Environmental Site Assessment 388 Greenwich Street NY, NY 10013, August 17, 2007. Prepared for: Citigroup, Inc. 388 Greenwich Street, 5th Floor NY, NY 10013. Hillman Project Number E3-2152.1. By Hillman Group LLC, Nationwide Engineering & Environmental Consulting, provided by Tenant to Landlord or any other environmental report obtained by Landlord with respect to the Real Property prior to the date of this lease or (y) any pre-existing Hazardous Materials discovered by Landlord or any of its employees, agents or contractors during the Term in connection with any activity by any of said parties that is outside the scope of Landlord’s rights under this lease.

ARTICLE 9

Insurance

9.01. Tenant shall not knowingly violate, or knowingly permit the violation of, any condition imposed by any insurance policy then issued in respect of the Real Property and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would subject Landlord or any Superior Mortgagee to any liability or responsibility for personal injury or death or property damage, or which would result in insurance companies of good standing refusing to insure the Real Property, or which would result in the cancellation of or the assertion of any defense by the insurer in whole or in part to claims under any policy of insurance in respect of the Real Property; provided, however, that in no event shall the mere use of the Premises for customary and ordinary office purposes or for any of the current retail uses at the Premises or any other current use or uses of the Real Property, as opposed to the manner of such use, constitute a breach by Tenant of the provisions of this Section 9.01.

9.02. (a) If, by reason of any failure of Tenant to comply with the provisions of this lease, the premiums on Landlord’s insurance that it is required to maintain hereunder shall be higher than they otherwise would be, and Landlord shall notify Tenant of such fact and, if Tenant shall not, as soon as reasonably practicable, but in no event more than twenty (20) days thereafter, rectify such failure so as to prevent the imposition of such increase in premiums, then Tenant shall pay to Landlord within thirty (30) days after demand accompanied by reasonable supporting documentation, for that part of such premiums which shall have been charged to Landlord due to such failure on the part of Tenant.

(b) If, by reason of any failure of Landlord to comply with any provision of this lease, the premiums on Tenant’s insurance that it is required to maintain hereunder shall be higher than they otherwise would be, and Tenant shall notify Landlord of such fact and, if Landlord shall not, as soon as reasonably practicable, but in no event more than twenty (20) days thereafter, rectify such failure so as to prevent the imposition of such increase in premiums, then Landlord shall reimburse Tenant for that part of such insurance premiums which shall have been charged to Tenant due to such failure on the part of Landlord within thirty (30) days after demand accompanied by reasonable supporting documentation.

(c) A schedule or “make up” of rates for the Real Property or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for insurance for the Real Property or the

Premises, as the case may be, shall be prima facie evidence (absent manifest error) of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Real Property or the Premises, as the case may be.

9.03. Tenant, at its expense, shall maintain at all times during the Term (a) except if Tenant exercised the Insurance Election pursuant to Section 9.09, “all risk” or “special form” property insurance covering the Base Elements to a limit of not less than the full replacement value thereof (as from time to time reasonably designated by Tenant and promptly following Landlord’s request, Tenant will advise Landlord of Tenant’s designation of full replacement value) subject to reasonable sublimits for wind/named storm based on coverage for same that is available from time to time at commercially reasonable rates, such insurance to include a replacement cost endorsement, (b) boiler and machinery insurance to the extent Tenant maintains and operates such machinery with minimum limits of $100,000,000 per accident, (c) “all risk” property insurance with coverage as broad as the ISO Special Causes of Loss form excluding Wind/Named Storm covering all present and future Tenant’s Property and Leasehold Improvements to a limit of not less than the full replacement value thereof, (d) workers’ compensation in statutory limits and employers’ liability in minimum limits of $1,000,000 per occurrence, (e) commercial general liability insurance, including contractual liability, in respect of the Premises and the conduct of operation of business therein, with limits of not less than $100,000,000 combined single limit for bodily injury and property damage liability in any one occurrence, (f) if the Premises is located in a federally designated flood zone A or V and flood insurance has been made available under the National Flood Insurance Act of 1968, flood insurance in an amount equal to the maximum coverage available, or such lesser amount as any Superior Mortgagee may require, otherwise limit shall be $10,000,000, (g) insurance on the Building against such other hazards and in such amount as Landlord or any Superior Mortgagee may reasonably require, provided that such insurance is then customarily maintained by prudent non-institutional owners of Comparable Buildings, (h) earthquake coverage in the amount of $10,000,000, and (i) when Alterations are in progress, the insurance specified in Section 11.03. The limits of such insurance shall not limit the liability of Tenant hereunder or any covenant of Tenant hereunder to act with diligence with respect thereto. Tenant shall name Landlord, Superior Mortgagee (but only to the extent Landlord has provided Tenant prior notice thereof), and any party as Landlord may reasonably request in writing, as an additional insured with respect to all of such insurance (other than required under item (d) above), and shall deliver to Landlord and any additional insureds, prior to the Commencement Date, certificates of insurance issued by the insurance company or its authorized agent together with, in the case of commercial general liability insurance, additional insured endorsements. Such insurance may be carried under umbrella or excess policies, or in a blanket policy covering the Premises and other locations of Tenant, if any. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant, upon Landlord’s request, shall deliver to Landlord and any additional insureds a certificate of such renewal policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best’s Insurance Reports or any successor publication of comparable standing and carrying a rating of A- IX or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be canceled or materially modified unless Landlord and any additional insureds are given at least thirty (30) days prior written notice of such cancellation or material modification. All proceeds from any insurance coverages maintained by Tenant under this Article 9 (other than from commercial general liability insurance, if any) shall be payable solely to Tenant. The parties shall cooperate with each other in connection with prosecution of claims to recover the insurance proceeds for covered losses and with the collection of any insurance monies that may be due in the event of loss and shall execute and deliver to each other such proofs of loss and other instruments which may be reasonably required to recover any such insurance monies. If Tenant does not elect to self-insure in accordance with Section 9.08, Tenant shall name Landlord as additional loss payee and a Superior Mortgagee to which Tenant has received prior notice, as mortgagee/loss payee, as their interests may appear, under the policies of insurance required to be maintained by Tenant pursuant to clauses (a) and (b) of this Section 9.03, and Tenant shall enter into a depository agreement with a financial institution reasonably satisfactory to Tenant, Landlord and Superior Mortgagee and in form and substance mutually satisfactory to the parties thereto with respect to the receipt and distribution of any such insurance proceeds paid to Landlord and/or the Superior Mortgagee. To the extent any such insurance proceeds are received during the Term (or during any other period with respect to a casualty which occurred during the Term) by Landlord or a Superior Mortgagee, same shall be held in trust and paid to Tenant to be applied, as necessary, to the repair or restoration of the Premises as described in Article 19, with any excess proceeds to be retained by Tenant.

9.04. Landlord agrees to have included in each of the insurance policies insuring against loss, damage or destruction by fire or other casualty required to be carried pursuant to the provisions of Section 9.09, a waiver of the insurer’s right of subrogation against Tenant during the Term or, if such waiver should be unobtainable or unenforceable, (i) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (ii) any other form of permission for the release of Tenant. Tenant agrees to have included in each of its insurance policies insuring the Tenant’s Property and Leasehold Improvements (and to the extent Tenant does not make the election under Section 9.09, the Base Elements) against loss, damage or destruction by fire or other casualty, a waiver of the insurer’s right of subrogation against Landlord during the Term or, if such waiver should be unobtainable or unenforceable, (A) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (B) any other form of permission for the release of Landlord. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable from any party’s then current insurance company, the insured party shall so notify the other party promptly after learning thereof, and shall use commercially reasonable efforts to obtain the same from another insurance company described in Section 9.03 hereof. Landlord hereby releases Tenant, and Tenant hereby releases Landlord, with respect to any claim (including a claim for negligence) which it might otherwise have against such party, for loss, damage or destruction with respect to its property occurring during the Term to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability, as provided in the preceding subdivisions of this Section. Nothing contained in this Section shall be deemed to relieve Landlord or Tenant of any duty imposed elsewhere in this lease to repair, restore or rebuild or to nullify, to the extent applicable, any abatement of rents provided for elsewhere in this lease.

9.05. Landlord or any Superior Mortgagee may from time to time require that the amount of the insurance to be maintained by Tenant under Section 9.03 be reasonably increased, so that the amount thereof adequately protects Landlord’s or such Superior Mortgagee’s interests; provided, however, that the amount to which such insurance requirements may be increased shall not exceed an amount then being required by non-institutional landlords of Comparable Buildings. In the event that Tenant disputes the reasonableness of any such required increase in the amount of the insurance to be maintained by Tenant under Section 9.03, Tenant shall have the right to submit such dispute to expedited arbitration under Article 37.

9.06. If Tenant exercises the Insurance Election pursuant to the provisions of Section 9.09 hereof, Landlord shall thereafter maintain in respect of the Base Elements at all times during the Term, (a) “all risk” property insurance covering the Base Elements to a limit of not less than the full replacement value thereof (as from time to time reasonably designated by Landlord), such insurance to include a replacement cost endorsement and with no coinsurance or an agreed amount clause, including reasonable sublimits for wind and named storms, (b) if the Premises is located in a federally designated flood zone A or V and flood insurance has been made available under the National Flood Insurance Act of 1968, flood insurance in an amount equal to the maximum coverage available, or such lesser amount as any Superior Mortgagee may require, otherwise limit shall be $10,000,000, (c) earthquake coverage in the amount of $10,000,000, (d) boiler and machinery insurance to the extent Landlord maintains and operates such machinery with minimum limits of $100,000,000 per accident, (e) business interruption or loss of rents insurance in the amount equal to twelve (12) months rent and an extended indemnity of six (6) months, and (f) any other insurance required to be carried by Tenant pursuant to Section 9.07 and, as its relates to Landlord’s Restoration Obligation, Section 11.03. Landlord shall name Tenant (and any party as Tenant may reasonably request in writing) as an additional insured with respect to all such insurance and shall deliver to Tenant and any additional insureds, within thirty (30) days of Tenant’s exercise of the Insurance Election, certificates of insurance issued by the insurance company or its authorized agent with respect thereto. Such insurance may be carried under umbrella or excess policies, or in a blanket policy covering the Premises and other locations of Landlord, if any, provided that each such policy shall in all respects comply with this Article 9 and shall specify that the portion of the total coverage of such policy that is allocated to the Premises is in the amounts required pursuant to this Section 9.06. Landlord shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Landlord, upon Tenant’s request, shall deliver to Tenant and any additional insureds a certificate of such renewal policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best’s Insurance Reports or any successor publication of comparable standing and carrying a rating of A- IX or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be canceled or modified unless any additional insureds are given at least thirty (30) days’ prior written notice of such cancellation or modification.

9.07. Notwithstanding anything to the contrary contained herein, the party hereunder that is obligated to insure the Base Elements shall obtain terrorism insurance in such amounts and types of coverage that are commercially available to 100% of the replacement cost; provided that such amounts and types of coverage are consistent with those that are then generally required of, or carried by, owners of Comparable Buildings and taking into account the tenancy of such buildings (including the Building); provided, that, if Tenant is self insuring with respect to the Base Elements, Tenant shall only be required to obtain terrorism insurance to the extent available at commercially reasonable costs.

9.08. Notwithstanding anything to the contrary contained in this lease, Tenant or, provided the Guaranty is in effect, its Corporate Successor shall have the option, either alone or in conjunction with Citigroup Inc., Tenant’s ultimate parent corporation, or any subsidiaries or affiliates of Citigroup Inc., to maintain self insurance and/or provide or maintain any insurance required by this lease under blanket insurance policies maintained by Tenant or Citigroup Inc., or provide or maintain insurance through such alternative risk management programs as Citigroup Inc. may provide or participate in from time to time (such types of insurance programs being herein collectively and severally referred to as “self insurance”), provided (i) the same does not thereby decrease the insurance coverage or limits sets forth in Section 9.03 and (ii) Citigroup Inc. or its Corporate Successor has a long term credit rating of at least A (or its equivalent) by Standard & Poors, or any successor in interest, and Moody’s, or any successor in interest (herein called the “Rating Threshold”). Any self insurance shall be deemed to contain all of the terms and conditions applicable to such insurance required to be maintained by Tenant under this lease, including, without limitation, a full waiver of subrogation, as required in Section 9.04. If Tenant elects to self-insure, then, with respect to any claims which may result from incidents occurring during the Term, the obligations of Tenant to Landlord under this lease with respect thereto shall survive the expiration or earlier termination of this lease to the same extent as the insurance required would survive. For any period that the Rating Threshold is not satisfied (but only during such period), Tenant shall not be entitled to self insure as provided in this Section 9.08, and Tenant shall, within thirty (30) days following the date on which Citigroup Inc. or its Corporate

Successor fails to meet the Rating Threshold, obtain the insurance required to be maintained by Tenant under Section 9.03. Citigroup Inc., and/or the Tenant has put into place Property Insurance in the amount of $1,500,000,000 with various insurance layers led by Citicorp Insurance USA (a Captive insurance company) along with its reinsurers, for the period June 1, 2006 to March 1, 2008 as reflected in the certificate of insurance attached hereto as Schedule 1. So long as Tenant elects to self-insure in accordance with this Section 9.08, Tenant will continue to maintain in effect a similar program and provide Landlord with an updated certificate of insurance upon request, which updated certificate shall note Superior Mortgagee as a mortgagee/loss payee as their interests may appear.

9.09. (a) At any time during the last two years of the Term prior to the occurrence of a casualty described in Article 19 (or after the occurrence of a casualty to which the damage resulting therefrom has been restored pursuant to the terms of this lease) and subject to the provisions of this Section 9.09, Tenant may elect (herein called the “Insurance Election”) to require Landlord to maintain the insurance coverages set forth in Section 9.06 and Section 9.07 (in accordance with the standards set forth therein) by delivering written notice to that effect to Landlord (herein called an “Insurance Notice”). Not later than thirty (30) days after Landlord’s receipt of an Insurance Notice, Landlord will provide to Tenant a quote from Landlord’s insurance carrier specifying the cost (including, without limitation, applicable deductibles) of obtaining the insurance coverages required under Section 9.06 and Section 9.07 (the “Insurance Quote”). Not later than thirty (30) days after Tenant’s receipt of the Insurance Quote, Tenant shall notify Landlord of Tenant’s election (1) to accept the Insurance Quote, in which case, Tenant’s obligation to reimburse Landlord for insurance costs under this Section 9.09 shall be capped at the Insurance Quote, as such Insurance Cap may increased by the actual increase in such insurance costs to Landlord (the “Insurance Cap”); or (2) to rescind its exercise of its Insurance Election, in which case the Insurance Election shall be deemed rescinded ab initio. If Tenant fails to notify Landlord within said thirty (30) day period (or such shorter period reasonably designated by Landlord as is then commercially reasonable taking into account the then market conditions) of Tenant’s election, Tenant shall be deemed to have rescinded its previously made Insurance Election ab initio. If Tenant elects to accept the Insurance Quote or Landlord and Tenant otherwise mutually agree to the amount of such insurance costs that Tenant shall be responsible for, then in any such case, Landlord shall, within ten (10) days of any such election or agreement by Landlord and Tenant, as the case may be, obtain the requisite insurance coverages set forth in Sections 9.06 and 9.07 and Tenant shall maintain such coverage until the expiration of said ten (10) day period. Within thirty (30) days of presentation of an invoice therefor (together with reasonable supporting documentation evidencing same), Tenant shall reimburse Landlord for the insurance expenses incurred by Landlord in keeping in full force and effect the insurance that Landlord is required to carry in accordance with Sections 9.06 and 9.07; provided that, Tenant shall have no obligation to reimburse Landlord any amounts in excess of the Insurance Cap or for any prepaid portion of such insurance that extends beyond the Term. Tenant shall have the same right to audit and dispute such insurance costs as is available to Landlord under Section 3.05 hereof.

(b) Within seven (7) Business Day following Tenant’s exercise of the Insurance Election, Landlord shall notify Tenant as to the party Landlord desires to designate as Landlord’s Expert (as defined in Exhibit J) in the event of a casualty (herein call the “Expert Designation Notice”), and within seven (7) Business Days following Tenant’s receipt of the Expert Designation Notice, Tenant shall notify Landlord as to whether or not Tenant approves or disapproves of Landlord’s Expert designated in the Expert Designation Notice (herein called an “Expert Response Notice”). If Tenant shall fail to timely deliver such Expert Response Notice and such failure shall continue for five (5) Business Days after Tenant’s receipt of written notice from Landlord making specific reference to the right of Tenant to approve Landlord’s Expert, Tenant shall be deemed to have approved Landlord’s Expert designated in the Expert Designation Notice.

ARTICLE 10

Intentionally Omitted

ARTICLE 11

Alterations

11.01. Subject to the following provisions of this Article 11 and the provisions of Article 12 and Section 3.03(c), Tenant shall have the right, without Landlord’s prior written approval, to make such improvements, changes or alterations in or to the Premises (herein called “Alterations”) of any nature as Tenant shall desire from time to time, whether structural or non-structural, or ordinary or extraordinary; provided, that Tenant shall not have the right, without Landlord’s prior written approval (which approval, subject to Tenant’s right to dispute whether same constitutes a Material Adverse Alteration as set forth in the last sentence of this Section 11.01, may be granted or withheld in Landlord’s discretion), to make any improvements, changes or alterations which (w) would have a material adverse effect upon the value of the Premises, (x) would have a material adverse effect upon the structural integrity of the Building, (y) would materially change the exterior appearance (other than exterior signage) or reduce the rentable area of the Building or (z) would change the character of the Building as a Class A office building (each of the foregoing, a “Material Adverse Alteration”). Any dispute as to whether an Alteration constitutes a Material Adverse Alteration may be resolved by arbitration in accordance with Article 37.

11.02. Before proceeding with any Alteration, Tenant shall (i) at Tenant’s expense, file all required architectural, mechanical, electrical and engineering drawings (which drawings shall be prepared by architects and engineers validly and currently licensed by New York State, who may be employees of Tenant) and obtain all permits required by law, if any, and (ii) submit to Landlord, for informational purposes only (which purposes will include confirming, in Landlord’s sole discretion (subject to Tenant’s right to dispute same in accordance with the last sentence of Section 11.01), whether the proposed Alteration is a Material Adverse Alteration), copies of such drawings, plans and specifications for the work to be done. If Landlord fails to notify Tenant as to whether or not Landlord believes an Alteration is a Material Adverse Alteration within ten (10) Business Days after Tenant’s submission of plans relating thereto, Tenant shall have the right to give a second notice to Landlord, and if Landlord fails to respond within five (5) Business Days after the giving of such second notice by Tenant, then Landlord shall be deemed to have accepted Tenant’s determination that the Alteration is not a Material Adverse Alteration (and if Landlord does object to Tenant’s determination that a proposed Alteration is not a Material Adverse Alteration, such objection shall be provided within ten (10) Business Days after Tenant’s submission of plans relating thereto (or within five (5) Business Days after the second notice, as the case may be), and shall include Landlord’s reasons for its objection in reasonable detail). Notwithstanding anything to the contrary contained herein, Tenant shall not be required to submit plans and/or specifications with respect to Alterations that do not require a building permit as a matter of Legal Requirements or that are of a merely decorative nature or of such a minor nature (such as putting up a partition to divide one office into two work spaces) that it would not be customary industry practice in Comparable Buildings to prepare plans and/or specifications for such work, except to the extent that Tenant shall have prepared any such plans or specifications. Landlord, at no third-party out-of-pocket cost to Landlord, will cooperate with Tenant’s efforts to obtain the permits necessary to perform such Alterations, and Tenant shall indemnify and hold harmless Landlord from and against any claims arising in connection with such cooperation. Notwithstanding anything to the contrary contained herein, Landlord’s review of any and all drawings, plans and specifications submitted to Landlord as set forth in Section 11.02 shall be at Landlord’s sole cost and expense.

11.03. Tenant, at its expense, shall obtain (and, reasonably promptly after obtaining same, furnish true and complete copies to Landlord of) all necessary governmental permits and certificates for the commencement and prosecution of Alterations, and shall cause Alterations to be performed in compliance therewith, with all applicable Legal Requirements and with all applicable requirements of insurance. Landlord shall, to the extent reasonably necessary, cooperate with Tenant in connection with such filings, approvals and permits, and shall execute reasonably promptly (and shall endeavor to do so within two (2) Business Days after request) any applications as may be required in connection therewith, provided that Tenant shall reimburse Landlord (as Additional Charges) for the reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such cooperation within thirty (30) days after demand therefor, accompanied by reasonably satisfactory documentation of such costs and expenses, and further provided that Tenant shall indemnify and hold harmless Landlord from and against any claims arising in connection with such cooperation, other than any such claims arising from any incorrect information provided by Landlord in connection therewith or Landlord’s negligence, willful misconduct or breach of this lease. Throughout the performance of Alterations, Tenant, at its expense, (or in the case Tenant has exercised the Insurance Election, Landlord in respect to Landlord’s Restoration Obligation), shall carry, or cause to be carried for any occurrence in or about the Premises, (a) all risks builders risk insurance written on a non-reporting completed valued basis (with no restrictions on occupancy during construction) for the full replacement cost value of such Alterations, (b) Commercial General Liability including contractual liability and completed operations coverage with minimum limits of $1,000,000 per occurrence, (c) workers’ compensation for all persons employed in connection with such Alterations in statutory limits and Employers’ Liability with minimum limits of $1,000,000, (d) Automobile Liability with minimum limits of $1,000,000 covering any auto owned or operated in connection with such Alterations, (e) Umbrella or Excess liability with minimum limits of $25,000,000 and (f) to the extent such Alterations involve any engineering and design, professional liability (E&O) insurance with a minimum of $1,000,000.

11.04. Landlord agrees that it will not knowingly do or permit anything to be done in or about the Premises that would violate Tenant’s (or Tenant’s contractors) union contracts, or create any work stoppage, picketing, labor disruption or dispute or disharmony or any interference with the business of Tenant or any Alterations being performed by Tenant in accordance with the terms and conditions of this lease. Landlord shall immediately stop such activity if Tenant notifies Landlord in writing that continuing such activity would violate Tenant’s (or Tenant’s contractors) union contracts, or has caused any work stoppage, picketing, labor disruption or dispute or disharmony or any interference (beyond a de minimis extent) with the business of Tenant or any Alterations being performed by Tenant in accordance with the terms and conditions of this lease.

11.05. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with the performance by or on behalf of Tenant of Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant (other than by Landlord or its employees, agents or contractors), which shall be issued by the Department of Buildings of the City of New York or any other public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord from and against any and all mechanic’s and other liens and encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant (other than by Landlord or its employees, agents or contractors), including, without limitation, security interests in any materials, fixtures or articles so installed in and constituting part of the Premises and against all reasonable costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within thirty (30) days after notice of the filing thereof (or bond or otherwise remove such lien or encumbrance of record if Tenant is contesting same in accordance with the terms hereof). Provided that Tenant provides such bonding during the pendency of any contest, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any notice of violation, provided that Tenant shall comply with the provisions of Section 8.02; provided further, however, that the foregoing provisions of this sentence shall not obviate the need for such satisfaction or discharge of record following the resolution of such contest.

11.06. Tenant will promptly upon the completion of an Alteration for which Tenant is required to submit plans and specifications to Landlord in accordance with the provisions of Section 11.02, deliver to Landlord “as-built” drawings or approved shop drawings of any Alterations Tenant has performed or caused to be performed in the Premises, and (a) if any Alterations by Tenant are then proposed or in progress, Tenant’s drawings and specifications, if any, for such Alterations and (b) if any Alterations by Landlord for Tenant were performed or are then proposed or in progress, the “as-built” drawings or approved shop drawings, if any, or the drawings and specifications, if any, as the case may be, for such Alterations, in Tenant’s possession. Notwithstanding anything to the contrary contained herein, wherever this lease requires the submission of “as-built” drawings or approved shop drawings by Tenant, Tenant may satisfy such obligation by submitting final marked drawings except with respect to Alterations involving the sprinkler/life safety systems of the Building.

11.07. Subject to the provisions of Article 43, all fixtures and equipment (other than any furniture, fixtures and equipment constituting Tenant’s Property) installed or used by Tenant in the Premises shall not be subject to UCC filings or other recorded liens. Notwithstanding anything to the contrary contained in this Article 11 or elsewhere in this lease to the contrary, Tenant shall have the right to obtain financing secured by security interests in Tenant’s furniture, fixtures and equipment constituting Tenant’s Property (herein called, “Tenant’s Collateral”) and the provider of such financing shall have the right to file UCC financing statements in connection therewith, provided and on condition that (a) Landlord shall be under no obligation to preserve or protect Tenant’s Collateral, (b) following an event of default by Tenant hereunder the secured party shall be required to reimburse Landlord for Landlord’s actual out of pocket costs and expense of storing Tenant’s Collateral and repairing any damage to the Premises which occurs during the removal of Tenant’s Collateral, and (c) except in connection with a Leasehold Mortgage, the description of the secured property in the UCC financing statements shall specifically exclude Tenant’s leasehold estate and any so-called betterments and improvements to the Premises (in contradistinction to Tenant’s Collateral). Landlord agrees to execute and deliver a so called “recognition agreement” with the holder of the security interest in Tenant’s Collateral acknowledging the foregoing, provided same is in form and substance reasonably acceptable to Landlord and, if required, the holder of any Superior Mortgage. In addition, Landlord agrees to execute and deliver a document reasonably acceptable to Landlord to protect the position of the holder of the security interest in Tenant’s Collateral, sometimes referred to as a so called “landlord’s waiver,”

which includes provisions (i) waiving any rights Landlord may have to Tenant’s Collateral by reason of (A) the manner in which Tenant’s Collateral is attached to the Building, or (B) any statute or rule of law which would, but for this provision, permit Landlord to distrain or assert a lien or claim any other interest against any such property by reason of any other provisions of this lease against Tenant’s Collateral for the nonpayment of any rent coming due under this lease, and (ii) giving the right to the holder of the security interest in Tenant’s Collateral, prior to the expiration of this lease or in the event of the earlier termination of this lease, prior to the later of the earlier termination of this lease and fifteen (15) Business Days after Landlord’s notice to the holder of the security interest in Tenant’s Collateral of Landlord’s intent to terminate this lease as a result of Tenant’s default hereunder, to remove Tenant’s Collateral in the event of a default by Tenant under any agreement between Tenant and the holder of the security interest in Tenant’s Collateral, provided Tenant shall remain liable to perform, in accordance with the terms and conditions of this lease, or paying the costs incurred by Landlord in performing, restoration and repairs to any damage to the Premises resulting therefrom. Tenant shall reimburse Landlord as Additional Charges for any and all actual out-of-pocket costs and expenses incurred by Landlord in connection with Landlord’s review of any of the foregoing documents.

11.08. Tenant shall keep records for six (6) years of Tenant’s Alterations costing in excess of Five Hundred Thousand ($500,000.00) Dollars and of the cost thereof. Tenant shall, within thirty (30) days after demand by Landlord, furnish to Landlord copies of such records and cost if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Real Property, or in connection with any proceeding instituted pursuant to Article 8. To the extent then in Tenant’s possession and not previously provided to Landlord, Tenant shall at or prior to the end of the Term deliver to Landlord a set of “as built” plans and specifications for the Real Property.

11.09. Tenant shall have the right, during the Term, to use all permits, licenses, certificates of occupancy, approvals, architectural, mechanical, electrical, structural and other plans, studies, drawings, specifications, surveys, renderings, technical descriptions, warranties, and other intangible personal property that relate to the Premises.

11.10. Landlord may not make any Alterations to the Real Property, or any portion thereof, without the prior written consent of Tenant, which Tenant may grant or withhold in its sole and absolute discretion.

11.11. Any dispute between Landlord and Tenant relating to any provision of this Article 11 shall be subject to resolution by arbitration in accordance with the provisions of Article 37.

ARTICLE 12

Landlord’s and Tenant’s Property

12.01. (a) Tenant shall have the exclusive right, during the Term, to use all equipment, machinery, inventory, appliances and other tangible personal property located in the Premises as of the Commencement Date and used in connection with the operation of the Premises. All fixtures, equipment, improvements, ventilation and air-conditioning equipment and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant (excluding the Building Systems (which are and shall remain the property of Landlord but which are subject to modification, change and/or replacement by Tenant in accordance with the terms of this lease) and Tenant’s Property (which is and shall remain the property of Tenant)), shall be and remain a part of the Premises, shall, upon the expiration or sooner termination of this lease, be deemed the property of Landlord (without representation or warranty by Tenant) and shall not be removed by Tenant, except as provided in Section 12.02.

(b) Notwithstanding anything to the contrary contained in this lease, Landlord and Tenant agree and acknowledge that, until the expiration or sooner termination of this lease, Tenant, for federal, state and local income taxes purposes and for all other purposes shall be deemed the owner of all fixtures, equipment, improvements, ventilation and air conditioning equipment and appurtenances attached to or built into the Premises by Tenant or any Affiliate of Tenant as the owner of the Real Property prior to the Commencement Date (other than the Building Systems) and Tenant may obtain the benefit of such ownership, if any, allowed or allowable with respect thereto hereunder, under applicable law and/or the Internal Revenue Code.

12.02. All movable partitions, furniture systems, special cabinet work, business and trade fixtures, machinery and equipment, communications equipment (including, without limitation, telephone systems and security systems) and office equipment, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant and can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (herein collectively called “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant’s Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises resulting from the installation and/or removal thereof; and provided further that, notwithstanding the foregoing, Tenant shall not remove any items which are required to maintain the Premises as a fully operational office Building.

12.03. Subject to the provisions of this Section 12.03, at or before the Expiration Date of this lease (or within sixty (60) days after any earlier termination of this lease), Tenant, at its expense, shall remove from the Premises all Specialty Alterations, and Tenant shall repair any damage to the Premises resulting from any installation and/or removal of same. As used herein, “Specialty Alterations” shall mean (i) slab cuts exceeding six (6) inches in diameter, including interconnecting staircases, (ii) vertical transportation systems, such as dumbwaiters and pneumatic conveyers, (iii) vaults, (iv) louvers and any other exterior penetrations, including, without limitation, rooftop penetrations, (v) any other Alteration affecting the exterior appearance of the Premises or the Building, including the plaza, (vi) rooftop installations, but, subject to Tenant’s obligation under the second proviso below, not any wiring, risers or conduits in connection therewith, (vii) any Alteration which is required to be removed or restored in order for the Certificate of Occupancy to be modified to permit the Building to be used in the manner permitted by the Certificate of Occupancy in effect as of the date hereof, (viii) cafeterias or any expansion of the footprint of any cafeteria existing as of the date hereof, excluding any seating area in connection therewith, (ix) auditoria or any expansion of the footprint of any auditoria existing as of the date hereof, and (x) any Alteration to any portion of the lobby of the Building that would generally be considered common area if the Building were multi-tenanted; provided, however, that, the term “Specialty Alterations” shall not include any of the foregoing which are already in place as of the Commencement Date or any upgrade, modification or replacement thereof so long as such upgrade, modification or replacement does not exceed the footprint thereof (other than cafeteria seating area) as of the Commencement Date (other than to a de minimis degree); it being understood and agreed that notwithstanding anything to the contrary contained in this lease, Tenant shall have no obligation to remove any fixtures, equipment, improvements, cabling or wiring, raised floors or any air-conditioning equipment or other appurtenances attached to or built into the Premises, whether before or following the Commencement Date; provided, that, with respect to any replacement of cable and wiring, at the time of such installation by Tenant, Tenant shall purge the obsolete cabling and wiring. Within fifteen (15) days of Tenant’s request, Landlord agrees to inform Tenant if any portion of a an Alteration proposed by Tenant would be deemed to be a Specialty Alteration for which Landlord will require Tenant to remove pursuant to the provisions of this Section 12.03. If Landlord fails to respond within such fifteen (15) day period, Tenant shall have the right to give a second notice to Landlord, which notice shall provide that if Landlord fails to respond within five (5) Business Days after the giving of such second notice by Tenant, then Landlord shall be deemed to have waived its right to require Tenant to remove, and Tenant shall have no obligation to remove, such Specialty Alterations on or prior to the end of the Term.

12.04. Any other items of Tenant’s Property which shall remain in the Premises after the Expiration Date of this lease, or within sixty (60) days following an earlier termination date, at the option of Landlord, may be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall reasonably determine, and Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket expenses in connection therewith, net of any amounts recovered by Landlord in respect of the disposition of such property.

12.05. The provisions of this Article 12 shall survive the expiration or other termination of this lease.

ARTICLE 13

Repairs and Maintenance

13.01. Tenant shall, at its expense (subject to Landlord’s obligation to reimburse Tenant for any Landlord Reimbursement Amounts in accordance with the provisions of Article 3), throughout the Term, take good care of and maintain in good order and condition the Real Property and the fixtures and improvements therein, including, without limitation, the property which is deemed Landlord’s pursuant to Section 12.01 and Tenant’s Property, in accordance with the First-Class Landlord Standard, which maintenance obligation shall include the adjoining sidewalks, curbs and vaults. Additionally, Tenant shall, at its expense (subject to Landlord’s obligation to reimburse Tenant for any Landlord Reimbursement Amounts in accordance with the provisions of Article 3), be responsible for all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen or unforeseen, in and to the Real Property and the facilities and systems thereof, which repairs shall be made in accordance with the First-Class Landlord Standard. Landlord shall not be required to make any repairs or alterations in, or to, the Premises throughout the Term. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises except as otherwise expressly provided in this lease.

ARTICLE 14

Electricity

14.01. Tenant shall contract directly with a utility company for the provision of electricity for Tenant’s use in the Premises and in connection with installations made by Tenant in the Premises. In connection therewith, Tenant shall have the right to use all electrical installations, risers, switches, panels, transformers, meters and other related equipment located in the Premises. Landlord shall cooperate with Tenant to arrange for the direct billing of such electricity to Tenant by the utility company, and Tenant shall within thirty (30) days following demand reimburse Landlord for any reasonable out-of-pocket costs incurred by Landlord in connection therewith. Tenant may also obtain all or any portion of Tenant’s electricity from any cogeneration plant which hereinafter may be located at the Adjacent Parcel (“Cogeneration Procurement”). Landlord shall cooperate with Tenant in connection with any

Cogeneration Procurement, and Tenant shall within thirty (30) days following demand reimburse Landlord for any reasonable out-of-pocket costs incurred by Landlord in connection therewith.

14.02. To the extent that any floor of the Premises is serviced by an amount of electricity which exceeds the amount required by the New York City Building Code or for any other reason that Tenant elects, Tenant shall have the right to redistribute capacity to other floors of the Premises, subject to Tenant’s receipt of any approval required from the New York City Department of Buildings, provided that if any such redistribution of capacity leaves any portion of the Premises with less than six (6) watts demand per rentable square foot per floor for lighting and office equipment exclusive of base building HVAC and all emergency/standby power (“Basic Capacity”), upon the expiration or earlier termination of this lease, Tenant shall restore the amount of electricity to each such floor to the Basic Capacity subject to then applicable Legal Requirements.

14.03. Any rebates paid to or discounts or other benefits received by Landlord or Landlord’s affiliates from Consolidated Edison (or any other utility or governmental entity providing such rebates or discounts) as the result of energy-saving fixtures and equipment installed in the Premises by Tenant or otherwise relating to the Premises during the Term shall be paid to Tenant by Landlord promptly after receipt by Landlord thereof. Landlord shall cooperate with Tenant in connection with applying to Consolidated Edison (or any other utility or governmental entity providing such rebates or discounts) for such rebates or discounts, but Landlord shall incur no cost or expense in connection with such cooperation unless Tenant agrees to reimburse Landlord for such monies.

ARTICLE 15

Services

15.01. Landlord shall not be required to provide any services or facilities to Tenant or the Real Property during the Term. Tenant, at its sole cost and expense, shall provide such services as may be required by Tenant and any persons claiming by, through or under Tenant in connection with its use and occupancy of the Premises including, without limitation: (i) heat, ventilation and air conditioning; (ii) elevator service; (iii) domestic hot and cold water; (iv) cleaning; and (v) electricity. In connection therewith, Tenant shall have the exclusive right to use all applicable elevators, loading docks, shafts, risers, HVAC units, ducts, installations and other equipment located in the Premises.

ARTICLE 16

Access; Signage; Name of Building

16.01. Landlord and persons authorized by Landlord shall have the right, upon reasonable advance notice, to enter and/or pass through the Premises at reasonable times to show the Premises to actual and prospective Superior Mortgagees or investors, or prospective purchasers of the Premises, provided Landlord shall use reasonable efforts to minimize any interference with Tenant’s business operations and shall be accompanied by a designated representative of Tenant if Tenant shall have made such representative available. Notwithstanding the foregoing, Landlord acknowledges that Tenant may, from time to time, have certain security or confidentiality requirements such that portions of the Premises shall be locked and/or inaccessible to persons unauthorized by Tenant and such areas will not be made available to Landlord except in the case of an emergency.

16.02. During the period of thirty-six (36) months prior to the Expiration Date, Landlord and persons authorized by Landlord may exhibit the Premises to prospective tenants at reasonable times. Landlord shall give Tenant reasonable prior notice of any entry pursuant to this Section 16.02 and shall use reasonable efforts to minimize any interference with Tenant’s business operations and use of the Premises and shall be accompanied by a designated representative of Tenant if Tenant shall have made such representative available to Landlord. Notwithstanding the foregoing, Landlord acknowledges that Tenant may, from time to time, have certain security or confidentiality requirements such that portions of the Premises shall be locked and/or inaccessible to persons unauthorized by Tenant and such areas will not be made available to Landlord except in the case of an emergency.

16.03. Tenant may operate the Premises on a twenty-four (24) hour-per-day, seven (7) day-per-week basis.

16.04. Throughout the Term, Tenant shall control, and shall have all rights to, any and all signs, banners, flags, monuments, kiosks or other means whatsoever of identifying any party, including, without limitation, any occupant or owner of any portion of the Building placed in, on or about the Building and/or the Real Property. Landlord shall promptly execute and deliver any documents as may be required for Tenant to exercise the rights set forth in this Section 16.04, and Tenant shall within thirty (30) days following demand reimburse Landlord for any reasonable out-of-pocket costs incurred by Landlord in connection therewith. Notwithstanding any of the foregoing to the contrary, Landlord, at its sole cost and expense, shall have the right to place a single plaque on the exterior of the Building (not to exceed two (2) feet by two (2) feet) that identifies Landlord (or its Affiliate, including, without limitation, SL Green Realty Corp.) as the owner of the Real Property, the design and location of such plaque shall be subject to the approval of Tenant, such approval not to be unreasonably withheld, conditioned or delayed.

16.05. Landlord and Tenant hereby acknowledge that the Building’s current designated address is 390 Greenwich Street, New York, New York 10013. Landlord hereby agrees that, during the Term, it shall not name the Building or change the designated address of the Building without the prior written approval of Tenant (which approval may be granted or withheld in Tenant’s sole discretion). Tenant may, without Landlord’s consent, name the Building to reflect the name of any Citigroup Tenant and/or its Affiliates (provided such name is not disreputable and would not detract from the reputation of the Building as a Comparable Building) but Tenant may not change the designated address of the Building without the prior written approval of Landlord (which approval may be granted or withheld in Landlord’s sole discretion). Any dispute as to whether or not a name for the Building selected by Tenant is disreputable may be resolved by expedited arbitration pursuant to Article 37.

ARTICLE 17

Notice of Occurrences

17.01. Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Premises for which Landlord might be liable, (b) any material fire or other casualty in the Premises, and (c) any material damage to or defect in any part or appurtenance of the Building’s sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Premises or any part thereof, if and to the extent that Tenant shall have knowledge of any of the foregoing matters.

ARTICLE 18

Non-Liability and Indemnification

18.01. (a) Neither Landlord (except to the extent expressly set forth in this lease), any affiliate of Landlord or any Superior Mortgagee or Superior Lessor, nor any direct or indirect partner, member, trustee, managing agent, beneficiary, director, officer, shareholder, principal, agent, servant or employee of Landlord or of any affiliate of Landlord or any Superior Mortgagee (in any case whether disclosed or undisclosed) (each of the foregoing being sometimes referred to herein as a “Landlord Party”), shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, nor shall the aforesaid parties be liable for any damage to property of Tenant or of others entrusted to employees of Landlord, nor for loss of or damage to any such property by theft or otherwise; provided, however, that subject to the provisions of Section 9.04 and Section 35.03, nothing contained in this Section 18.01(a) shall be construed to exculpate Landlord for loss, injury or damage to the extent caused by or resulting from the negligence of Landlord, its agents, servants, employees and contractors in accessing the Premises. Further, no Landlord Party shall be liable, even if negligent, for indirect, consequential, special, punitive, exemplary, incidental or other like damages arising out of any loss of use of the Premises or any equipment, facilities or other Tenant’s Property therein by Tenant or any person claiming through or under Tenant.

(b) Subject to the last sentence of Section 35.03 and except as otherwise expressly provided for in the Guaranty, neither Tenant (except to the extent expressly set forth in this lease), any Affiliate of Tenant, nor any direct or indirect partner, member, trustee, managing agent, beneficiary, director, officer, shareholder, principal, agent, servant or employee of Tenant (in any case whether disclosed or undisclosed) (each of the foregoing being sometimes referred to herein as a “Tenant Party”), shall be liable to Landlord for any loss, injury or damage to Landlord or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, nor shall the aforesaid parties be liable for any damage to property of Landlord or of others entrusted to employees of Tenant, nor for loss of or damage to any such property by theft or otherwise; provided, however, that subject to the provisions of Section 9.04, nothing contained in this Section 18.01(b) shall be construed to exculpate Tenant for loss, injury or damage to the extent caused by or resulting from the negligence of Tenant, its agents, servants, employees and contractors in the operation or maintenance of the Premises. Further, no Tenant Party shall be liable, even if negligent, for indirect, consequential, special, punitive, exemplary, incidental or other like damages arising out of any loss of use of Premises or any equipment, facilities or other property of Landlord by Landlord or any person claiming through or under Landlord (including, without limitation, damages for lost profits or opportunities, or the loss by foreclosure, deed in lieu, or otherwise, of all or any portion of Landlord’s interest in the Premises).

18.02. Subject to the terms of Section 9.04 relating to waivers of subrogation (to the extent that such waivers of subrogation shall be applicable in any case), Tenant shall indemnify and hold harmless each Landlord Party from and against any and all claims arising from or in connection with (a) the occupancy, conduct or management of the Real Property or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord, its agents, employees or contractors) in or about the Real Property during the Term; (b) any act, omission (where there is an affirmative duty to act) or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, principals, shareholders, officers, agents, employees or contractors; (c) any accident, injury or damage whatever (except to the extent caused by the negligence or willful misconduct of Landlord or its agents, employees, or contractors) occurring in, at or upon the Real Property; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant’s obligations under this lease (each, a “Tenant Act”); together with all reasonable out-of-pocket costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable out-of-pocket attorneys’ fees and expenses. In case any action or proceeding be brought against Landlord and/or any Landlord Parties by reason of any such claim, Tenant, upon notice from Landlord or such Landlord Party, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord and such Landlord Party. Provided that Tenant complies with the requirements of this Section with respect to any third-party claim, Tenant shall not be liable for the costs of any separate counsel employed by Landlord or any Landlord Party with respect thereto. If the issuer of any insurance policy maintained by Tenant and meeting the applicable requirements of this lease shall assume the defense of any such third-party claim, then Landlord and such Landlord Party shall permit such insurance carrier to defend the claim with its counsel and (i) neither Landlord nor any Landlord Party shall settle such claim without the consent of the insurance carrier (unless such settlement would relieve Landlord or such Landlord Party of all liability for which Tenant or its insurance carrier may be liable hereunder and Tenant and its insurance carrier shall have no liability for such settlement), (ii) Tenant shall have the right to settle such claim without the consent of Landlord if Landlord and each Landlord Party and their respective insurance carriers would be relieved of all liability in connection therewith, (iii) Landlord and each applicable Landlord Party shall reasonably cooperate, at Tenant’s expense, with the insurance carrier in its defense of any such claim, and (iv) Tenant shall not be liable for the costs of any separate counsel employed by Landlord or any Landlord Party. In no event shall Tenant be liable for indirect, consequential, special, punitive, exemplary, incidental or other like damages (including, without limitation, damages for lost profits or opportunities, or the loss by foreclosure, deed in lieu, or otherwise, of all or any portion of Landlord’s interest in the Premises) except (i) to the extent a final judicial determination from which time for appeal has been exhausted grants such damages to Landlord as a result of a third party claim resulting from any Tenant Act and/or (ii) as otherwise expressly set forth in Section 34.02. The provisions of the preceding four sentences shall apply with full force and effect to any obligation of Tenant contained in this lease to indemnify Landlord and/or all Landlord Parties, without respect to whether such indemnification obligation is set forth in this Article 18 or elsewhere in this lease.

18.03. Notwithstanding anything contained in Section 18.01 to the contrary and subject to the terms of Section 9.04 relating to waivers of subrogation (to the extent that such waivers of subrogation shall be applicable in any case), Landlord shall indemnify and hold harmless each Tenant Party from and against (a) any and all third-party claims arising from or in connection with any act, omission (where there is an affirmative duty to act) or negligence of Landlord and its partners, directors, principals, shareholders, officers, agents, employees or contractors, and (b) any breach or default by Landlord in the full and prompt performance of Landlord’s obligations under this lease (each of the foregoing, a “Landlord Act”); together with all reasonable out-of-pocket costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable out-of-pocket attorneys’ fees and expenses. In no event shall Landlord be liable for indirect, consequential, special, punitive, exemplary, incidental or other like damages except to the extent a final judicial determination from which time for appeal has been exhausted grants such damages to Tenant as a result of third party claim from any Landlord Act. If any such third-party claim is asserted against Tenant and/or any Tenant Party, Tenant shall give Landlord prompt notice thereof and Landlord shall resist and defend such third-party claim (including any action or proceeding thereon) by counsel reasonably satisfactory to Tenant. Provided that Landlord complies with the requirements of this Section with respect to any third-party claim, Landlord shall not be liable for the costs of any separate counsel employed by Tenant or any Tenant Party with respect thereto. If the issuer of any insurance policy maintained by Landlord and meeting the applicable requirements of this lease shall assume the defense of any such third-party claim, then Tenant shall permit such insurance carrier to defend the claim with its counsel and (i) neither Tenant nor any Tenant Party shall settle such claim without the consent of the insurance carrier (unless such settlement would relieve Tenant or such Tenant Party of all liability for which Landlord or its insurance carrier may be liable hereunder and Landlord and its insurance carrier shall have no liability for such settlement), (ii) Landlord shall have the right to settle such claim without the consent of Tenant if Tenant, each Tenant Party and their respective insurance carriers would be relieved of all liability in connection therewith, (iii) Tenant and each applicable Tenant Party shall reasonably cooperate, at Landlord’s expense, with the insurance carrier in its defense of any such claim, and (iv) Landlord shall not be liable for the costs of any separate counsel employed by Tenant or any Tenant Party. The provisions of this Section 18.03 shall apply with full force and effect to any obligation of Landlord contained in this lease to indemnify Tenant and/or a Tenant Party, without respect to whether such indemnification obligation is set forth in this Article 18 or elsewhere in this lease. Notwithstanding anything to the contrary contained herein, the provisions of this Section 18.03 shall not be applicable unless either (i) Landlord’s indemnification obligations under this Section 18.03 are covered under any of Landlord’s or Landlord’s Affiliates existing insurance policies at no addition cost (other than a de minimis charge) or (ii) Tenant, in its sole option, elects by notice to Landlord, to reimburse Landlord for Landlord’s cost of obtaining insurance which covers Landlord’s indemnification obligations under this Section 18.03, in which case, Tenant shall reimburse Landlord for such costs within thirty (30) days following demand therefor accompanied by reasonable documentation evidencing such costs.

ARTICLE 19

Damage or Destruction

19.01. For purposes of this lease, the following terms shall have the following meanings:

(a) the term “Leasehold Improvements” shall mean all improvements heretofore or hereafter made to portions of the Premises other than portions of the Premises constituting Base Elements.

(b) the term “Base Elements” shall mean the structure, core and shell of the Building and the Building Systems.

(c) the term “Building Systems” shall mean (1) the elevators and escalators of the Building; (2) the window washing and waste compacting and removal equipment of the Building; (3) the core toilets and utility closets of the Building, and all fixtures and equipment installed therein; and (4) the electrical, HVAC, mechanical, chilled water, condenser water, plumbing, domestic water, sanitary, sprinkler, fire control, alarm and prevention, BMS, life safety and security systems and other facilities of the Building (together with all related equipment), brought to and including, but not beyond, the point on each floor of the Building at which such systems connect to horizontal distribution facilities; provided, however that, notwithstanding anything contained in this clause (4) to the contrary, the following shall be considered part of the Building Systems: (x) the entire main distribution loop of the sprinkler system on each floor of the Building and (y) the entire perimeter HVAC system on each floor of the Building.

19.02. If the Premises shall be partially or totally damaged or destroyed by fire or other casualty, then:

(a) Tenant (or in the case, Tenant has exercised the Insurance Election, Landlord, in which case, the obligations of Landlord under this Section 19.02 may herein be called “Landlord’s Restoration Obligation”) shall promptly settle any insurance claims and repair the damage to and restore and rebuild the Base Elements (subject to changes thereto necessitated by Legal Requirements) diligently and in a workmanlike manner (it being understood and agreed that Tenant’s obligations under this Section 19.02 to restore and rebuild the Base Elements shall not be contingent upon receipt of proceeds or settlement of any insurance claims, and

(b) Tenant shall (i) at Tenant’s option, restore all or such portion of Tenant’s Property as Tenant may elect to restore and (ii) repair the damage to and restore such portion of the Leasehold Improvements on such floor as Tenant shall deem desirable, but which at a minimum shall include, drop ceilings, lighting and HVAC distribution commensurate with a usable open floor plan (herein collectively called the “Improvements Restoration Work”), which Improvements Restoration Work shall be performed diligently and in a workmanlike manner.

The Improvements Restoration Work shall be deemed to constitute Alterations for the purposes of Article 11. The proceeds of policies providing coverage for the Base Elements (but only if Tenant has not exercised the Insurance Election) and Leasehold Improvements shall be paid to Tenant (or in the case of proceeds relating to the Base Elements, the depository in accordance with Section 9.03) in each case to be used by Tenant to restore and rebuild the Base Elements and perform the Improvements Restoration Work to the extent Tenant is to perform the same, and otherwise to be retained by Tenant. If Tenant shall have exercised the Insurance Election and this lease shall be terminated by Tenant pursuant to this Article 19, then, Landlord shall pay to

Tenant the portions of any proceeds of Landlord’s insurance policies that are attributable to any Tenant-Funded Residual Cap Ex Amounts.

19.03. If Tenant has not exercised the Insurance Election and all or part of the Premises shall be damaged or destroyed or rendered completely or partially untenantable or inaccessible on account of fire or other casualty there shall be no abatement in Fixed Rent or other amounts payable by Tenant hereunder.

19.04. If Tenant has exercised the Insurance Election, then, in the case of any damage or destruction mentioned in this Article 19 that occurs from and after the Insurance Election Date that results in at least one full floor of the Premises being rendered untenantable (and such affected portion of the Premises cannot be made tenantable within the applicable time periods set forth in Section 19.04(b) of Exhibit J annexed hereto relative to a casualty occurring during the last two (2) years of the Term (the “Applicable Time Periods”) as determined by Landlord’s Expert in an Expert’s Notice (as defined in Exhibit J) given with fifteen (15) days following the date of casualty), then effective as of the date of such casualty this Article 19 shall automatically, without further action or execution by the parties, be deemed to be restated and amended to reflect all of the terms and conditions set forth in Exhibit J.

19.05. Landlord and Tenant shall cooperate with each other in connection with the settlement of any insurance claims and the collection of any insurance proceeds payable in respect of any casualty to the Building and/or Leasehold Improvements and/or Tenant’s Property, and shall comply with all reasonable requests made by the other in connection therewith, including, without limitation, the execution of any affidavits required by the applicable insurance companies.

19.06. Except to the extent expressly set forth in Exhibit J, if applicable, Tenant shall not be entitled to terminate this lease and Landlord shall have no liability to Tenant for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises pursuant to this Article 19.

19.07. Except to the extent Tenant has exercised the Insurance Election, Landlord will not be obligated to carry insurance of any kind on the Base Elements, Tenant’s Property or on Tenant’s Leasehold Improvements and shall not be obligated to repair any damage to or replace any of the foregoing and, Tenant agrees to look solely to its insurance for recovery of any damage to or loss of any of the foregoing.

19.08. The provisions of this Article 19 shall be deemed an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

ARTICLE 20

Eminent Domain

20.01. If the whole of the Building or the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, this lease and the term and estate hereby granted shall terminate as of the date of vesting of title on such taking (herein called the “Date of the Taking”), and the Fixed Rent and Additional Charges shall be prorated and adjusted as of such date.

20.02. If all or substantially all of the Premises shall be so taken and the remaining area of the Premises shall not be sufficient, in Tenant’s reasonable judgment, for Tenant to continue the normal operation of its business, or if permanent access to the Premises or Building shall be taken, Tenant may terminate this lease in whole or in part by giving Landlord notice to that effect within ninety (90) days after the Date of the Taking. This lease (or portion hereof) shall terminate on the date set forth in such notice from Tenant to Landlord, which date shall be no more than ninety (90) days after the date such notice is given, and the Fixed Rent and Additional Charges shall be prorated and adjusted as of such termination date, except that with respect to any portion of the Premises which is the subject of the taking, if earlier, as of the Date of the Taking. Upon such partial taking and this lease continuing in force as to any part of the Premises, the Fixed Rent and Additional Charges shall be adjusted according to the rentable area remaining.

20.03. Landlord shall be entitled to receive the entire award or payment in connection with any taking without deduction therefrom for any estate vested in Tenant by this lease and Tenant shall receive no part of such award except as hereinafter expressly provided in this Article 20. Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such award or payment; provided, however, that Tenant shall have the right to make a claim for the value of Tenant’s moving expenses, and for any of Tenant’s Property and any of Tenant’s furniture, fixtures and equipment taken and, if the provisions of Section 20.05 apply, for the cost of Tenant’s restoration obligations thereunder.

20.04. If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term, Tenant shall be entitled to receive the entire award or payment for such taking applicable to the Term. This lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the Fixed Rent and Additional Charges when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date of this lease, that part of the award which represents compensation for the use and occupancy of the Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such Expiration Date and Landlord shall receive so much thereof as represents the period after such Expiration Date. All monies paid as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the Fixed Rent and Additional Charges have been paid shall be received, held and applied by Landlord as a trust fund for payment of the Fixed Rent and Additional Charges becoming due hereunder.

20.05. In the event of a taking of less than the whole of the Building and/or the Land which does not result in termination of this lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Premises, (a) Tenant, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair the remaining parts of the Building and the Premises to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Tenant shall deem desirable) and so as to constitute a complete and rentable Building and (b) Tenant, at its expense, shall proceed with reasonable diligence (i) at Tenant’s option, to repair all or such portions of Tenant’s Property as Tenant may elect to repair and (ii) to perform the Improvements Restoration Work.

Notwithstanding anything to the contrary contained herein, in the event of any taking pursuant to this Section 20.3, the entire award received by Landlord pursuant to Section 20.3 shall be held in trust by Landlord or the Superior Mortgagee (subject to the depository agreement referred to in Section 9.03) for the benefit of Tenant and paid to Tenant for application to the cost of restoration of the Base Elements in accordance with this Section 20.5 and subject to the provisions of Section 20.3, the balance of such award, if any remaining after such application, shall belong to Landlord.

20.06. The provisions of Section 35.04 regarding Force Majeure Causes shall have no applicability to the provisions of this Article 20, and in no event will any of the time periods set forth in this Article 20 be extended as the result of Force Majeure Causes.

ARTICLE 21

Surrender

21.01. On the Expiration Date or upon any earlier termination of this lease, or upon any reentry by Landlord upon the Premises, Tenant shall quit and surrender the Premises to Landlord “broom-clean” and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this lease, free and clear of all lettings, occupancies, liens and encumbrances caused or created by Tenant or any person claiming through or under Tenant, other than those agreements of record set forth on Exhibit B attached hereto (the “Recorded Agreements”) or otherwise consented to in writing by Landlord and Tenant. Tenant shall remove all of Tenant’s Property and any Specialty Alterations designated by Landlord in accordance with, and except as otherwise provided in, Section 12.03. The provisions of this Section 21.01 shall survive the expiration or earlier termination of this lease.

21.02. On or promptly following the Expiration Date or any earlier termination of this lease, or any reentry by Landlord upon the Premises, Tenant shall also deliver to Landlord all keys, cardkeys and lock combinations for the Premises, originals or copies of all operating manuals, operating records and maintenance records and logs relating to the Premises, and originals or copies of all permits, licenses, certificates of occupancy, approvals, architectural, mechanical, electrical, structural and other plans, studies, drawings, specifications, surveys, renderings and technical descriptions that relate to the ownership and use of the Premises, to the extent the same are in Tenant’s possession and to the extent (but only to the extent) the same are transferable and do not contain any proprietary or confidential information. The provisions of this Section 21.02 shall survive the expiration or earlier termination of this lease.

21.03. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord and consented to by each Superior Mortgagee whose lease or mortgage, as the case may be, provides that no such surrender may be accepted without its consent.

21.04. Landlord and Tenant agree that, as of expiration of the Term, Landlord may either (x) offer the same employment by Landlord (or by the property manager engaged by Landlord) to any or all employees set forth on Schedule 2 (as such list may be updated from time to time by Tenant so as to appropriately reflect the employees employed as of the end of the Term) who are union employees under their then current employment contracts or agreements, including any collective bargaining agreements or (y) terminate the employment of any or all such employees at the Real Property; provided, that, Landlord shall give consideration to (but in no event be bound by) the recommendations of Tenant with respect to the retention of any such employees. If Landlord elects to terminate (i) any of such union employees or (ii) any of the cleaning contractor, building engineer or carpenter of the Building or requires those companies to reduce their employees at the Real Property from those listed on Schedule 2 and, as a result, any of the union employees engaged by such companies are terminated, then the parties hereto acknowledge that certain termination benefits may be payable with respect to such terminated employees. Landlord agrees that it shall be liable for the payment of all such termination benefits and hereby agrees to indemnify and hold harmless Tenant and any other Tenant Party from and against any loss, cost, damage, liability or expense (including, without limitations, reasonable attorneys’ fees, court costs and disbursements) incurred by Tenant or any other Tenant Party arising from or by reason of Landlord’s failure to pay such termination benefits as and when due and payable. Notwithstanding anything to the contrary contained in this Section 21.04, Landlord and Tenant agree that

(i) Tenant shall not have any liability hereunder with respect to the termination of employment of any employees who do not spend the predominance of their time providing services to the base building operations at the Real Property, and (ii) Landlord shall have no obligation to offer employment to any employees set forth on Schedule 2 which would not be required for the operation by prudent non-institutional owners of Comparable Buildings and Landlord shall have no liability hereunder with respect to the termination of employment of such employees. Any dispute between Landlord and Tenant as to whether the employment of any employees set forth on Schedule 2 would be required for the operation of a Comparable Building may be submitted by either party to arbitration in accordance with Article 37. At Tenant’s request, during the last year of the term of the lease Landlord will review with Tenant the employees then listed on Schedule 2, and Landlord shall advise Tenant as to whether in its opinion it believes that any employees on such Schedule 2 are not required in order to operate a Comparable Building.

21.05. In the event that during the Term, Tenant has changed the Certificate of Occupancy as permitted under Section 2.02(b) such that the Premises may no longer be used for office use and Landlord elects to restore the Certificate of Occupancy to provide for the same, Tenant shall reimburse Landlord for all reasonable third party out-of-pocket costs and expenses, including reasonable attorneys fees, incurred by Landlord in connection with restoring the Certificate of Occupancy to permit office use.

21.06. Tenant hereby agrees to terminate, at its sole cost and expense, all service, management and other operating agreements relating to the operation and management of the Real Property effective on or prior to the expiration or earlier termination of this lease; provided that, for the avoidance of doubt, the foregoing shall not apply to the termination of union employees which is addressed in Section 21.04.

ARTICLE 22

Conditions of Limitation

22.01. This lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Code (herein called the “Bankruptcy Code”) or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the Bankruptcy Code or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then Landlord (a) if such event occurs without the acquiescence of Tenant at any time after the event continues for one hundred eighty (180) days, or (b) in any other case at any time after such event continues for sixty (60) days after written notice thereof has been given by Landlord to Tenant and any Leasehold Mortgagee whose name and address has been delivered to Landlord, may give Tenant and any such Leasehold Mortgagee a notice of intention to end the Term at the expiration of ten (10) days from the date of service of such notice of intention to Tenant and such Leasehold Mortgagee, and upon the expiration of said ten (10) day period this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the expiration date of this lease, but Tenant shall remain liable for damages as provided in Article 24.

22.02. This lease and the term and estate hereby granted are subject to the further limitations that:

(a) if Tenant shall default in the payment of any Fixed Rent or Additional Charges and such failure continues for (i) in the case of Fixed Rent, three (3) Business Days after written notice thereof has been given to Tenant and any Leasehold Mortgagee whose name and address has been delivered to Landlord and (ii) in the case of Additional Charges, ten (10) Business Days after written notice of such continued failure has been given to Tenant and any such Leasehold Mortgagee, or

(b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this lease (other than a default in the payment of Fixed Rent or Additional Charges) and such default shall continue and not be remedied within thirty (30) days after Landlord shall have given to Tenant and any Leasehold Mortgagee whose name and address has been delivered to Landlord a written notice specifying the same; provided, that, in the case of a default which cannot with due diligence be cured prior to the expiration of such thirty (30) day period, if Tenant, or such Leasehold Mortgagee shall not (A) prior to the expiration of such thirty (30) day period advise Landlord of its intention to take all steps reasonably necessary to remedy such default, (B) duly commence prior to the expiration of such thirty (30) day period, and thereafter diligently prosecute to completion, all steps reasonably necessary to remedy the default and (C) complete such remedy within a reasonable time after the date of said notice of Landlord, or

(c) if any event shall occur or any contingency shall arise whereby this lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 7 or Article 43 and such event or contingency shall not be rescinded without adverse consequences, cost or liability to Landlord within thirty (30) days after the occurrence of such event or contingency, then in any of said cases Landlord may give to Tenant and any such Leasehold Mortgagee a notice of intention to end the Term at the expiration of ten (10) Business

Days from the date of the service of such notice of intention, and upon the expiration of said ten (10) Business Days this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day was the day herein definitely fixed for the end and expiration of this lease, but Tenant shall remain liable for damages as provided in Article 24. All notices given to Tenant and any such Leasehold Mortgagee under this Section 22.02 shall contain a statement in at least 12-point bold type and capital letters stating “THIS IS A DEFAULT NOTICE” as a condition to the effectiveness thereof.

22.03. (a) If Tenant shall have assigned its interest in this lease, and this lease shall thereafter be disaffirmed or rejected in any proceeding under the Bankruptcy Code or under the provisions of any Federal, state or foreign law of like import, or in the event of termination of this lease by reason of any such proceeding, the assignor or any of its predecessors in interest under this lease, upon request of Landlord given within ninety (90) days after such disaffirmance or rejection shall (a) pay to Landlord all Fixed Rent and Additional Charges then due and payable to Landlord under this lease to and including the date of such disaffirmance or rejection and (b) enter into a new lease as lessee with Landlord of the Premises for a term commencing on the effective date of such disaffirmance or rejection and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent and Additional Charges and upon the then executory terms, covenants and conditions as are contained in this lease, except that (i) the rights of the lessee under the new lease, shall be subject to any possessory rights of the assignee in question under this lease and any rights of persons claiming through or under such assignee, (ii) such new lease shall require all defaults existing under this lease to be cured by the lessee with reasonable diligence, and (iii) such new lease shall require the lessee to pay all Additional Charges which, had this lease not been disaffirmed or rejected, would have become due after the effective date of such disaffirmance or rejection with respect to any prior period. If the lessee shall fail or refuse to enter into the new lease within ten (10) days after Landlord’s request to do so, then in addition to all other rights and remedies by reason of such default, under this lease, at law or in equity, Landlord shall have the same rights and remedies against the lessee as if the lessee had entered into such new lease and such new lease had thereafter been terminated at the beginning of its term by reason of the default of the lessee thereunder.

(b) If pursuant to the Bankruptcy Code Tenant is permitted to assign this lease in disregard of the restrictions contained in Article 7 (or if this lease shall be assumed by a trustee), the trustee or assignee shall cure any default under this lease and shall provide adequate assurance of future performance by the trustee or assignee including (i) of the source of payment of rent and performance of other obligations under this lease and (ii) that the use of the Premises shall in no way diminish the reputation of the Building as a first-class office building or impose any additional burden upon the Building or increase the services to be provided by Landlord. If all defaults are not cured and such adequate assurance is not provided within sixty (60) days after there has been an order for relief under the Bankruptcy Code, then this lease shall be deemed rejected, Tenant or any other person in possession shall vacate the Premises, and Landlord shall be entitled to retain any rent or security deposit previously received from Tenant and shall have no further liability to Tenant or any person claiming through Tenant or any trustee. If Tenant’s trustee, Tenant or Tenant as debtor-in-possession assumes this lease and proposes to assign the same (pursuant to Title 11 U.S.C. Section 365, as the same may be amended) to any person, including, without limitation, any individual, partnership or corporate entity, who shall have made a bona fide offer to accept an assignment of this lease on terms acceptable to the trustee, Tenant or Tenant as debtor-in-possession, then notice of such proposed assignment, setting forth (1) the name and address of such person, (2) all of the terms and conditions of such offer, and (3) the adequate assurance to be provided Landlord to assure such person’s future performance under this lease, including, without limitation, the assurances referred to in Title 11 U.S.C. Section 365(b)(3) (as the same may be amended), shall be given to Landlord by the trustee, Tenant or Tenant as debtor-in-possession no later than twenty (20) days after receipt by the trustee, Tenant or Tenant as debtor-in-possession of such offer, but in any event no later than ten (10) days prior to the date that the trustee, Tenant or Tenant as debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the trustee, Tenant or Tenant as debtor-in-possession, given at any time prior to the effective date of such proposed assignment, to accept an assignment of this lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this lease.

ARTICLE 23

Reentry by Landlord

23.01. If this lease shall terminate as provided in Article 22, Landlord or Landlord’s agents and employees may immediately or at any time thereafter reenter the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or otherwise as permitted by law (but in no event by forcible entry), without being liable to indictment, prosecution or damages therefor (except to the extent resulting from Landlord’s negligence or willful misconduct), and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Premises. The word “reenter,” as used herein, is not restricted to its technical legal meaning. If this lease is terminated under the provisions of Article 22, or if Landlord shall reenter the Premises under the provisions of this Article, or in the event of the termination of this lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Fixed Rent and any and all Additional Charges payable up to the time of such termination of this lease (including without limitation any such Additional Charges payable pursuant to Section 24.05 and Article 27), or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 24.

23.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein. In the event of a breach or threatened breach by Landlord of any of its obligations under this lease, Tenant shall have the right of injunction in addition to any other remedy which may be available to Tenant hereunder, allowed at law or in equity. The remedies to which Tenant may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Tenant may lawfully be entitled at any time and Tenant may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

23.03. If this lease shall terminate under the provisions of Article 22, or if Landlord shall reenter the Premises under the provisions of this Article 23, or in the event of the termination of this lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional Charges due from Tenant at the time of such termination or reentry or, at Landlord’s option, against any damages payable by Tenant under Article 24 or pursuant to law, with the balance, if any, to be promptly refunded to Tenant.

ARTICLE 24

Damages

24.01. If this lease is terminated under the provisions of Article 22, or if Landlord shall reenter the Premises under the provisions of Article 23, or in the event of the termination of this lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

(a) a sum which at the time of such termination of this lease or at the time of any such reentry by Landlord, as the case may be, represents the then value of the excess, if any (assuming a discount at a rate per annum equal to the interest rate then applicable to United States Treasury Bonds having a term which most closely approximates the period commencing on the date that this lease is so terminated, or the date on which Landlord re-enters the Premises, as the case may be, and ending on the date on which this lease was scheduled to expire but for such termination or reentry, which date shall be the last day of the next succeeding Extension Term if Tenant timely delivered an Extension Election Notice prior to the exercise by Landlord of its rights under Article 22 or 23), of (i) the aggregate amount of the Fixed Rent and the Net Taxes Additional Charges which would have been payable by Tenant (conclusively presuming the average monthly Net Taxes Additional Charges to be the same as were payable for the last twelve (12) calendar months, or if less than twelve (12) calendar months have then elapsed since the Commencement Date, all of the calendar months immediately preceding such termination or reentry) for the period commencing with such earlier termination of this lease or the date of any such reentry, as the case may be, and ending with the date contemplated as the expiration date hereof if this lease had not so terminated or if Landlord had not so reentered the Premises, which date shall be the last day of the next succeeding Extension Term if Tenant timely delivered an Extension Election Notice prior to the exercise by Landlord of its rights under Article 22 or 23, over (ii) the aggregate fair market rental value of the Premises for the same period, or

(b) sums equal to the Fixed Rent and the Net Taxes Additional Charges which would have been payable by Tenant had this lease not so terminated, or had Landlord not so reentered the Premises, payable upon the due dates therefor specified herein following such termination or such reentry and until the date contemplated as the expiration date hereof if this lease had not so terminated or if Landlord had not so reentered the Premises (which date shall be the last day of the next succeeding Extension Term if Tenant timely delivered an Extension Election Notice prior to the exercise by Landlord of its rights under Article 22 or 23); provided, however, that if Landlord shall relet the Premises during said period, or receive any other income or consideration in connection with the use or occupancy of the Premises or otherwise deriving therefrom (including without limitation through the receipt of insurance or condemnation proceeds), Landlord shall credit Tenant with the net rents received by Landlord from such reletting (or the net amounts of such other income or consideration), such net rents and other amounts to be determined by first deducting from the gross rents from such reletting (or the gross amounts of such other income or consideration) as and when received by Landlord the reasonable and actual expenses incurred or paid by Landlord in terminating this lease or in reentering the Premises and in securing possession thereof, as well as the reasonable and actual expenses of reletting (including, without limitation, altering and preparing the Premises for new tenants, brokers’ commissions, reasonable legal fees, and all other customary and reasonable expenses properly chargeable against the Premises and the rental therefrom) or of realizing such other income or consideration, it being understood that any such reletting may be for a period shorter or longer than the remaining Term, which date shall be the last day of the next succeeding Extension Term if Tenant timely delivered an Extension Election Notice prior to the exercise by Landlord of its rights under Article 22 or 23; but in no event shall Tenant be entitled to receive any excess of such net rents or other amounts over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from a reletting or any net amounts of such other income or consideration, except to the extent that such net rents or other amounts are actually received by Landlord. If the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Premises or any part thereof be relet by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting, provided that such reletting shall constitute a bona-fide arm’s-length third party transaction. Notwithstanding anything to the contrary contained in this lease, except as may be required by then applicable Legal Requirements, Landlord shall have no obligation to relet the Premises or mitigate damages if this lease shall terminate in accordance with Article 22 and Landlord shall not be liable in any way whatsoever for its failure to relet the Premises or any part thereof, or if the Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such failure to relet or failure to collect rent shall release or affect Tenant’s liability for damages or otherwise under this lease.

If Landlord or any Affiliate of Landlord shall use or occupy the Premises or any portion thereof following the termination of this lease under the provisions of Article 22, the damages payable by Tenant pursuant to paragraph (b) above shall be reduced by the fair market rental value of the Premises or such portion thereof that is so occupied by Landlord or its Affiliate (or by the excess, if any, of such fair market rental value over the amounts, if any, actually paid by Landlord or such Affiliate in connection with such use or occupancy).

Notwithstanding anything to the contrary contained herein, Landlord shall not commence any action for, nor require Tenant to pay damages calculated in accordance with the provisions of paragraph (a) above prior to the date upon which any rights of any Leasehold Mortgagee pursuant to Article 43 (if applicable) to cure Tenant’s default and to request and receive a new lease have expired.

24.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 22, or had Landlord not reentered the Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this lease or reentry on the Premises for the default of Tenant under this lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater than any of the sums referred to in Section 24.01. Except as expressly provided in this lease, Landlord shall not be liable to Tenant, and Tenant shall not be liable to Landlord, for indirect, consequential, special, punitive, exemplary, incidental or other like damages (including, without limitation, damages to Landlord for lost profits or opportunities, or the loss by foreclosure, deed in lieu, or otherwise, of all or any portion of Landlord’s interest in the Premises), even if arising from any act, omission or negligence of such party or from the breach by such party of its obligations under this lease.

24.03. [Intentionally Omitted]

24.04. In addition, if this lease is terminated under the provisions of Article 22, or if Landlord shall reenter the Premises under the provisions of Article 23, Tenant agrees that:

(a) the Premises then shall be in the condition in which Tenant has agreed to surrender the same to Landlord at the expiration of the term hereof;

(b) Tenant shall have performed prior to any such termination any covenant of Tenant contained in this lease for the making of any Alterations or for restoring or rebuilding the Premises or any part thereof; and

(c) for the breach of any covenant of Tenant set forth above in this Section 24.04, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by a reputable independent contractor selected by Landlord).

24.05. In addition to any other remedies Landlord may have under this lease, and without reducing or adversely affecting any of Landlord’s rights and remedies under Article 22, if any installment of Fixed Rent or of any Additional Charges payable hereunder by Tenant to Landlord is not paid (x) in the case of Fixed Rent, on or prior to the due date thereof, or (y) in the case of Additional Charges payable to Landlord within five (5) Business Days after the due date thereof, the same shall bear interest at the Interest Rate from the due date thereof until paid, and the amount of such interest shall be an Additional Charge hereunder; provided, that, if for the month in which there is an increase in Fixed Rent pursuant to Section 1.04(a), Tenant fails to pay the adjusted amount of Fixed Rent (but pays at least the amount of Fixed Rent for the immediately preceding month), interest under this Section 24.05 shall not accrue unless Tenant fails to pay the amount of such shortfall within seven (7) Business Days after receiving notice thereof from Landlord, and if Tenant fails to pay such shortfall within said seven (7) Business Day period, interest shall accrue only on the amount of such shortfall from the day such Fixed Rent was first due and payable until the date such shortfall is paid. Landlord shall provide Tenant with notice of any failure of Tenant to pay Fixed Rent and/or Additional Charges; it being understood and agreed that the delivery of any such notice shall not be a condition to the imposition of interest pursuant to this Section 24.05. For the purposes of this Section 24.05, a rent bill sent by first class mail, to the address to which notices are to be given under this lease, shall be deemed a proper demand for the payment of the amounts set forth therein but no such demand shall be required as a condition to the payment thereof. To the extent that Tenant is required under this lease to make any payments directly to third parties on behalf of Landlord, Tenant shall be responsible for any late charges or interest imposed by such third parties in the event that Tenant does not make such payments in a timely manner.

ARTICLE 25

Affirmative Waivers

25.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this lease after being dispossessed or ejected therefrom by process of law or under the terms of this lease or after the termination of this lease as provided in this lease.

25.02. If Tenant shall be in default, after the expiration of any applicable notice and grace periods, in the payment of Fixed Rent or Additional Charges, Tenant waives Tenant’s right, if any, to designate the items to which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items which any such payments shall be credited.

25.03. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto.

25.04. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Premises (other than compulsory counterclaims), provided that nothing herein shall be deemed to preclude Tenant from bringing a separate action for any claim that Tenant may have hereunder.

ARTICLE 26

No Waivers

26.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this lease or of the right to exercise such election, and such right to insist upon strict performance shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord or tender by Tenant of Fixed Rent or partial payments thereof or Additional Charges or partial payments thereof with knowledge of breach by Tenant or Landlord, as the case may be, of any obligation of this lease shall not be deemed a waiver of such breach.

26.02. If there be any agreement between Landlord and Tenant providing for the cancellation of this lease upon certain provisions or contingencies and/or an agreement for the renewal hereof at the expiration of the term, the right to such renewal or the execution of a renewal agreement between Landlord and Tenant prior to the expiration of the term shall not be considered an extension thereof or a vested right in Tenant to such further term so as to prevent Landlord from canceling this lease and any such extension thereof during the remainder of the original term; such privilege, if and when so exercised by Landlord, shall cancel and terminate this lease and any such renewal or extension; any right herein contained on the part of Landlord to cancel this lease shall continue during any extension or renewal hereof; any option on the part of Tenant herein contained for an extension or renewal hereof shall not be deemed to give Tenant any option for a further extension beyond the first renewal or extended term, unless such additional options are expressly provided for herein.

ARTICLE 27

Curing Tenant’s Defaults

27.01. If Tenant shall default in the performance of any of Tenant’s obligations under this lease and such default continues after written notice (which notice may be oral in the case of an emergency that posses an imminent threat to the safety of persons or significant damage to Premises) and the expiration of the applicable grace period (or in the event of an emergency, a reasonable time under the circumstances), if any, Landlord or any Superior Mortgagee without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant

(provided such expense is commercially reasonable). If Landlord effects such cure by bonding any lien which Tenant is required to bond, Tenant shall obtain and substitute a bond for Landlord’s bond at its sole cost and expense and reimburse Landlord for the commercially reasonable cost of Landlord’s bond.

27.02. Bills for any reasonable actual out-of-pocket expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all reasonable actual out-of-pocket costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the Fixed Rent or Additional Charges or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant’s obligations hereunder, under or in connection with this lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Premises after default by Tenant or upon the expiration or sooner termination of this lease, and interest on all sums advanced by Landlord under this Section 27.02 and/or Section 27.01 (at the Interest Rate or the maximum rate permitted by law, whichever is less) may be sent by Landlord to Tenant monthly, or immediately, at its option, and such amounts shall be due and payable (as Additional Charges) in accordance with the terms of such bills, but not sooner than thirty (30) days after the rendering of such bills, together with reasonable documentation with respect to such expenses. Notwithstanding anything to the contrary contained in this Section, Tenant shall have no obligation to pay the costs, expenses or disbursements of Landlord in any proceeding in which there shall have been rendered a final judgment against Landlord, and the time for appealing such final judgment shall have expired (the “Appeal Deadline”) and within thirty (30) days following the Appeal Deadline, Landlord shall reimburse to Tenant any amounts on account thereof that were previously paid by Tenant to any such party together with interest thereon at the Base Rate calculated from the date such amounts were paid by Tenant until the date on which Tenant is so reimbursed in full.

ARTICLE 28

Broker

28.01 Landlord and Tenant each covenant, warrant and represent that, except for Citigroup Global Markets Inc. and Cushman & Wakefield, Inc. (collectively, “Broker”) no broker was instrumental in bringing about or consummating this lease and that it had no conversations or negotiations with any broker concerning the leasing of the Premises to Tenant. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker (including Broker). Landlord agrees to indemnify and hold harmless Tenant against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, arising out of conversations or negotiations had by Landlord with any broker other than Broker. Tenant shall pay Broker any commissions due in connection with this lease pursuant to a separate written agreement. The provisions of this Article 28 shall survive the expiration or earlier termination of this Lease.

ARTICLE 29

Notices

29.01. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to this lease or pursuant to any applicable law or requirement of public authority (collectively, “notices”) shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made only if sent by (a) registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States, (b) nationally recognized overnight courier (e.g., Federal Express) with verification of delivery requested or (c) personal delivery with verification of delivery requested, in any of such cases addressed as follows:

If to Landlord as follows:

388 Realty Owner, LLC

c/o SL Green Realty Corp.

420 Lexington Avenue

New York, New York 10170

Attn: Chief Legal Officer

with copies to:

388 Realty Owner, LLC

c/o SL Green Realty Corp.

420 Lexington Avenue

New York, New York 10170

Attn: General Counsel – Real Property

and

SITQ Greenwich LP

Centre CDP Capital

1001, Square Victoria

Bureau C-200

Montreal (Quebec) H2Z 2B1

Canada

Attention: President

and

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attn: Jonathan L. Mechanic, Esq.

If to Tenant as follows:

Citigroup Global Markets Inc.

c/o Citi Realty Services

Northeast Region

2 Court Square, 4th Floor

Long Island City, NY 11120

Attn: Director of Real Estate

and

Citigroup Inc.

Corporate Law Department

125 Broad Street, 7th Floor

New York, New York 10004

Attn: Assistant General Counsel of Real Estate

Citigroup Inc.

388 Greenwich Street

New York, New York 10013

Attn: Thomas Welsh, Senior Vice President

Citigroup Inc.

388 Greenwich Street

New York, New York 10013

Attn: Gus Gollisz, Senior Vice President

with a copy to:

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, New York 10022

Attn: David M. Brooks, Esq.

and shall be deemed to have been given, rendered or made (i) if mailed, on the second Business Day following the day so mailed, unless mailed to a location outside of the State of New York, in which case it shall be deemed to have been given, rendered or made on the third (3rd) Business Day after the day so mailed, (ii) if sent by nationally recognized overnight courier, on the first Business Day following the day sent or (iii) if sent by personal delivery, when delivered and receipted by the party to whom addressed (or on the date that such receipt is refused, if applicable). Either party may, by notice as aforesaid, designate a different address or addresses for notices intended for it. Rent bills may be given by ordinary mail to Tenant’s first address above only, or to such other address as Tenant shall specify. Tenant may send proofs of payment of Additional Charges by ordinary mail to Landlord’s first address above only, or to such other address as Landlord shall specify.

29.02. Notices hereunder from Landlord may be given by Landlord’s managing agent, if one exists, or by Landlord’s attorney. Notices hereunder from Tenant may be given by Tenant’s attorney.

29.03. In addition to the foregoing, Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice on one other person or entity designated in such request, and Landlord shall also have the right to request in writing that Tenant serve a copy of any notice on any Superior Mortgagee, such service in any case to be effected as provided in Section 29.01 or 29.02.

29.04. All notices given by Landlord under Section 22.02 shall contain a statement in at least 12-point bold type and capital letters stating “THIS IS A DEFAULT NOTICE” as a condition to the effectiveness thereof.

29.05. All notices given by Tenant claiming any right to terminate this Lease shall contain a statement in at least 12-point bold type and capital letters stating “THIS IS A TERMINATION NOTICE” as a condition to the effectiveness thereof.

ARTICLE 30

Estoppel Certificates

30.01. Each party agrees, at any time and from time to time, as requested by the other party with not less than ten (10) Business Days’ prior notice, to execute and deliver to the other a statement in the form annexed hereto as Exhibit M-1 (with such other information concerning this lease as Landlord or any Superior Mortgagee may reasonably request), in the case of a statement to be delivered by Tenant, and in the form annexed hereto as Exhibit M-2 (with such other information concerning this lease as

Tenant may reasonably request), in the case of a statement to be delivered by Landlord, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation; provided, however, the reliance referred to herein shall be limited to the party giving such statement being estopped from contradicting any of the statements made in such certificate.

ARTICLE 31

Memorandum of Lease

31.01. Tenant shall not record this lease, but contemporaneous herewith, Landlord and Tenant shall execute, acknowledge and deliver to other, and Tenant may record, a statutory form of memorandum with respect to this lease pursuant to the provisions of Section 291-C of the Real Property Law of the State of New York. The form of memorandum of lease annexed hereto as Exhibit I-1 is hereby approved by both Landlord and Tenant for purposes of this Article 31. On the Commencement Date, Tenant shall deliver to Landlord’s attorney’s, Fried, Frank, Harris, Shriver & Jacobson LLP (the “Escrow Agent”), as escrow agent pursuant to escrow arrangements mutually satisfactory to the parties thereto, an executed and notarized release of the memorandum of lease, in form attached hereto as Exhibit I-2, and approved by the Escrow Agent as being in proper form to effectuate a release of the memorandum of record, which release shall be held in escrow by the Escrow Agent until the expiration or earlier termination of this lease (the “Escrowed Release”). An assignee of Tenant pursuant to Article 7 shall deliver to Escrow Agent a replacement of the Escrowed Release executed and notarized by such assignee. If, due to changes in applicable Legal Requirements, modifications are required to be made to the Escrowed Release then in escrow in order to effectuate a release of the memorandum following the expiration or earlier termination of this lease, upon the request of Landlord, Tenant shall execute and deliver to the Escrow Agent a replacement Escrowed Release. Following the expiration or earlier termination of this lease, Landlord shall provide Escrow Agent with notice of such expiration and the Escrowed Release shall be delivered to Landlord for recordation. Notwithstanding the foregoing, in the event supplemental or additional documentation (including, without limitation, transfer tax forms) is required in order to remove the memorandum of record at the end of the Term, Tenant shall execute and deliver such supplemental or additional documentation as may be reasonable requested by Landlord, in each case in form and substance mutually satisfactory to the parties. The provisions of this Article 31 shall survive the expiration or earlier termination of this lease.

ARTICLE 32

No Representations by Landlord

32.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this lease, is not relying upon, and Landlord expressly disclaims, any and all warranties, representations, promises or statements of any kind and character, express or implied, written or oral, with respect to the Real Property, except to the extent that the same are expressly set forth in this lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this lease and shall expressly refer to this lease. All understandings and agreements heretofore had between the parties are merged in this lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this lease or any other written agreement(s) made concurrently herewith. Without limiting the generality of the first sentence of the preceding paragraph or any other disclaimer set forth in this lease, Landlord and Tenant hereby agree that, except to the extent the same are expressly set forth in this lease, Landlord has not made and is not making any representations or warranties, express or implied, written or oral, as to (a) the nature or condition, physical or otherwise, of the Real Property or any aspect thereof, including, without limitation, any warranties of habitability, suitability, merchantability, or fitness for a particular use or purpose, of the absence of redhibitory or latent vices or defects in the Real Property, (b) the nature or quality of construction, structural design or engineering of the improvements or the state of repair or lack of any of the improvements, (c) the quality of the labor or materials included in the improvements, (d) the soil conditions, drainage conditions, topographical features, access to public rights-of-way, availability of utilities or other conditions or circumstances which affect or may affect the Real Property or any use to which the Real Property may be put, (e) any conditions at or which affect or may affect the real property with respect to any particular purpose, use, development potential or otherwise, (f) the area, size, shape, configuration, location, capacity, quantity, quality, cash flow, expenses or value of the Real Property or any part thereof except with respect to the rentable area of the Building set forth in this lease which has been deemed agreed to, (g) the nature or extent of title to the Real Property, or any easement, servitude, right-of-way, possession, lien, encumbrance, license, reservation, condition or otherwise that may affect title to the Real Property, (h) any environmental, geological, structural or other condition or hazard or the absence thereof heretofore, now or hereafter affecting in any manner the Real Property, including but not limited to the presence or absence of asbestos or any environmentally hazardous substance on, in, under or adjacent to the Real Property, (i) the compliance of the Real Property or the operation or use of the Real Property with any applicable restrictive covenants, or with any laws, ordinances or regulations of any governmental body (including specifically, without limitation, any zoning or land use laws, regulations or restrictions (including those which are applicable to the Real Property as a result of its location in a designated historic district), any building codes, any environmental laws, and the Americans With Disabilities Act of 1990, 42 U.S.C. 12101 et seq.).

ARTICLE 33

Easements

33.01. So long as Tenant is a Citigroup Tenant, Tenant shall have the right to grant easements or enter into reciprocal easement or other agreements to the extent desirable for the operation of the Real Property, which purposes may include, without limitation, (i) extending the sidewalks and/or closing off streets adjacent to Premises, and/or (ii) providing ingress and egress between the Real Property and the land and building located at 388 Greenwich Street, New York, New York (the “Adjacent Parcel”), and/or (iii) running, maintaining and operating telecommunication cabling (herein called “Cables”) between the Real Property and the Adjacent Parcel, and/or (iv) Cogeneration Procurement so long as (a) any such easements and agreements do not materially reduce the value of the Premises, (b) any such easements and agreements pursuant to their terms terminate on the Expiration Date or earlier termination of this lease or (c) any such easements and agreements do not adversely affect Landlord’s ability to finance Landlord’s interest in the Real Property, and (d) in the case of clause (ii), the Adjacent Parcel is owned, controlled or occupied by Named Tenant or any of its Affiliates, and if requested by Landlord at time that there is at least (1) year remaining in the Term, Tenant, at its sole cost and expense, will be responsible to disconnect the Cables from the Adjacent Building and the Building and, if necessary, seal up any connecting pipes or conduits relating thereto, if the Cables are no longer being used by an occupant of both the Building and the Adjacent Building. Landlord shall, at no cost to Landlord, join in the grant of any such easements and shall use commercially reasonable efforts to cause any Superior Mortgagee to recognize same as part of any Superior Mortgage SNDA Agreement; it being understood and agreed that notwithstanding anything to the contrary contained in this lease, the recognition of, and non-disturbance of Tenant’s rights under, the Reciprocal Easement Agreement under a Superior Mortgage SNDA Agreement is as a condition to the subordination of the Reciprocal Easement Agreement to any such Superior Mortgage. Landlord hereby approves the Cable Interconnect between the Building and Adjacent Parcel as more particularly set forth in Exhibit K attached hereto. Any such aforementioned easement or other agreement, including the Reciprocal Easement Agreement, shall be subject and subordinate to this lease, and Tenant, subject to the terms of such easement or other agreement, agrees to perform or cause to be performed, all of its obligations thereunder subject to and in accordance with the terms thereof; it being understood and agreed that Tenant shall not be deemed in default of the foregoing if Tenant shall be disputing the validity of any such obligation. The parties hereto acknowledge that contemporaneous with the execution and delivery of this lease, Tenant and Landlord have executed and delivered that certain Reciprocal Easement Agreement in the form attached hereto as Exhibit L the

“Reciprocal Easement Agreement”), which Tenant may record. Landlord acknowledges that Tenant has been delegated with all the rights of Landlord under the Reciprocal Easement Agreement, and Tenant acknowledges that Tenant is responsible for all obligations thereunder, subject to and in accordance with the terms thereof arising during the Term.

ARTICLE 34

Holdover

34.01. (a) In the event this lease is not renewed or extended or a new lease is not entered into between the parties, and if Tenant shall then hold over after the expiration of the Term (it being agreed that Tenant shall not be deemed holding over by the mere fact that Tenant’s Property remains in the Premises after the expiration of the Term), the parties hereby agree that Tenant’s occupancy of the Premises after the expiration of the term shall be a tenancy at will commencing on the first day after the expiration of the Term, which tenancy shall be upon all of the terms set forth in this lease except Tenant shall pay on the first day of each month of the holdover period as Fixed Rent, an amount equal to the product obtained by multiplying one-twelfth of the Fixed Rent payable by Tenant during the last year of the Term (i.e., the year immediately prior to the holdover period) prorated for any partial month on a per diem basis, by (ii) one hundred twenty-five (125%) percent for the first thirty days of such holdover, one hundred fifty (150%) percent for the next thirty (30) days of such holdover, and one hundred seventy-five (175%) percent thereafter. It is further stipulated and agreed that if Landlord shall, at any time after the expiration of the Term, proceed to remove Tenant from the Premises as a holdover, the Fixed Rent for the use and occupancy of the Premises during any holdover period shall be calculated in the same manner as set forth above.

(b) Notwithstanding anything to the contrary contained in this lease, the acceptance of any rent paid by Tenant pursuant to Section 34.01(a) shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, or from collecting any amounts (including, without limitation, reasonable counsel fees) payable by Tenant pursuant to Section 27.02 in connection with any such holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an “agreement expressly providing otherwise” within the meaning of Section 223-c of the Real Property Law of the State of New York but in no event shall Tenant be responsible to the Landlord for any monetary damages, including, without limitation, any consequential, punitive, special or speculative damages of any kind, lost profits or like damages alleged to have occurred as a result of any breach of this Lease, if any, suffered by the Landlord by reason of the Tenant’s holdover in the Premises except as expressly provided in Section 34.02.

34.02. Notwithstanding anything to the contrary contained herein, in the event that:

(a) Landlord shall enter into one or more (i) leases for all or any portion of the Premises or (ii) letters of intent with respect to all or a portion of the Premises, which either (x) is for a term that is scheduled to commence within one hundred twenty (120) days after the Expiration Date or (y) is for a term that is scheduled to commence within twelve (12) months after the Expiration Date and which requires Landlord to perform any material demolition, tenant improvement work or any other material work as a precondition to the commencement of such term (any such lease is herein called a “Qualifying Lease”), and

(b) Landlord shall give Tenant written notice of any such Qualifying Lease(s) (herein called a “Qualifying Lease Notice”), which Qualifying Lease Notice may be given at any time prior to, or if Tenant has held-over or remains in possession of any portion of the Premises following, the Expiration Date and shall describe the premises leased pursuant to such Qualifying Lease(s), and

(c) Tenant shall hold-over or remain in possession of any portion of the Premises beyond the date which is one hundred twenty (120) days following the later of (x) the Expiration Date or (y) the date on which Landlord shall have given such Qualifying Lease Notice to Tenant, then, in such event, Tenant shall be subject to all losses, injuries and damages incurred by Landlord arising out of any new leases or lost opportunities by Landlord to re-let all or any part of the Premises covered by a Qualifying Lease Notice given at least thirty (30) days prior to the date on which Landlord incurs such damages, including without limitation any such damages in connection with Landlord’s inability to deliver the premises leased pursuant to such Qualifying Lease to the tenant under such Qualifying Lease (collectively, “Holdover Damages”). All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant. Landlord shall not be required to mitigate Holdover Damages except as may be required by then applicable Legal Requirements.

ARTICLE 35

Miscellaneous Provisions and Definitions

35.01. Modifications. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, including, without limitation, this Section 35.01, unless such agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought.

35.02. Successors and Assigns. Except as otherwise expressly provided in this lease, the obligations of this lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 7 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Article 35 shall not be construed as modifying the conditions of limitation contained in Article 22.

35.03. Limitation on Liability. Tenant shall look only to Landlord’s estate and property in the Real Property (which shall be deemed to include the proceeds of any insurance (net of any required expenditures under this lease made by Landlord), condemnation (after all required expenditures under this lease made by Landlord), sale or refinancing proceeds received by Landlord with respect to the Real Property) for the satisfaction of Tenant’s remedies, for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and otherwise no other property or assets of Landlord or any property or assets of any Landlord Party, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Premises. Notwithstanding the foregoing, with respect to any sale of the Real Property, the purchaser shall assume all the obligations of Landlord under this lease, including, without limitation, all Landlord Reimbursement Amounts and other amounts that are then payable by Landlord to Tenant under this lease. Further, any contract respecting such sale shall be deemed to include an assumption by purchaser of the contingent liability for the unaccrued portion of Landlord Reimbursement Amounts. The obligations of Tenant under this Lease do not constitute personal obligations of the individual partners, directors, officers, or shareholders of Tenant solely in such capacity and any such person or entity that shall be an assignee, subtenant, guarantor or otherwise agree to be bound to Landlord pursuant to a separate written agreement shall have express liability hereunder in such capacity.

35.04. Force Majeure. Except as expressly provided in this lease, Tenant shall have no liability whatsoever to Landlord because (i) Tenant is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease by reason of strike, lock-out or other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Tenant’s reasonable control; or (ii) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Tenant’s reasonable control

(the foregoing circumstances described in this Section 35.04 being herein called “Force Majeure Causes”). In no event shall lack of funds be deemed a Force Majeure Cause, nor shall any matter be deemed to be beyond Tenant’s reasonable control if the same could be remedied by the satisfaction of a lien, judgment or other monetary obligation. In addition, Force Majeure Causes shall not apply to the payment of Fixed Rent or Additional Charges when due hereunder.

35.05. Definitions. For the purposes of this lease, the following terms have the meanings indicated:

(a) The term “Business Day” shall mean any day that the New York Stock Exchange is open for business.

(b) The term “CPI” shall mean the Consumer Price Index for All Urban Consumers for New York-northern New Jersey-Long Island statistical area (“CPI-AUC”), All Items (1982-1984=100), issued and published by the Bureau of Labor Statistics of the United States Department of Labor. In the event that CPI-AUC ceases to use a 1982-84 base rate of 100 as the basis of calculation, then the CPI-AUC shall be adjusted to the figure that would have been arrived at had the manner of computing the CPI-AUC in effect at the date of this lease not been altered. If CPI-AUC is not available or may not lawfully be used for the purposes herein stated, the term “CPI” shall mean (i) a successor or substitute index to CPI-AUC, appropriately adjusted; or (ii) if such a successor or substitute index is not available or may not lawfully be used for the purposes herein stated, a reliable governmental or other non-partisan publication, selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed), evaluating the information theretofore used in determining CPI-AUC.

(c) Intentionally omitted.

(d) The term “mortgage” shall include a mortgage and/or a deed of trust, and the term “holder of a mortgage” or “mortgagee” or words of similar import shall include a mortgagee of a mortgage or a beneficiary of a deed of trust.

(e) The terms “Legal Requirements” and “laws and requirements of any public authorities” and words of a similar import shall mean laws and ordinances of any or all of the federal, state, city, town, county, borough and village governments, including, without limitation, The Americans with Disabilities Act of 1990, as amended, and rules, regulations, orders and directives of any and all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Premises, and the direction of any public officer pursuant to law, whether now or hereafter in force.

(f) The term “requirements of insurance bodies” and words of similar import shall mean rules, regulations, orders and other requirements of the New York Board of Underwriters and/or the New York Fire Insurance Rating Organization

and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Premises, whether now or hereafter in force.

(g) The term “Tenant” shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of the Tenant herein named, which at the time in question is the owner of the Tenant’s estate and interest granted by this lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this lease or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this lease, unless Landlord and Tenant shall otherwise agree.

(h) The term “Landlord” shall mean only the owner at the time in question of Landlord’s interest in the Real Property or a lease of the Real Property, so that in the event of any transfer or transfers of Landlord’s interest in the Real Property or a lease thereof, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this lease accruing after such transfer; provided, however, that such transferee has assumed and agreed in writing (or is required by an Superior Mortgagee SNDA Agreement between such transferee and Tenant or by operation of law) to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord’s interest under this lease.

(i) The terms “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this lease as a whole, and not to any particular article or section, unless expressly so stated.

(j) The term “and/or” when applied to one or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.

(k) The term “person” shall mean any natural person or persons, a partnership, a corporation, joint venture, estate, trust, unincorporated associated or any other form of business or legal association or entity or any federal, state, county or municipal government or any bureau, department or agency thereof.

(l) The term “Interest Rate,” when used in this lease, shall mean an interest rate equal to three (3%) percent above the so-called annual “Base Rate” of interest established and approved by Citibank, N.A., New York, New York (herein called the “Base Rate”), from time to time, as its interest rate charged for unsecured loans to its corporate customers, or if Citibank, N.A. is no longer quoting a “Base Rate”, the “Base Rate” of an alternative bank identified by Landlord in notice to Tenant, but in no event greater than the highest lawful rate from time to time in effect.

(m) The term “Hazardous Materials” shall, for the purposes hereof, mean any flammable explosives, radioactive materials, hazardous wastes, hazardous and toxic substances, or related materials, asbestos or any material containing asbestos, or any other hazardous substance or material, defined as such by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, CERCLA, RCRA and HMTA, as each of same may have been amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing (collectively, “Environmental Laws”).

35.06. Survival. Upon the expiration or other termination of this lease neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this lease and except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this lease, may be, performed after such expiration or other termination; and, in any event, unless otherwise expressly provided in this lease, any liability for a payment (including, without limitation, Additional Charges and Landlord Reimbursement Amounts under Article 3) which shall have accrued to or with respect to any period ending at the time of, or in the case of Landlord Reimbursement Amounts, following, the expiration or other termination of this lease shall survive the expiration or other termination of this lease, subject to any deadlines expressly set forth in Article 3 or in any other applicable provision of this lease. In the event that Tenant shall be entitled to a refund or credit from Landlord hereunder at the time of the expiration or termination of the Term, the amount of such refund or credit shall be paid to Tenant within thirty (30) days after such expiration or termination, unless otherwise expressly set forth in this lease, failing which any unpaid amount shall bear interest at the Interest Rate from the due date thereof until such amount is paid to Tenant.

35.07. (a) Requests for Consent. If Tenant shall request Landlord’s consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that, except as expressly provided in this lease, Tenant’s sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent. Notwithstanding the foregoing, Tenant shall not be deemed to have waived a claim for damages if there is a final judicial determination from which time for appeal has been exhausted that Landlord acted maliciously or in bad faith in exercising its judgment or withholding its consent or approval despite its agreement to act reasonably, in which case Tenant shall have the right to make a claim for the actual damages incurred by Tenant, but in no event shall Landlord, nor any other Landlord Party be liable for indirect, consequential, special, punitive, exemplary, incidental or other like damages. Tenant shall have the right to seek such a final judicial determination that Landlord acted maliciously or in bad faith without respect to whether Tenant pursued an action for specific performance or injunction, or whether Tenant pursued an arbitration relating to Landlord’s withholding of consent pursuant to any provision of this lease.

(b) If Tenant desires to determine any dispute between Landlord and Tenant as to the reasonableness of Landlord’s decision to refuse to consent or approve any item as to which Landlord has specifically agreed that its consent or approval shall not be unreasonably withheld, such dispute shall be settled and finally determined by arbitration in The City of New York in accordance with the following provisions of this Section 35.07(b). Within ten (10) Business Days next following the giving of any notice by Tenant stating that it wishes such dispute to be so determined, Landlord and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within five (5) Business Days after the designation of the second arbitrator then either party may apply to the Manhattan office of the AAA for the designation of such arbitrator and if he or she is unable or refuses to act within ten (10) Business Days, then either party may apply to the Supreme Court in New York County or to any other court having jurisdiction for the designation of such arbitrator. The three arbitrators shall conduct such hearings as they deem appropriate, making their determination in writing and giving notice to Landlord and Tenant of their determination as soon as practicable, and if possible, within five (5) Business Days after the designation of the third arbitrator (but in no event more than fifteen (15) Business Days unless Landlord and Tenant grant a written extension(s) of said time frame); the concurrence of or, in the event no two of the arbitrators shall render a concurring determination, then the determination of the third arbitrator designated, shall be binding upon Landlord and Tenant. Judgment upon any decision rendered in any arbitration held pursuant to this Section 35.07(b) shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section 35.07(b), including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Section 35.07(b), and the parties shall share all other expenses and fees of any such arbitration. The arbitrators shall be bound by the provisions of this lease, and shall not add to, subtract from or otherwise modify such provisions. The sole remedy which may be awarded by the arbitrators in any proceeding pursuant to this Section 35.07(b) is an order compelling Landlord to consent to or approve the matter in dispute, and the arbitrators may not award damages or grant any monetary award or any other form of relief. Any determination by the arbitrators that Landlord was unreasonable in refusing to grant its consent or approval as to the matter in dispute shall be deemed a granting of Landlord’s consent or approval, and upon receipt of the arbitrators’ determination, Tenant shall be authorized to take the action for which Landlord’s consent or approval was sought.

35.08. Excavation upon Adjacent Land or Under the Building. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, then, subject to any applicable provisions of Article 16, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as said person shall deem reasonably necessary or desirable to preserve and protect the Building from injury or damage to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this lease. In the event that Landlord or its employees or contractors shall perform such excavation, Landlord shall use reasonable efforts to cause the foregoing to be performed in such a manner as to minimize any interference with Tenant’s operation of its business in the Premises and, Landlord shall indemnify Tenant from and against any and all claims arising from or in connection with the performance of such work, together with all reasonable, actual out-of-pocket costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and expenses.

35.09. Governing Law; Severability; Captions; Rules of Interpretation; Independent Covenants; Gender. Irrespective of the place of execution or performance, this lease shall be governed by and construed in accordance with the laws of the State of New York. If any provisions of this lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this lease and the application of that provision to other persons or circumstances shall not be affected but rather shall remain valid and be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this lease are solely for convenience of references and shall not affect its interpretation. This lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this lease to be drafted. Each covenant, agreement, obligation or other provision of this lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this lease. All terms and words used in this lease, shall be deemed to include any other number and any other gender as the context may require.

35.10. Time for Payment of Rent. If under the terms of this lease Tenant is obligated to pay Landlord a sum in addition to the Fixed Rent under the lease and no payment period therefor is specified, Tenant shall pay Landlord the amount due within thirty (30) days after being billed (accompanied by reasonable supporting documentation where such supporting documentation is required by an express provision of this lease). If any amount payable by Landlord to Tenant hereunder is not paid within five (5) Business Days after the due date thereof, unless otherwise set forth in any other provision of this lease, the same shall bear interest at the rate set forth in Section 24.05 from the due date thereof until such amount is paid to Tenant.

35.11. Due Authorization; Execution and Delivery. Each party hereto represents and warrants to the other that this lease has been duly authorized, executed and delivered by such party.

35.12. Sales Tax. If any sales or other tax is payable with respect to any cleaning, electricity or other services which Tenant obtains or contracts for directly from any third party or parties, Tenant shall file any required tax returns and shall pay any such tax, and Tenant shall indemnify and hold Landlord harmless from and against any loss, damage or liability suffered or incurred by Landlord on account thereof.

35.13. Standard for Consent. Whenever this lease provides that a party shall not unreasonably withhold its consent or approval, such phrase shall be deemed to mean that such consent or approval will not be unreasonably withheld, conditioned or delayed. Whenever this lease is silent as to the standard of consent or approval, such consent or approval shall be in the sole discretion of the party granting such consent or approval.

35.14. Meaning of Other “tenants”. Wherever references are made in this lease to any other “tenant” of the Building, such references shall be deemed to include any occupant occupying space in the Building, whether or not pursuant to a written agreement.

35.15. Conflicts with Exhibits. Any conflicts between this lease and the exhibits to this lease shall be resolved in favor of this lease.

35.16. Temporary Takings. Any provision of this lease which prohibits or limits the use or occupancy of any part of the Premises by any government agency or department shall not apply with respect to any temporary taking or occupancy described in Article 20 hereof. Any provision of this lease which requires Tenant to indemnify or otherwise be responsible to Landlord or any other party for the acts or omissions of any occupant of the Premises shall not apply with respect to any government agency or department occupying any portion of the Premises or anyone occupying any portion of the Premises through or under such government agency or department in connection with any temporary taking or occupancy described in Article 20 hereof.

35.17. USA Patriot Act: Landlord and Tenant each hereby represents and warrants to the other that (i) the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) has not listed such party or any of such party’s affiliates, or any person that controls, is controlled by, or is under common control with such party, on its list of Specially Designated Nationals and Blocked Persons; and (ii) such party is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order, the United States Treasury Department, or United States Office of Homeland Security as a terrorist, Specially Designated National and Blocked Person, or other banned or blocked person, entity, nation or pursuant to any law, order, rule or regulation that is enforced or administered by the OFAC.

35.18. Guaranty of Lease. Simultaneously with the execution and delivery of this lease by Tenant, Citigroup Inc. (“Guarantor”) delivered a guaranty of lease in favor of Landlord in the form annexed hereto as Exhibit C (the “Guaranty”). If upon a merger, consolidation or other corporate reorganization of Citigroup Inc.,

Citigroup Inc. is no longer the parent corporation, Tenant shall cause to be executed and delivered a replacement guaranty in substantially the same form as the Guaranty from the succeeding parent corporation; provided that in any such replacement, said merger, consolidation or other corporate reorganization was done for a bona fide business purpose and not principally for the purpose of replacing the Guaranty delivered with this lease.

35.19. Revocable Consent Agreements. Landlord acknowledges that Tenant is entitled to all rights of grantee under the Revocable Consent Agreements, and Tenant acknowledges that it is responsible for (and subject to the provisions of Section 18.02, shall indemnify and hold Landlord harmless from) all obligations thereunder, including, without limitation, any payment and restoration obligations, whether arising before or during the Term. On or prior to the Expiration Date or such earlier date upon which the Term may expire or terminate, Tenant shall either terminate the Revocable Consent Agreements or, upon Landlord’s request, assign same to Landlord to the extent assignable. “Revocable Consent Agreements” means collectively (i) that certain Revocable Consent Agreement made by the Franchise Division and accepted and agreed to by Tenant and US Bank National Association and recorded on May 19, 2004 in the Office of the City Register of the City of New York under CRFN 2004000314864, and (ii) that certain Revocable Consent Agreement made by the Franchise Division and the IT Division and accepted and agreed to by Tenant and US Bank National Association and recorded on June 12, 2007 in the Office of the City Register of the City of New York under CRFN 2007000303882. “Franchise Division” means The City of New York Department of Transportation, Division of Franchises, Concessions and Consents, and “IT Division” means The City of New York Department of Transportation, Department of Information, Technology and Communications.

ARTICLE 36

Extension Terms

36.01. (a) For purposes hereof:

the term “First Ten Year Option” shall mean Tenant’s right to extend the term of this lease for an additional term (herein called the “First Extension Term”) of ten (10) years commencing on January 1, 2021 and ending on December 31, 2030;

the term “Second Ten Year Option” shall mean Tenant’s right to extend the term of this lease for an additional term (herein called the “Second Extension Term”) of ten (10) years commencing on January 1, 2031 and ending on December 31, 2040. Tenant shall have the right to exercise the Second Ten Year Option only if Tenant shall have exercised the First Ten Year Option;

the term “Third Ten Year Option” shall mean Tenant’s right to extend the term of this lease for an additional term (herein called the “Third Extension Term”)

of ten (10) years commencing on January 1, 2041 and ending on December 31, 2050. Tenant shall have the right to exercise the Third Ten Year Option only if Tenant shall have exercised the Second Ten Year Option;

the term “Extension Option” shall mean the First Ten Year Option or the Second Ten Year Option or the Third Ten Year Option, as the case may be;

the term “Extension Term” shall mean the First Extension Term or the Second Extension Term or the Third Extension Term, as the case may be;

the term “388 Renewal Exercise” shall mean that Tenant has exercised its renewal right to extend the term of that certain Lease dated as of the date hereof between Landlord and Tenant for space at 388 Greenwich Street, New York, New York pursuant to the terms thereof, for a term that corresponds with an applicable Extension Term hereunder; it being understood and agreed that Tenant’s right to exercise any Extension Option shall be conditioned upon a 388 Renewal Exercise corresponding to the applicable Extension Term;

the term “Extension Premises” shall mean the entire Premises.

(b) The applicable Extension Option may be exercised only by Tenant giving notice to Landlord to that effect (herein called an “Extension Election Notice”) at least (x) forty (40) months prior to the expiration of the initial term of this lease with respect to the First Extension Term, and (y) thirty six (36) months prior to the expiration of the First Extension Term or Second Extension Term, as the case may be. Time shall be of the essence with respect to the exercise of each Extension Option. Within thirty (30) days after Landlord receives an Extension Election Notice, Landlord shall deliver a notice to Tenant specifying its estimate of the Market Value Rent for the Extension Premises for such Extension Term (herein called a “Rent Notice”). Tenant shall notify Landlord within thirty (30) days after the date that Tenant receives the Rent Notice whether it approves Landlord’s estimate of the Market Value Rent (herein called a “Response Notice”). If Tenant fails to reject such estimate within such thirty (30) day period, Landlord shall have the right to give a second notice to Tenant (herein called a “Landlord’s Notice”), which notice, as a condition to its effectiveness, shall state in bold capital letters that it is a DEEMED REVOCATION NOTICE, and if Tenant fails to reject such estimate within five (5) business days after the giving of the Landlord’s Notice to Tenant, time being of the essence, then Tenant shall be deemed to have sent a Revocation Notice. If Tenant gives a Response Notice that it disapproves of Landlord’s designation of the Market Value Rent, then Landlord and Tenant shall negotiate in good faith for a period of thirty (30) days after the date of the Response Notice to reach agreement on the Market Value Rent. If Landlord and Tenant do not reach agreement on the Market Value Rent within the thirty (30) day period, then Tenant, as its sole options, may either (i) revoke its Extension Election Notice by delivering a “Revocation Notice” (herein so called) to Landlord within ten (10) days after the end of the thirty (30) day negotiation period (herein called the “Revocation Period”), or (ii) deliver an

“Arbitration Notice“ (herein so called) to Landlord before the end of the Revocation Period, notifying Landlord of its election to submit the determination of Market Value Rent to arbitration in accordance with Section 36.03. If Tenant does not deliver a Revocation Notice or an Arbitration Notice before the end of the Revocation Period, then Tenant shall be deemed to have given a Revocation Notice. If Tenant gives a Revocation Notice before the end of the Revocation Period or is otherwise deemed to have given a Revocation Notice under this Section 36.01(b), Tenant shall be deemed to have rescinded its Extension Election Notice ab initio and Tenant shall have no further rights to extend the term of this lease under this Article 36. Subject to the provisions of this Article 36, upon the giving of an Extension Election Notice the term of this lease shall be extended in accordance with the terms hereof for the applicable Extension Term without the execution of any further instrument. Unless the context shall otherwise require, each Extension Term shall be upon the same terms, covenants and conditions of this lease as shall be in effect immediately prior to such extension, except that:

(A) there shall be no right or option to extend the term of this lease for any period of time beyond the expiration of the Third Extension Term; and

(B) the Fixed Rent for each Extension Term shall be an amount equal to the greater of (x) ninety percent (90%) of the Fixed Rent payable during the Lease Year immediately preceding the subject Extension Term, and (y) ninety-five percent (95%) of the Market Value Rent prevailing at the time of delivery of the applicable Extension Election Notice as determined in accordance with this Article 36.

36.02. The exercise of any of the aforesaid options to extend the term of this lease at a time when any default has occurred and is continuing beyond the expiration of any applicable notice or grace period provided for in this lease, shall, upon written notice by Landlord, be void and of no force and effect unless either (i) Landlord shall elect otherwise or (ii) Tenant disputes Landlord’s determination that the Extension Election Notice is void and of no force or effect and seeks judicial relief within fifteen (15) Business Days after the giving of such notice by Landlord to Tenant, in which event the issue of whether the Extension Election Notice is void and of no force or effect shall be determined by a court of competent jurisdiction. The termination of this lease during the initial term shall also terminate and render void any option or right on Tenant’s part to extend this lease for any Extension Term (and the termination of this lease during a particular Extension Term shall also terminate and render void any option or right on Tenant’s part to extend this lease for any successive Extension Term), whether or not such option or right shall have been exercised. Tenant’s option to extend the term of this lease for the Extension Term may not be severed from this lease or separately sold, assigned or otherwise transferred.

36.03. (a) If Tenant delivers an Arbitration Notice, then Landlord and Tenant shall negotiate in good faith for a period of thirty (30) days following delivery (or deemed delivery) of the Arbitration Notice to reach agreement on the then prevailing Market Value Rent. If Landlord and Tenant do not reach agreement on the then prevailing Market Value Rent within said thirty (30) day period, then either Tenant or Landlord may initiate the arbitration process (the party initiating such process being herein referred to as the “Initiating Party”) provided for herein by designating its arbitrator in a subsequent notice to the other party (herein called the “Responding Party”) (which notice shall specify the name and address of the person designated to act as an arbitrator on its behalf) given to the Responding Party within thirty (30) days following the expiration of said thirty (30) day negotiation period. Within ten (10) Business Days after the Responding Party’s receipt of notice of the designation of the Initiating Party’s arbitrator, the Responding Party shall give notice to the Initiating Party specifying the name and address of the person designated to act as an arbitrator on its behalf. If the Responding Party fails to notify the Initiating Party of the appointment of its arbitrator within the time above specified, then the Initiating Party shall provide an additional notice to the Responding Party requiring the Responding Party’s appointment of an arbitrator within five (5) Business Days after the Responding Party’s receipt thereof. If the Responding Party fails to notify the Initiating Party of the appointment of its arbitrator within the time specified by the second notice, the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within ten (10) Business Days after the second arbitrator is appointed, and shall exchange sealed envelopes each containing such arbitrator’s written determination of an amount equal to the Market Value Rent for the Extension Premises then prevailing at the time of the exchange for the applicable Extension Term. The Market Value Rent specified by Landlord’s arbitrator shall herein be called “Landlord’s Submitted Value” and the Market Value Rent specified by Tenant’s arbitrator shall herein be called “Tenant’s Submitted Value”. Neither Landlord nor Landlord’s arbitrator shall be bound by nor shall any reference be made to the determination of the Market Value Rent for the Extension Premises for the applicable Extension Term which was furnished by Landlord in the Rent Notice. Neither Tenant nor Tenant’s arbitrator shall be bound by nor shall any reference be made to the determination of the Market Value Rent for the Extension Premises for the applicable Extension Term which was furnished by Tenant in response to the Rent Notice. Copies of such written determinations shall promptly be sent to both Landlord and Tenant. Any failure of either such arbitrator to meet and exchange such determinations shall be acceptance of the other party’s arbitrator’s determination as the Market Value Rent, if, and only if, such failure persists for three (3) days after notice to the party for whom such arbitrator is acting, and provided that such three (3) day period shall be extended by reason of any applicable condition of Force Majeure Causes. If the higher determination of Market Value Rent is not more than one hundred two percent (102%) of the lower determination of the Market Value Rent, then the Market Value Rent shall be deemed to be the average of the two determinations. If, however, the higher determination is more than one hundred two percent (102%) of the lower determination, then within five (5) days of the date the arbitrators submitted their respective Market Value Rent determinations, the two arbitrators shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within said five (5) day period, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of five (5) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any successor organization thereto) in accordance with its rules then prevailing or if the American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within fifteen (15) days after such request is made, then either party may apply, on notice to the other, to the Supreme Court, New York County, New York (or any other court having jurisdiction and exercising functions similar to those now exercised by said Court) for the appointment of such third arbitrator. Within five (5) days after the appointment of such third arbitrator, Landlord’s arbitrator shall submit Landlord’s Submitted Value to such third arbitrator and Tenant’s arbitrator shall submit Tenant’s Submitted Value to such third arbitrator. Such third arbitrator shall, within thirty (30) days after the end of such five (5) day period, select either Landlord’s Submitted Value or Tenant’s Submitted Value the Market Value Rent of the Premises during the applicable Extension Term and send copies of his or her determination promptly to both Landlord and Tenant specifying whether Landlord’s Submitted Value or Tenant’s Submitted Value shall be the Market Value Rent of the Extension Premises during the applicable Extension Term, subject to adjustment to ninety-five percent (95%) of the Market Value Rent pursuant to Section 36.01(b)(B).

(b) Each party shall have a right to present evidence to the arbitrators, produce witnesses or experts to be heard by the arbitrators, and provide such other information that may be relevant in connection with the arbitration. The decision of the first and second arbitrator or the third arbitrator, as the case may be, shall be conclusively binding upon the parties, and judgment upon the decision may be entered in any court having jurisdiction.

(c) Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys’ fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

(d) The third arbitrator, if any, selected as herein provided shall have been actively engaged for a period of at least ten (10) years experience in the leasing or renting of office space in Comparable Buildings before the date of his or her appointment as arbitrator. Impartiality shall not be required for arbitrators selected by Landlord or Tenant but shall be required for any third party arbitrator.

36.04. For purpose for this Article 36, the determination of “Market Value Rent” shall be based on the rent on a per rentable square foot basis then being paid by tenants to landlords for comparable space on comparable terms in Comparable Buildings taking into account all relevant factors, including any step up in rents over leases of comparable terms, a then standard tenant inducement package of free rent and tenant improvement allowance, and the fact that Tenant will be paying its pro rata share of Operating Expenses and Taxes on a net basis (as opposed to its pro rata share of increases in Operating Expenses and Taxes over a base year). Upon commencement of the applicable Extension Term, Landlord shall provide Tenant with such a tenant inducement package comparable to those given by landlords of Comparable Buildings, but taking into account the size of the Premises, which inducement package shall be payable to Tenant, at Landlord’s option, in kind, in cash or with a rent credit upon the commencement of the applicable Extension Term; provided, that, if paid in cash, Tenant shall not be required to invest same in the Premises.

ARTICLE 37

Arbitration

37.01. Either party may request arbitration of any matter in dispute which, pursuant to the terms of this lease, expressly allows such dispute to be resolved by arbitration, in which case, except as provided to the contrary elsewhere in this lease, the following procedures shall apply. The party desiring such arbitration shall give notice to the other party. If the parties shall not have agreed on a choice of an arbitrator within fifteen (15) days after the service of such notice, then each party shall, within ten (10) days thereafter appoint an arbitrator, and advise the other party of the arbitrator so appointed. A third arbitrator shall, within ten (10) days following the appointment of the two (2) arbitrators, be appointed by the two arbitrators so appointed or by the AAA, if the two arbitrators are unable, within such ten (10) day period, to agree on the third arbitrator. If either party fails to appoint an arbitrator (the “Failing Party”), the other party shall provide an additional notice to the Failing Party requiring the Failing Party’s appointment of an arbitrator within five (5) Business Days after the Failing Party’s receipt thereof. If the Failing Party fails to notify the other party of the appointment of its arbitrator within such five (5) Business Day period, the appointment of the second arbitrator shall be made by the AAA in the same manner as hereinabove provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder are unable to agree upon such appointment. The three (3) arbitrators shall render a resolution of said dispute or make the determination in question. In the absence, failure, refusal or inability of the AAA to act within twenty (20) days, then either party, on behalf of both, may apply to a Justice of the Supreme Court of New York, New York County, for the appointment of the third arbitrator, and the other party shall not raise any question as to the court’s full power and jurisdiction to entertain the application and make the appointment. In the event of the absence, failure, refusal or inability of an arbitrator to act, a successor shall be appointed within ten (10) days as hereinbefore provided. Any arbitrator acting under this Article 37 in connection with any matter shall be experienced in the issue with which the arbitration is concerned and shall have been actively engaged in such field for a period of at least ten (10) years before the date of his appointment as arbitrator hereunder.

37.02. All arbitrators chosen or appointed pursuant to this Article 37 shall (a) be sworn fairly and impartially to perform their respective duties as such arbitrator, and (b) not be an employee or past employee of Landlord or Tenant or of any other person, partnership, corporation or other form of business or legal association or entity that controls, is controlled by or is under common control with Landlord or Tenant. Within sixty (60) days after the appointment of such arbitrators, such arbitrators shall determine the matter which is the subject of the arbitration and shall issue a written opinion. The decision of the arbitrators shall be conclusively binding upon the parties, and judgment upon the decision may be entered in any court having jurisdiction. Landlord and Tenant shall each pay (i) the fees and expenses of the arbitrator selected by it, and (ii) fifty (50%) percent of the fees and expenses of the arbitrator appointed by the AAA. The losing party shall reimburse the prevailing party for the reasonable counsel fees and disbursements incurred by the prevailing party in connection with such arbitration. Each party shall have a right to present evidence to the arbitrators, produce witnesses or experts to be heard by the arbitrators, and provide such other information that may be relevant in connection with the arbitration. Impartiality shall not be required for arbitrators selected by Landlord or Tenant but shall be required for any third party arbitrator.

37.03. Landlord and Tenant agree to sign all documents and to do all other things necessary to submit any such matter to arbitration and further agree to, and hereby do waive, any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder. For such period, if any, that this agreement to arbitrate is not legally binding or the arbitrator’s award is not legally enforceable, the provisions requiring arbitration shall be deemed deleted, and matters to be determined by arbitration shall be subject to litigation.

37.04. Any dispute which is required by this lease to be resolved by expedited arbitration shall be submitted to binding arbitration under the Expedited Procedures provisions (currently, Rules 56 through 60) of the Arbitration Rules of the Real Estate Industry of the AAA. In cases where the parties utilize such expedited arbitration: (a) the parties will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with Rule 54 (except that any objection shall be made within four (4) days from the date of mailing), (b) the Notice of Hearing shall be given four (4) days in advance of the hearing, (c) the first hearing shall be held within seven (7) Business Days after the appointment of the arbitrator, (d) if the arbitrator shall find that a party acted unreasonably in withholding or delaying a consent or approval, such consent or approval shall be deemed granted (but the arbitrator shall not have the right to award damages, unless the arbitrator shall find that such party acted in bad faith), and (e) the losing party in such arbitration shall pay the arbitration costs charged by the AAA and/or the arbitrator, together with the reasonable counsel fees and disbursements incurred by the prevailing party in connection with such arbitration.

37.05. Arbitration hearings hereunder shall be held in New York County. The arbitrators shall, in rendering any decision pursuant to this Article 37, answer only the specific question or questions presented to them. In answering such question or questions (and rendering their decision), the arbitrators shall be bound by the provisions of this lease, and shall not add to, subtract from or otherwise modify such provisions.

37.06. Judgment may be had on the decision and award of an arbitrator rendered pursuant to the provisions of this Article 37 and may be enforced in accordance with the laws of the State of New York.

37.07. The provisions of this Article 37 shall not be applicable to any arbitration conducted pursuant to Article 34 or Article 36.

ARTICLE 38

Confidentiality; Press Releases

38.01. Landlord acknowledges that it may have access to certain confidential information of Tenant concerning Tenant’s businesses, facilities, operations, plans, proprietary software, technology, and products (“Confidential Information”). Confidential Information shall not include any information that is available to the general public (e.g., SEC filings). Landlord agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this lease, nor disclose to any third party (except public filings and other information available to the general public, as required by law (including, without limitation, any plans and specifications, drawings or other like items which must be submitted to or filed with any governmental agency), judicial proceeding or to its attorneys, accountants, and other advisors and investors, mortgagees and prospective purchasers of the Real Property, but only as reasonably necessary and subject to the confidentiality provisions hereof), any of Tenant’s Confidential Information or any of the terms and conditions of this lease and will take reasonable precautions to protect the confidentiality of such Confidential Information and the terms and conditions of this lease (in each case, except as permitted hereby). Tenant agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this lease, nor disclose to any third party (except public filings and other information available to the general public, as required by law, judicial proceeding or to its attorneys, accountants, and other advisors, but only as reasonably necessary and subject to the confidentiality provisions hereof), any of the terms and conditions of this lease and will take reasonable precautions to protect the confidentiality of the terms and conditions of this lease (except as permitted hereby). The obligations of Landlord and Tenant under this Section 38.01 shall survive the expiration or termination of this lease.

38.02. Neither party hereto may issue (or cause to be issued) a press release or written statement to the press with respect or concerning this lease or the terms hereof without the express consent of the other party hereto. Notwithstanding the foregoing, either party shall be permitted to issue any such press release or written statement that is necessary in order to comply with Legal Requirements. Furthermore, upon notice from Tenant that any of Landlord’s advertisements or press releases are not consistent with Tenant’s corporate policies relating to public relations, Landlord shall endeavor to cause its advertisements and press releases to be consistent with Tenant’s corporate policies relating to public relations to the extent same are commercially reasonable.

38.03. Tenant recognizes that Landlord makes extensive disclosures to its investors and that it is not feasible to require confidentiality from its investors and that Landlord will make extensive disclosures to its lenders, secured and unsecured, rating agencies, prospective purchasers and other parties in the ordinary course of its ownership of the Real Property. Tenant agrees that no such disclosures made in the ordinary course of Landlord’s business shall be restricted by or deemed a breach by Landlord of this Article 38. The provisions of this Section 38.03 shall only apply in the case that the Landlord is SL Green Realty Corp. or an affiliate thereof.

ARTICLE 39

Rooftop; Tenant’s Antenna and Other Equipment

39.01. Landlord agrees that, subject to all applicable Legal Requirements, Tenant, at Tenant’s sole cost and expense, shall have all rights (i) with respect to the rooftop of the Building, including without limitation the rights to use the rooftop of the Building and install (and thereafter maintain, repair, and operate) equipment thereon, including without limitation one or more communications apparati (e.g., antennae, microwave dishes or satellite communications apparati) and other mechanical equipment serving the Premises (e.g., equipment serving Tenant’s supplemental air-conditioning systems), (ii) in connection therewith, all such rights to install and thereafter maintain, repair, and operate in one or more portions of the Building (together with any shaftways, closets and conduits of the Building) any related support structures, wires and cables for such communications apparati and any other mechanical equipment serving the Premises (including, by way of example, equipment serving Tenant’s supplemental air-conditioning systems), and (iii) in connection therewith, the right to grant licenses or other occupancy agreements to third parties for the use of the rooftop and installation of equipment thereon and Tenant shall have exclusive rights to any and all revenue generated therefrom.

39.02. Upon the expiration or earlier termination of this lease, (i) Tenant shall not be required to remove any of its equipment installed pursuant to this Article 39 prior to the Commencement Date and (ii) subject to the provisions of Section 12.03, Tenant shall be required to remove any equipment installed pursuant to this Article 39 after the Commencement Date but only to the extent the same would constitute a Specialty Alteration.

ARTICLE 40

Back-Up Power System; Chillers

40.01. Landlord agrees that, subject to all applicable Legal Requirements, Tenant, at Tenant’s sole cost and expense, shall have the right to install (and/or replace) on any one or more portions of the Building (together with any shaftways, closets and conduits of the Building) and thereafter maintain, repair and operate: (i) one or more battery-powered uninterruptible power systems, including, without limitation, the two (2) MGE 225 KVA single module UPS systems currently located on the 12th floor of the Building (each herein called a “UPS Battery System”), in a portion or portions of the Premises to be designated by Tenant (each such portion herein called a “UPS Area”) and (ii) one or more diesel generators and chiller units, including, without limitation, the one (1) Caterpillar 1500 KW diesel stand-by generator Basement (the “Diesel Generator”) currently located in the Basement (the “Diesel Area“), and (iii) the four (4) 1,350 ton and one 750 ton train chillers located in the 12th floor mechanical equipment room (the “Chillers”), in a portion or portions of the Premises designated by Tenant (herein called the “Generator Area”, the UPS Battery System and the Diesel Generator are sometimes herein collectively called the “Back-Up Power System”; the UPS Area, Diesel Area and the Generator Area are sometimes herein collectively called the “System Area”); provided that in connection with such installation of the Back-Up Power System and/or Chillers, Tenant hereby covenants and agrees that:

(i) such installation shall be performed in accordance with all applicable Legal Requirements and with all of the applicable provisions of this lease;

(ii) Tenant shall promptly repair any damage caused to the System Area by reason of such installation, including any repairs, restoration, maintenance, renewal or replacement thereof necessitated by or in any way caused by or relating to such installations except to the extent such damage has resulted from the negligence or willful misconduct of Landlord, its agents, contractors or employees;

(iii) Tenant will, and does hereby, indemnify and save harmless Landlord from and against: (A) any and all claims, reasonable counsel fees, demands, damages, expenses or losses by reason of any liens, orders, claims or charges resulting from any work done, or materials or supplies furnished, in connection with the fabrication, erection, installation, maintenance and operation of the Back-Up Power System and Chillers installed by Tenant pursuant to the provisions of this Article; and (B) any and all claims, costs, demands, expenses, fees or suits arising out of accidents, damage, injury or loss to any and all persons and property, or either, whomsoever, or whatsoever resulting from or arising in connection with the erection, installation, maintenance, operation and repair of the Back-Up Power System and Chillers installed by Tenant pursuant to the provisions of this Article, except in the case of both (A) and (B) above to the extent occasioned by the negligence or willful misconduct of Landlord, its agents, contractors or employees; and

(iv) Tenant shall pay as and when due, and shall be solely responsible for, any and all taxes, fees, license charges or other amounts imposed upon Tenant, Landlord or the Real Property in connection with the Back-Up Power System and Chillers.

(v) upon the expiration or earlier termination of this lease, (i) Tenant shall not be required to remove any Back-Up Power Systems and Chillers installed on the Real Property prior to the Commencement Date and (ii) subject to the provision of Section 12.03, Tenant shall be required to remove any Back-Up Power Systems and Chillers installed on the Real Property from and after the Commencement Date but only to the extent the same would constitute Specialty Alterations.

ARTICLE 41

Benefits Cooperation

41.01. Landlord agrees to reasonably cooperate with Tenant in connection with any application by Tenant (or by any subtenant of Tenant) for any real estate tax or utility benefits or other benefits, credits or incentives, including, without limitation, any Industrial Commercial Incentive Program (ICIP) benefits (herein collectively called “Benefits“) as may be available from the City or State of New York, or any governmental agency, quasi-governmental agency or any public utility or alternate provider, including the execution and filing of any documentation that may be required for the receipt of such Benefits and/or for any such Benefits to be paid by Landlord to Tenant, as hereinafter provided. Landlord further agrees that Tenant shall be entitled to one hundred percent (100%) of such Benefits that Landlord or the Premises shall receive as a result of Tenant’s use of the Premises or any Leasehold Improvements or other Alterations performed by or on behalf of Tenant, whether during the Term or prior. Such cooperation by Landlord shall include, without limitation, the execution of any necessary or appropriate modification to this lease, if and to the extent any such approval shall be required and shall not adversely affect any of the rights or benefits of Landlord or increase the obligations or liabilities, or reduce the rights, of Landlord under this lease (except to a de minimis extent, Landlord hereby agreeing that the obligation to provide notices to the City or State of New York or to any such agency, utility or provider shall in and of itself constitute a de minimis obligation). Tenant agrees that (a) to the extent that Landlord shall incur any reasonable out-of-pocket expense in connection with such cooperation (including, without limitation, reasonable legal and other professional fees and all reasonable costs incurred in obtaining State and City tax rulings regarding any such Benefits transaction), Tenant shall reimburse Landlord for such expense as Additional Charges hereunder and (b) Tenant agrees to indemnify and hold harmless Landlord with respect to any liability incurred by Landlord by reason of such cooperation unless caused by the wrongful acts or omissions of Landlord or its agents, employees, representatives or contractors.

ARTICLE 42

Intentionally Omitted

ARTICLE 43

Leasehold Mortgages

43.01. As used herein, the term “Leasehold Mortgage” shall mean any third-party bona fide mortgage, deed of trust, deed to secure debt, assignment, security interest, pledge, financing statement or any other instrument(s) or agreement(s) intended to grant security for any obligation (including a purchase-money or other promissory note) encumbering Tenant’s leasehold estate hereunder, as entered into, renewed, modified, consolidated, amended, extended or assigned from time to time during the Term. Notwithstanding anything contained in Article 7 or any other provision of this lease to the contrary, Tenant’s interest in this lease and the leasehold interest created hereby may at any time and from time to time be, directly or indirectly, subjected to one or more Leasehold Mortgages upon prior notice to Landlord, but without the consent of Landlord, and Tenant’s interest in this lease may at any time, directly or indirectly, be assigned to a Leasehold Mortgagee (as hereinafter defined) as collateral security; provided, that notwithstanding anything to the contrary contained in this Article 43 or elsewhere in this lease: (i) no Leasehold Mortgage or any extension thereof shall be a lien or encumbrance upon the estate or interest of Landlord in and to the Premises (collectively, the “Superior Interests”); (ii) such Leasehold Mortgage shall be subject and subordinate at all times to such Superior Interests; (iii) there shall be no obligation of Landlord whatsoever to subordinate its interest in any of the Superior Interests to any Leasehold Mortgage or to “join in” any Leasehold Mortgage; and (iv) and notwithstanding anything to the contrary contained here, the right to enter into a Leasehold Mortgage shall be the exclusive right of the Named Tenant or its an Affiliate of the Named Tenant if this lease is assigned to such Affiliate and for so long as it is an Affiliate. In addition, Tenant may assign any or all subleases entered into by Tenant in accordance with Article 7 to a Leasehold Mortgagee as collateral security for the obligations of Tenant under such mortgage. No such mortgage shall be valid or of any force or effect unless and until a true copy of the original of each instrument creating and effecting such mortgage and written notice containing the name and post office address of the Leasehold Mortgagee thereunder shall have been delivered to Landlord. Any Leasehold Mortgage which does not conform to the provisions of this Article 43 shall be deemed to be null and void ab initio. As used herein, the term “Leasehold Mortgagee“ shall mean the holder of a Leasehold Mortgage that is in the business of making commercial loans; provided that no Citigroup Tenant may hold any interest in the Leasehold Mortgagee.

43.02. (a) If Tenant shall mortgage its interest in this lease and the leasehold interest created hereby, Landlord shall give to each Leasehold Mortgagee whose name and address shall have theretofore been provided to Landlord, a copy of each notice of default by Tenant and each notice of termination of this lease at the same time as, and whenever, any such notice of default or notice of termination shall thereafter be given by Landlord to Tenant, and no such notice of default or notice of termination by Landlord shall be deemed to have been duly given to Tenant unless and until a copy thereof shall have been so given to each such Leasehold Mortgagee.

(b) Notwithstanding the provisions of Section 43.02(a) Landlord shall not have the right to terminate this lease under the provisions of Article 22 or to reenter the Premises under the provisions of Article 23, or to otherwise terminate this lease or reenter the Premises, as long as:

(i) a Leasehold Mortgagee, in good faith, shall have commenced promptly to cure the default in question and prosecutes the same to completion with reasonable diligence and continuity, subject to Force Majeure Causes, which for purposes of this Section 43.02(b) shall include causes beyond the control of such Leasehold Mortgagee instead of causes beyond the control of Tenant; provided that, with respect to any default in the payment of Fixed Rent and Additional Charges, Leasehold Mortgagee shall have no more than three (3) Business Days from receipt of notice of such default from Landlord to cure same by making payment thereof, and Landlord may terminate this lease in the event such default threatens Landlord’s interest in the Real Property, or

(ii) if possession of the Premises is required in order to cure the default in question, a Leasehold Mortgagee, in good faith, (A) shall have entered into possession of the Premises with the permission of Tenant for such purpose or (B) shall have notified Landlord of its intention to institute foreclosure proceedings to obtain possession directly or through a receiver, and within thirty (30) days of the giving of such notice commences such foreclosure proceedings, and thereafter prosecutes such proceedings with reasonable diligence and continuity (subject to Force Majeure Causes) or receives an assignment of this lease in lieu of foreclosure from Tenant, and, upon obtaining possession pursuant to clause (A) or clause (B) above, commences promptly to cure the default in question and prosecutes the same to completion with reasonable diligence and continuity (subject to Force Majeure Causes), or

(iii) if the Leasehold Mortgagee is the holder of the Leasehold Mortgage in question by collateral assignment and the foreclosure of its collateral assignment is required in order to act under clause (i) or clause (ii) above, a Leasehold Mortgagee, in good faith, shall have notified Landlord of its intention to institute proceedings to foreclose such collateral assignment and within thirty (30) days of the giving of such notice commences such foreclosure proceedings, and thereafter prosecutes such proceedings with reasonable diligence and continuity (subject to Force Majeure Causes) or receives a direct and absolute assignment from the assignor under the collateral assignment of its interest in such mortgage, in lieu of foreclosure, and upon the completion of such foreclosure or the obtaining of such assignment commences promptly to act under clause (i) or clause (ii) above, or

(iv) a Leasehold Mortgagee, in good faith, shall have proceeded pursuant to clause (ii) or clause (iii) above and during the period such Leasehold Mortgagee is proceeding pursuant to clause (ii) or clause (iii) above, such default is cured;

provided, that the Leasehold Mortgagee shall have delivered to Landlord its written agreement to take the action described in clause (i), (ii) or (iii) above and, subject to the provisions of Section 43.02(d), shall have assumed the obligation to cure the default in question and that during the period in which such action is being taken (and any foreclosure proceedings are pending), all of the other obligations of Tenant under this lease, to the extent they are susceptible of being performed by the Leasehold Mortgagee, including the payment of Fixed Rent and Additional Charges, are being duly performed within any applicable grace periods stated in Article 22. Notwithstanding the foregoing, at any time after the delivery of the aforementioned agreement, the Leasehold Mortgagee may notify Landlord, in writing, that it has relinquished possession of the Premises or that it will not institute foreclosure proceedings or, if such proceedings have been commenced, that it has discontinued them, and in such event, the Leasehold Mortgagee shall have no further liability under such agreement from and after the date it delivers such notice to Landlord (except for any obligations assumed by the Leasehold Mortgagee and accruing prior to the date it delivers such notice) and thereupon, Landlord shall give notice thereof to the next Leasehold Mortgagee entitled to such notice under Section 43.03(e). Unless such default has been cured or Tenant’s time period to cure under

Section 22.02 has not expired as of the date that is ten (10) days after the giving of such notice to such other Leasehold Mortgagee, Landlord shall thereafter have the unrestricted right, subject to and in accordance with all of the terms and provisions of this lease, to terminate this lease and to take any other action it deems appropriate by reason of any default by Tenant, and upon any such termination the provisions of Section 43.03 shall apply. For all purposes of this lease, the term “foreclosure proceedings” shall include, in addition to proceedings to foreclose a mortgage, where applicable, any foreclosure or similar proceedings commenced by a collateral assignee thereof with respect to its collateral assignment. Nothing contained herein shall be deemed to impose upon any Leasehold Mortgagee the obligation to perform any obligation of Tenant under this lease or to remedy any default by Tenant hereunder. Landlord shall accept performance by a Leasehold Mortgagee of any covenant, condition or agreement on Tenant’s part to be performed hereunder with the same force and effect as though performed by Tenant. Notwithstanding anything to the contrary contained herein, no performance by or on behalf of a Leasehold Mortgagee shall cause it to become a “mortgagee in possession” or otherwise cause it to be deemed to be in possession of the Premises or bound by or liable under this lease.

(c) From and after the date upon which Landlord receives notice of any mortgage by Tenant of its interest in this lease, Landlord and Tenant shall not modify or amend this lease in any respect or cancel or terminate this lease other than as provided herein without the prior written consent of the Leasehold Mortgagee(s) specified in such notice.

(d) Notwithstanding anything contained in Section 43.02(b) or elsewhere in this lease to the contrary, any default of Tenant under any provision of this lease which would not be susceptible of being cured by the Leasehold Mortgagee, even after completion of foreclosure proceedings or the Leasehold Mortgagee otherwise acquiring title to Tenant’s interest in this lease, shall be treated as if it were a default for which “possession of the Premises is required in order to cure” for purposes of clause (ii) of Section 43.02(b) and shall be automatically waived by Landlord upon the occurrence of the events described in clause (ii) or clause (iii) of Section 43.02(b), provided that during the pendency of such events all of the other obligations of Tenant under this lease, to the extent they are susceptible of being performed by the Leasehold Mortgagee, including the payment of Fixed Rent and Additional Charges, are being duly performed within any applicable grace periods. Notwithstanding anything in Section 43.02(b) to the contrary, no Leasehold Mortgagee shall have any obligation to cure any such default described above nor shall any Leasehold Mortgagee be required to agree in writing to cure such default in order to proceed under clause (ii) or clause (iii) of Section 43.02(b).

43.03. (a) In case of termination of this lease under the provisions of Article 22 or otherwise, or a reentry into the Premises under the provisions of Article 23 or otherwise, Landlord, subject to the provisions of Section 43.03(e), shall give prompt notice thereof to each Leasehold Mortgagee under a Leasehold Mortgage whose name and address shall have theretofore been given to Landlord, which notice shall be given as provided in Section 43.02(a). Landlord, on written request of such Leasehold Mortgagee made any time within fifteen (15) days after the giving of such notice by Landlord and at such Leasehold Mortgagee’s expense, shall execute and deliver within fifteen (15) days thereafter a new lease of the Premises to the Leasehold Mortgagee, or its nominee or designee, for the remainder of the Term, upon all the covenants, conditions, limitations and agreements herein contained; provided that the Leasehold Mortgagee or its nominee or designee shall (i) pay to Landlord, simultaneously with the delivery of such new lease, all unpaid Fixed Rent and Additional Charges due under this lease up to and including the date of the commencement of the term of such new lease and all expenses including, without limitation, reasonable attorneys’ fees and disbursements and court costs, incurred by Landlord in connection with the default by Tenant, the termination of this lease and the preparation of the new lease, and (ii) deliver to Landlord a statement, in writing, acknowledging that Landlord, by entering into a new lease with the Leasehold Mortgagee or its nominee or designee, shall not have or be deemed to have waived any rights or remedies with respect to defaults existing under this lease, notwithstanding that any such defaults existed prior to the execution of the new lease, and that the breached obligations which gave rise to the defaults and which are susceptible of being cured by Leasehold Mortgagee or its nominee or designee are also obligations under said new lease, but such statement shall be subject to the proviso that the applicable grace periods, if any, provided under the new lease for curing such obligations shall begin to run as of the first day of the term of said new lease

(b) Any such new lease and the leasehold estate thereby created shall be subject to any estate vested in or claims of Tenant and to any intervening liens, claims and encumbrances arising by reason of the acts or omissions of Tenant and Landlord shall have no obligation as to the priority of such new lease.

(c) Upon the execution and delivery of a new lease under this Section 43.03, all subleases of the Premises which have become direct leases between Landlord and the sublessee thereunder pursuant to Section 7.07(b) or pursuant to a Landlord’s Non-Disturbance Agreement entered into by Landlord with such sublessee shall thereupon be assigned and transferred by Landlord to the tenant named in such new lease, and Landlord shall enter into Landlord’s Non-Disturbance Agreements with respect to any such subleases that became a direct lease with Landlord pursuant to a pre-existing Landlord’s Non-Disturbance Agreement, and Leasehold Mortgagee shall provide a guarantor of such new lease which guarantor shall be satisfactory to Landlord in its sole discretion and which guarantor shall deliver a guaranty of lease in form and substance satisfactory to Landlord in its sole discretion. Between the date of termination of this lease and the earlier of (i) the date of execution and delivery of the new lease and (ii) the date such Leasehold Mortgagee’s option to request a new lease pursuant to this Section 43.03 expires if such Leasehold Mortgagee does not exercise such option, Landlord shall not enter into any new leases or subleases of the Premises, cancel or modify any then existing subleases, or accept any cancellation, termination or surrender thereof without the written consent of the Leasehold Mortgagee.

(d) Notwithstanding anything contained in this Section 43.03 to the contrary, a Leasehold Mortgagee shall have no obligation to cure any default by Tenant under any provision of this lease which is not susceptible of being cured.

(e) If there is more than one Leasehold Mortgage, Landlord shall recognize the Leasehold Mortgagee whose mortgage is senior in lien (or any other Leasehold Mortgagee designated by the Leasehold Mortgagee whose mortgage is senior in lien) as the Leasehold Mortgagee entitled to the rights afforded by Section 43.02 and this Section 43.03 for so long as such Leasehold Mortgagee shall be exercising its rights under this lease with respect thereto with reasonable diligence, subject to Force Majeure Causes, and thereafter Landlord shall give notice that such Leasehold Mortgagee has failed or ceased to so exercise its rights to the Leasehold Mortgagee whose mortgage is next most senior in lien (and so on with respect to each succeeding Leasehold Mortgagee that is given such notice and either fails or ceases to so exercise its rights), and then only such Leasehold Mortgagee whose mortgage is next most senior in lien shall be recognized by Landlord, unless such Leasehold Mortgagee has designated a Leasehold Mortgagee whose mortgage is junior in lien to exercise such right. If the parties shall not agree on which Leasehold Mortgage is prior in lien, such dispute shall be determined by a then current certificate of title issued by a title insurance company licensed to do business in the State of New York chosen by Landlord, and such determination shall bind the parties.

(f) Notwithstanding anything to the contrary contained herein, Landlord shall not commence an action for, nor require Tenant to pay damages calculated in accordance with the provisions of paragraph (a) of Section 24.01 prior to the date upon which the rights of any Leasehold Mortgagee to cure Tenant’s default and to request and receive a new lease have expired.

43.04. (a) Notwithstanding anything to the contrary herein, any foreclosure under any Leasehold Mortgage, or any exercise of rights or remedies under or pursuant to any Leasehold Mortgage, including the appointment of a receiver, shall not be deemed to violate this lease or, in and of itself, entitle Landlord to exercise any rights or remedies. Notwithstanding any other provision of this lease to the contrary, this lease may be assigned (i) by Tenant to a Leasehold Mortgagee (or its nominee or designee) at any time that Tenant is in default under this lease or under such Leasehold Mortgage and (ii) by a Leasehold Mortgagee (or its nominee or designee) at a foreclosure sale or by an assignment in lieu thereof, in either case without the consent of Landlord, and the provisions of Article 7 shall be inapplicable to any such assignment.

(b) In the event of any lawsuit, arbitration, appraisal or other dispute resolution proceeding, or any proceeding relating to the determination of rent or any component thereof, between Landlord and Tenant, Landlord shall notify each

Leasehold Mortgagee of whom Landlord shall have been given notice of the commencement thereof, which notice shall enclose copies of all notices, papers, and other documents related to such proceeding to the extent given or received by Landlord.

(c) Any insurance policies required to be maintained by Landlord under this lease shall name as additional insureds any Leasehold Mortgagees whose name and address shall have theretofore been provided to Landlord.

(d) Any assignment of subleases and/or the rents thereunder (i.e., an assignment of rents and leases) given to a Leasehold Mortgagee and/or any security interest in equipment or any other personal property given to a Leasehold Mortgagee shall, for all purposes of this lease be deemed to be “collateral to” a mortgage and made “in connection with” a mortgage, notwithstanding that such assignment or security interest secures an obligation to the Leasehold Mortgagee that is different from, or in addition to, that secured by the mortgage held by such Leasehold Mortgagee.

(e) Tenant’s making of a Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this lease, nor shall any Leasehold Mortgagee, as such, or in the exercise of its rights under this lease, be deemed to be an assignee or transferee of this lease so as to require such Leasehold Mortgagee, as such, to assume or otherwise be obligated to perform any of Tenant’s obligations hereunder except when, and then only for so long as, such Leasehold Mortgagee has acquired ownership and possession of Tenant’s leasehold estate pursuant to a foreclosure or other exercise of rights or remedies under its Leasehold Mortgage (as distinct from its rights under this lease to cure defaults of Tenant hereunder). Notwithstanding anything to the contrary contained in this lease, no Leasehold Mortgagee, or any person acting for or on behalf of a Leasehold Mortgagee, or any person acquiring Tenant’s leasehold estate pursuant to any foreclosure or other exercise of a Leasehold Mortgagee’s rights under its Leasehold Mortgage, shall have any liability under or with respect to this lease or a new lease except during such period as such person is Tenant under this lease or a new lease. Notwithstanding anything to the contrary herein, such person’s liability shall not in any event extend beyond its interest in this lease or a new lease and shall terminate upon such person’s assignment or abandonment of this lease or the new lease.

(f) No Leasehold Mortgage shall affect or reduce any rights or obligations of either party under this lease. All such rights and obligations shall continue in full force and effect notwithstanding any Leasehold Mortgage.

(g) There shall be no limitation whatsoever on the amount or nature of any obligation secured by a Leasehold Mortgage, the purpose for which the proceeds of any such financing may be applied, the nature or character of any Leasehold Mortgagee, the subsequent assignment, transfer or hypothecation of any Leasehold Mortgage, or the creation of participation or syndication interests with respect to any Leasehold Mortgage.

(h) If any actual or prospective Leasehold Mortgagee requires any modification(s) of this lease, then Landlord shall, at Tenant’s or such Leasehold Mortgagee’s request and expense, promptly execute and deliver to Tenant such instruments in recordable form effecting such modification(s) as such actual or prospective Leasehold Mortgagee shall require, provided that such modification(s) do not in any way alter the rent payable hereunder or the term hereof, or adversely affect Landlord’s rights or increase Landlord’s liability or obligations hereunder to more than a de minimis extent.

(i) Landlord shall, at Tenant’s request and expense, acknowledge receipt of the name and address of any Leasehold Mortgagee (or proposed Leasehold Mortgagee) and confirm to such party that such party is or would be, upon closing of its loan, a Leasehold Mortgagee with all rights of a Leasehold Mortgagee under this lease, which acknowledgment shall, if requested, be in recordable form, subject to confirmation then and at all times thereafter that neither Tenant nor any Affiliate of Tenant holds any interest therein.

(j) Upon request by Tenant or by any existing or prospective Leasehold Mortgagee, Landlord shall deliver to the requesting party such documents and agreements as the requesting party shall reasonably request to further effectuate the intentions of the parties with respect to Leasehold Mortgages as set forth in this lease, including a separate written instrument in recordable form signed and acknowledged by Landlord setting forth and confirming, directly for the benefit of specified Leasehold Mortgagee(s), any or all rights of Leasehold Mortgagees, but no such document, agreement or instrument or any provision contained in any thereof shall increase Landlord’s obligations or liabilities or decrease Landlord’s rights hereunder.

(k) If a Leasehold Mortgagee’s Leasehold Mortgage expressly limits such Leasehold Mortgagee’s exercise of any rights and protections provided for in this lease, then as between Tenant and such Leasehold Mortgagee the terms of such Leasehold Mortgage shall govern. A Leasehold Mortgagee may, by notice to Landlord, temporarily or permanently waive any specified rights of a Leasehold Mortgagee under this lease, and any such waiver shall be effective in accordance with its terms, but any such waiver shall not bind any subsequent Leasehold Mortgagee under a subsequent Leasehold Mortgage unless Landlord has relied to its detriment upon the initial waiver. Tenant’s default as mortgagor under a Leasehold Mortgage shall not constitute a default under this lease except to the extent that Tenant’s actions or failure to act in and of itself constitutes a breach of its obligations under this lease.

(l) Notwithstanding any provision hereof, the cure and new lease rights of any Leasehold Mortgage shall be subject to the following:

(i) No default shall be considered not susceptible of being cured if the failure to cure the same shall reduce the Fixed Rent or Additional Charges hereunder, create any lien or encumbrance on Landlord’s interest under this lease or in the Real

Property or, other than to an immaterial extent, result in any increase in Landlord’s obligations or liabilities hereunder or reduce Landlord’s rights hereunder;

(ii) No extended cure period allowed to any Leasehold Mortgagee hereunder shall subject Landlord to any criminal or civil fine or penalty or to any criminal prosecution (except that as o any civil fine or penalty such Leasehold Mortgagee shall unconditionally indemnify and hold harmless Landlord pursuant to an indemnity in form and substance reasonably satisfactory to Landlord from a reasonably credit-worthy party;

(iii) No extended cure period allowed to any Leasehold Mortgagee hereunder shall void, limit or restrict any insurance required to be maintained by Tenant hereunder or permit the Real Property to go uninsured for any period of time; and

(iv) If any lender to Landlord shall assert that Landlord is in default to such lender by reason of any extended cure period hereunder, the Leasehold Mortgagee shall immediately cure such default or lose the right to do so.

ARTICLE 44

Right Of First Offer To Purchase

44.01. (a) If during the initial term of this lease, Landlord desires to sell all or any portion of the Premises, whether in an asset transaction or, in substance, as a transfer of ownership interests, directly or indirectly, pertaining to the Premises, in a transaction intended to affect interests in the Premises as distinguished from all or substantially all of Landlord’s and its affiliates’ business interests, unless all or substantially all of said interests relate primarily to Landlord’s interest in the Premises (in either case, herein called the “Offered Property”), subject to the provisions of Section 44.03, Landlord shall give Tenant a notice (herein called the “Offering Notice”) offering to sell the Offered Property to Tenant at the purchase price (the “Offer Price”) and on the terms and conditions contained therein. Within thirty (30) days after the Offering Notice is given to Tenant (herein called the “Option Period”), Tenant shall elect, by notice to Landlord, to either (i) purchase the Offered Property on the terms contained in the Offering Notice (without any substantive change whatsoever) or (ii) refuse to purchase the Offered Property as herein provided. Time shall be of the essence with respect to Tenant’s election, and any failure by Tenant to notify Landlord of its election shall be deemed to be an election to refuse, and a waiver of Tenant’s right, to purchase the Offered Property in response to such Offering Notice (but not a waiver of any other rights that Tenant may have pursuant to this Article 44 in connection therewith). Landlord shall not be permitted to revoke the Offering Notice during the Option Period, but the Offering Notice shall be deemed to be revoked during the Option Period if Landlord and Tenant or its designee enter into a purchase agreement on terms different than those contained in the Offering Notice. If Tenant desires to purchase the Offered Property, Tenant and

Landlord shall enter into a purchase agreement, the form of which shall be negotiated in good faith by the parties and must include the terms set forth in the Offering Notice and the Terms set forth in Section 44.01(b) (the “Offer Contract”). The Offer Contract must be entered into within thirty (30) days following the expiration of the Option Period. Notwithstanding the foregoing, if the parties are not able to agree upon a final form of the Offer Contract within said thirty (30) day period, upon the request of either party, the final form of Offer Contract may be determined by expedited arbitration in accordance with Article 37 hereof. To provide further assurances for the parties, at any time prior to the execution of a contract with a third-party purchaser for a sale of ownership interests, Landlord shall have the right to give a written notice to Tenant, requesting that Tenant advise Landlord as to whether Tenant believes that such a sale would constitute a sale of the Offered Property as contemplated by the first sentence of this Section 44.01(a), and Tenant shall respond to any such request of Landlord within ten (10) Business Days after receipt of same (time being of the essence with respect to such response), failing which the transaction shall be deemed not to be a sale subject to this Article 44.

(b) Among other matters, the Offer Contract shall incorporate the following (“Terms”):

(i) a closing date that is thirty (30) days following the date of the Offer Contract;

(ii) the Offer Price shall be payable either solely in lawful money of the United States or, if not payable in its entirety in cash, then any other consideration must be of a type readily obtainable by Tenant;

(iii) the deposit required to bind the Offer Contract shall equal five percent (5%) of the Offer Price; and

(iv) that the seller will deliver the Offered Property to the buyer on the proposed closing date free of any liens (other than the lien of any first mortgage and other financing of Landlord’s interest in the Premises if such term was set forth as a requirement of the buyer to assume in the Offering Notice, and any liens created or arising from the acts of Tenant or its agents, or anyone claiming by or through such parties).

(v) that the Landlord shall not be required to give any representation or warranty regarding the Premises or this lease.

44.02. (a) If Tenant shall refuse (or shall be deemed to have refused) to purchase the Offered Property pursuant to this Article 44, then Landlord may undertake to complete the transfer of the Offered Property to a third party purchaser. Such transfer shall not be undertaken at a price which is not “substantially the same” as the Offer Price. For purposes hereof, “substantially the same” shall mean that the purchase price to be paid by the prospective buyer shall be no less than ninety percent

(90%) of the Offer Price taking into account all material relevant economic matters, including, without limitation, the payment of the purchase price in its entirety in cash (subject to any assumption of any financing by buyer, if any, in accordance with the parenthetical set forth in Section 44.01(b)(iv)) and a closing date of no more than thirty (30) days following the execution and delivery of the subject contract of sale. If Landlord does not then consummate the proposed transfer to the third party purchaser in accordance with the foregoing within twelve (12) months after the date of Tenant’s refusal or deemed refusal to purchase, and if a sale of the Offered Property is desired by Landlord after such period, Landlord must again offer the Offered Property to Tenant pursuant to Section 44.01(a). In addition, if Tenant shall refuse (or shall be deemed to have refused) to purchase the Offered Property pursuant to this Article 44 and thereafter within such six (6) month period Landlord desires to consummate a transaction in which the purchase price is not substantially the same as the Offer Price (hereinafter called the “Lower Price”), Landlord shall, prior to consummation of such transaction, deliver to Tenant a notice specifying the terms of such transaction, and such notice shall constitute an Offering Notice pursuant to which Landlord re-offers the Offered Property to Tenant pursuant to Section 44.01(a) at the Lower Price and otherwise on all the same terms set forth in said notice.

(b) If Tenant has refused or is deemed to have refused to purchase the Offered Property, Landlord shall, not more than ten (10) Business Days preceding a closing with a third party purchaser, deliver a notice to Tenant together with a fully executed copy of the contract of sale (and all amendments and exhibits thereto) and side letters and pertinent agreements, with such third party purchaser and its affiliates. Tenant shall, in writing and within five (5) Business Days after the delivery of such notice by Landlord, confirm or dispute that a specified purchase price is substantially the same as the Offer Price. Time shall be of the essence with respect to such notice from Tenant to Landlord and any failure to notify Landlord within such five (5) Business Day period shall be deemed for all purposes and as against all parties as Tenant’s agreement that the purchase price is substantially the same as the Offer Price. If Landlord fails to comply with its obligations pursuant to Section 44.02(a) or pursuant to this Section 44.02(b), Tenant may pursue any and all legal (but not equitable) rights and remedies that it may have in connection therewith.

44.03. Tenant’s rights granted under this Article 44 shall not apply to (a) a conveyance or assignment to an Affiliate of Landlord, (b) a transfer of up to fifty percent (50%) of the ownership interests directly or indirectly pertaining to the Premises to an unaffiliated third party, (c) to the sale to the purchaser at a foreclosure sale in connection with the foreclosure or to any sale pursuant to a bankruptcy proceeding or an order of a bankruptcy court, (d) to the conveyance or assignment to Superior Mortgagee or any designee of Superior Mortgagee in connection with a deed in lieu of foreclosure of the Mortgage, (e) a sale of interests in Landlord or an Affiliate of Landlord pursuant to a pledge of such interests to secure “mezzanine debt” or a transfer in lieu of any such sale or (f) any direct or indirect transfer, sale or pledge (including (but not limited to) by way of any merger, consolidation, amalgamation, sale, or other transfer of any kind) of the legal or beneficial interests (including, without limitation, any rights, distributions, profits or proceeds relating thereto) or assets of the parent entities (or other upper tier level entities) which comprise the indirect members of the Landlord entity; provided that any such transfer, sale or pledge is done for a good business purpose and not principally for the purpose of selling the Premises or any portion thereof or any interest therein to circumvent Tenant’s rights granted under this Article 44 or (g) transfers of the direct or indirect interests in the Landlord entity between its existing holders (as of the date hereof) of direct or indirect interests in the Landlord entity; it being understood and agreed that the foregoing shall not vitiate Landlord’s rights under clause (b) of this Section 44.03. Tenant’s rights hereunder shall survive any sale or transfer described in this Section 44.03.

44.04. Notwithstanding anything to the contrary in this Article 44, any transfer of the Offered Property pursuant to this Article shall be subject to this lease (i.e., Tenant shall retain its rights under this Article 44 following any and all transfers of the Offered Property during the Term), any subleases and any defects created, arising or resulting from any acts of Tenant or any assignee or subtenant of Tenant, and Landlord shall make no representations, warranties or covenants concerning same to Tenant or its assignee or subtenant.

44.05. Tenant shall keep confidential all information it receives with respect to the Offered Property or contained in any Offering Notice or any contract of sale submitted hereunder (except that Tenant may disclose such information (i) to such of its executive officers, employees and professional advisors as are reasonably required in connection with the analysis of the Offered Property, (ii) in connection with any arbitration or suit regarding same, and (iii) as may be required by law), provided that Tenant’s obligations pursuant to this Section 44.05 shall terminate after closing of the purchase of the Offered Property by Tenant (but otherwise Tenant’s obligations pursuant to this Section 44.05 shall survive).

44.06. Tenant agrees, at any time and from time to time after the rights to Tenant under this Article 44 are no longer in effect as to any particular transaction, as requested by Landlord with not less than ten (10) Business Days’ prior notice, to execute and deliver to Landlord a statement certifying that the rights granted to Tenant under this Article 44 are no longer in effect, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by Landlord and others with whom Landlord may be dealing, regardless of independent investigation; provided, however, the reliance referred to herein shall be limited to Tenant being estopped from contradicting any of the statements made in such certificate.

44.07. The provisions of this Article 44 shall be null and void if either (i) the Tenant under this Lease is no longer a Citigroup Tenant or (ii) the Named Tenant together with its Affiliates does not then occupy at least 80% of the Premises.

[signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.

388 REALTY OWNER LLC, Landlord

By:	388 Realty Mezz LLC, a Delaware limited liability company, its sole member

By:	Building Exchange Company, a Virginia corporation, its sole member

By:	/s/ Matthew Narby
Name:	Matthew Narby
Title:	Vice President

CITIGROUP GLOBAL MARKETS INC., Tenant

By:	/s/ Gus Gollisz
Name:	Gus Gollisz
Title:	Authorized Signatory

Tenant’s Federal Identification Number:

11-2418191

Schedule 1

Certificate of Insurance

(See Attached)

Schedule 22

Employees

Employee	Union	Job Title
A. CATALA	32BJ	CLEANER
C. FERGUSON	32BJ	CLEANER
W. BENITEZ	32BJ	CLEANER
B. JOHNSON	32BJ	LEAD H/M
J. PRIVOTT	32BJ	STARTER
M. VALENTIN	32BJ	CLEANER
J. KATEHIS	32BJ	CARPENTER
A. MARTE	32BJ	CLEANER
J. Mohammed	32BJ	CLEANER
Y. ZEJNELI	32BJ	CLEANER
J. CARRASCO	32BJ	CLEANER
B. ARIAS	32BJ	CLEANER
B. CWIEKALA	32BJ	CLEANER
T. BARYLSKA	32BJ	CLEANER
C. MEROLA	32BJ	STARTER
F. DOWLING	32BJ	CARPENTER
L. LORA	32BJ	HANDYMAN
N. THIEN	32BJ	HANDYMAN
Y. SEUN	32BJ	FOREPERSON
C. TEJEDA	32BJ	CLEANER
P. ORELLANA	32BJ	LOCKSMITH
O. OLENSKY	32BJ	HANDYMAN
H. NGUYEN	32BJ	Supervisor
A. MENAGI	32BJ	CLEANER
C.E. YEAU	32BJ	CLEANER
R. LY	32BJ	CLEANER
P. HUYNH	32BJ	CLEANER
J. AHMED	32BJ	CLEANER
M. SUON	32BJ	CLEANER
R. CASTRO	32BJ	CLEANER
M. TY	32BJ	CLEANER
E. GAWRYCHOWSKI	32BJ	CLEANER

[2]	Schedule to be revised as of the end of the term of this lease to reflect the then current employees.

G. ADAMS	32BJ	CLEANER
V. THOMAS	32BJ	CLEANER
S. SOK	32BJ	CLEANER
A. MAINU	32BJ	CLEANER
M. LASHEY	32BJ	CLEANER
D. LOUIS-JEUNE	32BJ	CLEANER
S. BY	32BJ	CLEANER
L. RODRIGUEZ	32BJ	CLEANER
A. KABA	32BJ	CLEANER
J. LY	32BJ	CLEANER
B. BACCHUS	32BJ	CLEANER
N. FLORES	32BJ	CLEANER
A. BERNACKA	32BJ	CLEANER
M. ZEOLI	32BJ	FOREPERSON
P. LUONG	32BJ	CLEANER
M. SALAM	32BJ	CLEANER
D. NOURIEL	32BJ	CLEANER
K. RIFAT	32BJ	CLEANER
K. ALBARDAK	32BJ	CLEANER
R. KUSZ	32BJ	CLEANER
M. MONTANA	32BJ	CLEANER
A. ZARUBIN	32BJ	CLEANER
R. PAGOADA	32BJ	CLEANER
J. TRUSZKOWSKI	32BJ	CLEANER
L. KLESZCZEWSKA	32BJ	CLEANER
I. BANUSHI	32BJ	CLEANER
M. SZETELA	32BJ	CLEANER
T. MAI	32BJ	CLEANER
B. ULMA	32BJ	CLEANER
T. NGUYEN	32BJ	CLEANER
J. SULLIVAN	32BJ	CLEANER
R. SMITH	32BJ	CLEANER
H. MIAH	32BJ	CLEANER
C. DESIMONE	32BJ	CLEANER
S. DEMIRCANLI	32BJ	CLEANER
O. KUKIC	32BJ	CLEANER
E. JIMENEZ	32BJ	CLEANER
D. CEKOVIC	32BJ	CLEANER
J. DEREWIECKI	32BJ	CLEANER
B. OLIVERA	32BJ	CLEANER
Z. VELESKI	32BJ	CLEANER
M. PRZYBEK	32BJ	CLEANER

2

P. PHAN	32BJ	CLEANER
R. GRANT	32BJ	CLEANER
G. PEREZ	32BJ	CLEANER
C. VONG	32BJ	CLEANER
KIM NA	32BJ	CLEANER
KONGORSKI JERZY	32BJ	CLEANER
R. KANDIC	32BJ	FOREPERSON
J. MALEC	32BJ	CLEANER
A. KRIKEL	32BJ	CLEANER
M. FRANCO-ALZATE	32BJ	Replacement Cleaner
LA HUNG	32BJ	Replacement Cleaner
F. DJONBALJAJ	32BJ	Replacement Cleaner
A. KRAJC	32BJ	Replacement Cleaner
L. NDOCI	32BJ	Replacement Cleaner
M. DIEP	32BJ	Replacement Cleaner
H. GJEVUKAJ	32BJ	Replacement Cleaner
J. LUGO	32BJ	Replacement Cleaner
E. MARULANDA	32BJ	Replacement Cleaner
M. BERISHA	32BJ	Replacement Cleaner
H. RUTKOWSKA	32BJ	Replacement Cleaner
E. ANDERSON	Local 94	Mechanic
J. PRIMIANO	Local 94	Asst. Chief Engineer
D. DOUGHERTY	Local 94	ENGINEER
W. BILECKY	Local 94	ENGINEER
T. MAZZA	Local 94	ENGINEER
W. SVIHRA	Local 94	ENGINEER
K. WELSH	Local 94	Engineer Helper
A. PERRICONE	Local 94	Engineer Helper
W. DOLAN	Local 94	ENGINEER
P. NOTO	Local 94	ENGINEER
R. HUARNECK	Local 94	ENGINEER
D. SCHOOK	Local 94	ENGINEER
E. WHITE	Local 94	Engineer

3

Schedule 3

Current Occupancy Agreements

1. Lease dated as of October 9, 1991 between Shearson Lehman Brothers Inc., as landlord, and Paul Castro d/b/a Paulo Shoe Repair, as tenant.

First Amendment to Lease dated as of January 31, 1994, between Smith Barney Shearson Inc. (successor to the interest of Shearson Lehman Brothers Inc.), as landlord, and Paul Castro d/b/a Paulo Shoe Repair, as tenant

Second Amendment to Lease – Extension and Modification dated as of March 31, 1996 between Smith Barney Inc. (f/k/a Smith Barney Shearson Inc. successor-in-interest to Shearson Lehman Brothers Inc.), as landlord, and Paul Castro d/b/a Paulo Shoe Repair, as tenant.

Third Amendment to Lease – Extension and Modification dated as of December 29, 1999 between Salomon Smith Barney Inc. (successor-in-interest to Smith Barney Inc.), as landlord, and The Cobbler Shop Inc. (f/k/a Paul Castro d/b/a Paulo Shoe Repair), as tenant.

2. Sublease dated as of June 28, 2007 between Tenant and Martin’s News & Sundry Shops, Inc.

EXHIBIT A

Legal Description

Parcel II (Block 216 Lot 1)

ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County, and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly line of Hubert Street with the westerly line of Greenwich Street;

RUNNING THENCE South 21 degrees 28 minutes 00 seconds East, along the westerly line of Greenwich Street, 210.01 feet;

THENCE South 68 degrees 07 minutes 20 seconds West, 140.00 feet;

THENCE South 21 degrees 52 minutes 40 seconds East, 9.00 feet;

THENCE South 68 degrees 07 minutes 20 seconds West, 281.89 feet to a point in the easterly line of West Street;

THENCE North 20 degrees 04 minutes 45 seconds West, along the easterly line of West Street, 219.11 feet to the corner formed by the intersection of the easterly line of West Street with the southerly line of Hubert Street;

THENCE North 68 degrees 07 minutes 20 seconds East, along the southerly line of Hubert Street, 416.52 feet to the point or place of BEGINNING.

The street lines described above are shown on map entitled “Map Showing a Change in the Street System, Etc., in Connection with the Washington Market Urban Renewal Area”, dated March 4, 1970, modified July 1, 1970, Acc. 29985 adopted by the Board of Estimate, October 8, 1970, CAL 15 and filed in the Office of the City Register, New York County, on November 30, 1970 as Map # 3756.

A-1

EXHIBIT B

Recorded Agreements

1. Revocable Consent Agreement made by the Franchise Division and accepted and agreed to by Tenant and US Bank National Association and recorded on May 19, 2004 in the Office of the City Register of the City of New York under CRFN 2004000314864.

2. Revocable Consent Agreement made by the Franchise Division and the IT Division and accepted and agreed to by Tenant and US Bank National Association and recorded on June 12, 2007 in the Office of the City Register of the City of New York under CRFN 2007000303882.

3. Zoning Lot Description and Ownership Statement, dated 3/28/1985 and recorded 3/29/1985 in Reel 892 Page 116.

4. Map Showing a Change in the Street System, Etc., in connection with the Washington Market Urban Renewal Area, dated March 4, 1970, modified July 1, 1970, Acc. 29985 adopted by the Board of Estimate, October 8, 1970, CAL 15 and filed in the Office of the City Register, New York County, on November 30, 1970 as Map #3756.

5. (l) Notice of Appropriation made by the Commissioner of Transportation of the State of New York, recorded 3/15/1999 in Reel 2836 Page 628. (Affects Streets)

With respect thereto:

a. Acquisition Map recorded 3/15/1999 in Reel 2836 Page 631.

(2) Superseding Notice of Appropriation made by the Commissioner of Transportation of the State of New York, recorded 3/15/1999 in Reel 2836 Page 471. (Affects Streets)

With respect thereto:

a. Acquisition Map recorded 3/15/1999 in Reel 2836 Page 474.

6. State of facts shown on that certain survey dated December 16, 1986, prepared by Earl B. Lovell – S.P. Belcher, Inc., as last redated pursuant to visual inspection on November 13, 2007.

B-1

EXHIBIT C

Form of Guaranty

Date: December     , 2007

388 Realty Owner LLC

c/o SL Green Realty Corp.

420 Lexington Avenue

New York, New York 10170

Ladies and Gentlemen:

In consideration of 388 Realty Owner LLC (“Landlord”) entering into that certain Lease with Citigroup Global Markets Inc. (“Tenant”), an indirect wholly-owned subsidiary of Citigroup Inc., dated [December __, 2007] and relating to the real property located at 390 Greenwich Street, New York, New York (the “Agreement”), Citigroup Inc., a corporation incorporated under the laws of Delaware, hereby agrees in accordance with the following:

1.	Citigroup Inc. guarantees to Landlord the payment of the amounts owing by the Tenant in accordance with the provisions of the Agreement (collectively, the “Obligations”) subject to the terms set forth below (this “Guarantee”).

2.	Notice of acceptance of this Guarantee and of default or non-payment by the Tenant is expressly waived, and payment under this Guarantee shall be subject to no other condition than the giving of a written request by Landlord, stating the fact of default or non-payment, mailed to Citigroup Inc. at its offices located at: Citigroup Inc., Corporate Treasury, 153 East 53rd Street, 5th Floor, New York, New York 10043. Citigroup Inc. shall make payment to Landlord of any and all amounts set forth in said written request, in immediately available funds in lawful money of the United States, within five (5) business days of Landlord’s delivery of said request. Landlord shall have the right to enforce this Guarantee without pursuing any right or remedy of Landlord against Tenant or any other party. Landlord may commence any action or proceeding based upon this Guarantee directly against Guarantor without making Tenant or anyone else a party defendant in such action or proceeding.

3.	Citigroup Inc. will have all those defenses that would be available to it if it were a primary co-obligor jointly and severally liable with Tenant, on the Obligations. However, subject to the first sentence of this paragraph 3, the obligations of Citigroup Inc. under this Guarantee shall in no way be impaired, abated, deferred, diminished, modified, released, terminated or discharged, in whole or in part, or otherwise affected, by any event, condition, occurrence, circumstance, proceeding, action or failure to act, with or without notice to, or the knowledge or consent of, Citigroup Inc., including, without limitation:

•	any extension, amendment, modification or renewal of the Agreement or of the Obligations;

•

any assignment, mortgage or other voluntary or involuntary transfer (whether by operation of law or otherwise), of all or any part of Tenant’s interest in the Agreement, or the occurrence of any such assignment, other voluntary or involuntary transfer;

•	any right, power or privilege that Landlord may now or hereafter have against any person, entity or collateral;

•	any waiver of any event of default, extension of time or failure to enforce any of the Obligations; or

•	any extension, moratorium or other relief granted to the Tenant pursuant to any applicable law or statute.

4.	This Guarantee and the obligations of Citigroup Inc. hereunder shall be irrevocably valid with respect to any claims asserted by Landlord prior to the date upon which the earlier to occur of:

•	return by Landlord of the original of this Guarantee; or

•	the close of business in New York on the first (1st) anniversary of the end of the term of the Agreement (“Final Termination Date”).

No claim by Landlord may be asserted under this Guarantee after the Final Termination Date.

5.	This Guarantee shall be binding upon Citigroup Inc. and its successors and assigns, and shall inure to the benefit of and may be enforced by the successors and assigns of Landlord or by any party to whom Landlord’s interest in the Agreement or any part thereof, including the rents, may be assigned whether by way of mortgage or otherwise. Wherever in this Guarantee reference is made to either Landlord or Tenant, the same shall be deemed to refer also to the then successor or assign of Landlord or Tenant.

6.	Citigroup Inc. represents and warrants to Landlord that as of the date hereof: (a) Citigroup Inc. has full power, authority and legal right to execute, deliver, perform and observe this Guarantee, including, without limitation, the payment of all moneys hereunder; (b) the execution, delivery and performance by Citigroup Inc. of this Guarantee have been duly authorized by all necessary corporate action; and (c) this Guarantee constitutes the legal, valid and binding obligation of Citigroup Inc., enforceable in accordance with its terms.

7.	Citigroup Inc. hereby waives any and all rights of subrogation (if any) which it may have against Tenant as a result of actions taken or amounts paid in connection with or relating to this Guarantee or to the Agreement until satisfaction and payment in full of all of the Obligations.

8.	No more than two (2) times during any calendar year, Citigroup Inc. shall, within ten (10) business days following request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Guarantee is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications) and that to the best of the certifying party’s knowledge, Citigroup Inc. is not in default hereunder (or if there is such a default, describing such default in reasonable detail).

9.	This Guarantee shall be governed by and construed in accordance with the laws of the State of New York. Citigroup Inc. shall be obligated to make payment hereunder only at the principal office of Citigroup Inc. in New York, New York.

Citigroup Inc. shall have no obligation to make payment or take action hereunder during any period when payment by the Tenant, in accordance with the provisions of the Agreement, would constitute a violation of any applicable laws (other than bankruptcy, liquidation, reorganization or similar laws affecting the enforcement of the rights of creditors generally).

IN WITNESS WHEREOF, Citigroup Inc. has caused these presents to be executed by its duly authorized officer this      day of December, 2007.

Very truly yours,

CITIGROUP INC.

By:

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

On this      day of December, in the year 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the                              of                              and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

Notary Public

EXHIBIT D

Superior Mortgagee SNDA Agreement

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT, dated the      day of                     , 200   by and among                      (including its successors and assigns), [as agent] (hereinafter called “Mortgagee“),                                         , a                                         , having an office at                                          (hereinafter called “Landlord”) and                                         , a                                          having an office at 388 Greenwich Street, New York, New York 10013 (hereinafter called “Tenant”).

W I T N E S S E T H:

WHEREAS, Tenant has entered into a certain lease dated as of the date hereof with Landlord (such lease, as the same may be amended, is hereinafter called the “lease” or the “Lease”), covering the entire land and improvements thereon commonly known as 390 Greenwich Street and located in New York, New York, as more particularly described on Schedule A attached hereto;

WHEREAS, Tenant has entered into a certain Reciprocal Easement Agreement respecting the Premises and 390 Greenwich Street, New York, New York, a copy of which is annexed to the Lease (the “REA”); and

WHEREAS, [certain lenders for which Mortgagee is acting as agent have made] Mortgagee has made a certain mortgage loan to the Landlord (hereinafter called the “Mortgage”; the documents entered into in connection therewith, as the same may be amended, restated, supplemented, replaced, consolidated, or otherwise modified from time to time, the “Mortgage Loan Documents”) and the parties desire to set forth their agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

1. Subject to the terms and conditions hereof, the lease and the REA shall be subject and subordinate in each and every respect to the lien of the Mortgage insofar as it affects the real property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum secured thereby and interest thereon and other sums payable thereunder and the Mortgage Loan Documents.

2. Tenant agrees that after notice is given to Tenant by Mortgagee it will attorn to and recognize Mortgagee, any purchaser at a foreclosure sale under the Mortgage, any transferees by deed in lieu of foreclosure of the Mortgage, and the successors and assigns of Mortgagee or any such purchasers or transferees who acquire the premises demised (the “Premises”) under the Lease (any of such parties is herein referred to as an “Acquiring Party”) in the event of any suit, action or proceeding for the foreclosure of the Mortgage or to enforce any rights thereunder, any judicial sale or execution or other sale of the Premises or the giving of a deed in lieu of foreclosure of any default under the Mortgage or, with respect to Mortgagee, after any event of default under the Mortgage Loan Documents pursuant to which Mortgagee has the right and elects to exercise the rights of Landlord under the Lease (each, an “Attornment Event”), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease upon the terms and conditions set forth in the Lease and this Agreement. Such attornment is to be effective as of the date that such Attornment Event occurs, without the execution of any further agreement. However, Tenant and the Acquiring Party agree to confirm the provisions of this Agreement in writing upon the request of either party.

3. In the event that it should become necessary to foreclose the Mortgage, Mortgagee thereunder or any Acquiring Party will not terminate the Lease nor the REA nor join Tenant in summary or foreclosure proceedings (unless Tenant is a necessary party thereto under law), nor disturb the possession of Tenant, nor diminish or interfere with Tenant’s rights and privileges under the Lease or the REA or any extensions or renewals of the Lease entered into pursuant to the Lease or consented to by Mortgagee, as applicable, so long as Tenant is not in default, after any applicable notice and grace period, under any of the terms, covenants, or conditions of the Lease and the REA, as the case may be.

4. In the event that Mortgagee or an Acquiring Party shall succeed to the interest of Landlord under the Lease (the date of such succession being hereinafter called the “Succession Date“), so long as Tenant is not in default, after any applicable notice and grace period, under any of the terms, covenants, or conditions of the Lease, Mortgagee or the Acquiring Party, as the case may be, shall not disturb the possession of Tenant and shall be bound by all of Landlord’s obligations under the Lease and the REA; provided that neither the Mortgagee nor any Acquiring Party shall be:

(a) liable for any act or omission or negligence or failure or default of any prior landlord (including Landlord) to comply with any of its obligations under the Lease or the REA, except to the extent that (1) such act or omission constitutes a default by landlord under the Lease or the REA and continues after the Succession Date, and (2) Mortgagee’s or Acquiring Party’s liability is limited to the effects of the continuation of such act or omission from and after the Succession Date and shall not include any liability of any prior landlord (including Landlord) which accrued prior to the Succession Date; or

(b) liable for the return of any security deposit, except to the extent such security deposit shall have been paid over (or assigned, in case of any letter of credit) to the Mortgagee or Acquiring Party; or

(c) subject to any counterclaims, offsets or defenses which Tenant might have against any prior landlord (including Landlord) except to the extent (1) that such counterclaims, offsets or defenses shall have accrued in accordance with the terms of the Lease or the REA, as applicable, including, without limitation, any offsets with respect to Landlord Reimbursement Amounts (as defined in the Lease) or (2) the basis for such counterclaims, offsets or defenses continue to exist from and after the Succession Date; provided that Mortgagee receives notice thereof in accordance with the Lease or the REA, as applicable; or

(d) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord, including Landlord, under the Lease (other than customary prepayments of operating expense and real estate tax and Landlord Reimbursement Amounts); or

(e) bound by any amendment or modification of the Lease or REA made without its consent, other than an amendment or modification entered into to confirm the exercise of a specific right or option under the Lease in accordance with all of the material terms of the Lease governing the exercise of such specific right or option.

[Clauses (a) through (e) shall not apply where the mortgagee of Superior Lessor (in the case of a Superior Lease) is an affiliate of Landlord]

5. Tenant agrees to give the Mortgagee and/or Acquiring Party, as applicable, a copy of any notice of default served upon the Landlord by Tenant at such time as such notice is served upon Landlord, provided that prior to being obligated to give notice to any Acquiring Party, Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of the Acquiring Party. No termination of the Lease as a result of such default will be effective as against Mortgagee unless it has received the aforementioned notice and the same opportunity to cure provided to Landlord under the Lease, running from the date Mortgagee receives such notice.

6. Mortgagee hereby consents to the Lease and, subject to the provisions of Paragraph 4 hereof, all of the terms and conditions thereof, and the terms of the Mortgage shall not affect such terms and conditions of the Lease.

7. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made hereunder (hereinafter collectively called “notices”) shall be in writing (whether or not so stated elsewhere in this agreement) and shall be deemed to have been properly given, rendered or made only if sent by (a) registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States, (b) nationally recognized overnight courier (e.g., Federal Express) with verification of delivery requested or (c) personal delivery with verification of delivery requested, in any of such cases addressed to the other party as follows:

If to Mortgagee:

with a copy to:

If to Landlord:

with a copy to:

If to Tenant:

with a copy to:

with an additional copy to:

and shall be deemed to have been given, rendered or made (i) if mailed, on the second Business Day following the day so mailed, unless mailed to a location outside of the State of New York, in which case it shall be deemed to have been given, rendered or made on the third Business Day after the day so mailed, (ii) if sent by nationally recognized overnight courier, on the first Business Day following the day sent or (iii) if sent by personal delivery, when delivered and receipted by the party to whom addressed (or on the date that such receipt is refused, if applicable). Each party may designate a change of address (or substitute parties for notice) by notice to the other, given at least fifteen (15) days before such change of address or notice party is to become effective. For purposes of this Agreement the term “Business Day” means any day that the New York Stock Exchange is open for business.

8. The liability of Mortgagee for the performance of any obligation of Landlord under the Lease shall be limited to Mortgagee’s interest in the Premises (which shall be deemed to include the proceeds of any insurance, condemnation, sale or refinancing proceeds received by Mortgagee or an Acquiring Party with respect to all or any portion of the Premises), and Tenant hereby agrees that any monetary judgment it may obtain against Mortgagee as a result of Mortgagee’s failure, as Landlord, to perform any of Landlord’s obligations under the Lease shall be enforceable solely against Mortgagee’s interest in the Premises. Notwithstanding the foregoing, Mortgagee shall not, by virtue of the Mortgage, be or become a mortgagee-in-possession or become subject to any liability or obligation under the Lease or otherwise until Mortgagee shall have acquired the interest of Landlord in the Premises, by foreclosure or otherwise.

9. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their successors and assigns.

10. Tenant acknowledges notice of the Mortgage and assignment of rents and leases from the Landlord for the benefit of the Mortgagee. Tenant agrees to continue making payments of rents and other amounts owed by Tenant under the Lease to the Landlord until notified otherwise in writing by the Mortgagee, and after receipt of such notice the Tenant agrees thereafter to make all such payments to the Mortgagee, without any further inquiry on the part of the Tenant, and Landlord consents to such payments made to the Mortgagee and Landlord waives and releases any claim it may have against Tenant for any sum paid by Tenant to Mortgagee pursuant to any such demand. This Agreement constitutes the entire agreement between the Mortgagee and Tenant regarding the subordination and non-disturbance of the Lease and the REA to the Mortgage. If this Agreement conflicts with the Lease or the REA, as applicable, then this Agreement shall govern as between the parties and their successors and assigns and any Acquiring Party.

11. This Agreement shall be governed by the laws of the State of New York, excluding such state’s principles of conflict of laws.

12. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

13. Tenant, Landlord and the Mortgagee hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

14. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

MORTGAGEE:

By:
Name:
Title:

LANDLORD:

By:
Name:
Title:

TENANT:

By:
Name:
Title:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the      day of                     , 200  , before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their/ capacity(ies), and that by, his/her/their signature(s) on the instrument, the individuals) or the person upon behalf of which the individuals acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the      day of                     , 200  , before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their/ capacity(ies), and that by, his/her/their signature(s) on the instrument, the individuals) or the person upon behalf of which the individuals acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the      day of                     , 200  , before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their/ capacity(ies), and that by, his/her/their signature(s) on the instrument, the individuals) or the person upon behalf of which the individuals acted, executed the instrument.

Notary Public

SCHEDULE A

Description of Premises

EXHIBIT E

Not Used

E-12

EXHIBIT F

Not Used

F-1

EXHIBIT G

Landlord’s Non-Disturbance Agreement

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT made as of the      day of                     , 200   by and among                              (hereinafter called “Landlord”),                                          (hereinafter called “Tenant”), and                                          (hereinafter called “Subtenant”).

W I T N E S S E T H:

WHEREAS, Landlord is the landlord under that certain lease dated as of                     , 2005 between Landlord, as lessor, and Tenant, as lessee (hereinafter called the “Overlease”), covering the entire premises (hereinafter called the “Demised Premises”) in the building known as 390 Greenwich Street, New York, New York (hereinafter called the “Building”) on land more particularly described in Exhibit A annexed hereto; and

WHEREAS, a portion of the Demised Premises comprised of                      (hereinafter called the “Sublease Premises”) has been subleased to Subtenant pursuant to that certain sublease dated as of                     , 20     between Tenant, as sublessor, and Subtenant, as sublessee (hereinafter called the “Sublease”).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration in hand paid, the parties hereto agree as follows:

1. So long as Subtenant is not in default, after notice and the lapse of any applicable grace period, in the performance of any terms, covenants and conditions to be performed on its part under the Sublease, then in such event:

(a) Unless any applicable law requires same, Subtenant shall not be joined as a party defendant in any action or proceeding which may be instituted or taken by the Landlord for the purpose of terminating the Overlease by reason of any default thereunder;

(b) Subtenant shall not be evicted from the Sublease Premises nor shall any of Subtenant’s rights under the Sublease be affected in any way by reason of any default under the Overlease, and

(c) Subtenant’s leasehold estate under the Sublease shall not be terminated or disturbed by reason of any default under the Overlease.

2. (a) If Landlord shall succeed to the rights of Tenant under the Sublease by termination of the Overlease or the expiration of the term thereof or otherwise, Landlord, as Subtenant’s landlord under said Sublease, shall accept Subtenant’s attornment and Subtenant agrees to so attorn and recognize Landlord as Subtenant’s landlord under said Sublease without further requirement for execution and delivery of any instrument to further evidence the attornment set forth herein. Subtenant or Landlord will, each within ten (10) business days after demand of the other, execute and deliver any instrument that may reasonably be required to evidence such attornment.

(b) Subject to the provisions of subparagraph 2(c) below, upon any such attornment and recognition, the Sublease shall continue in full force and effect as, or as if it were, a direct lease between Landlord and Subtenant upon all of the then executory terms, conditions and covenants as are set forth in the Sublease (as the same incorporates by reference the Overlease, notwithstanding the termination of the Overlease), and shall be applicable after such attornment, provided, to the extent that Landlord has any rights under the Overlease which are applicable to the Demised Premises and are in addition to the rights of the lessor under the Sublease, such rights shall be deemed incorporated into the Sublease, notwithstanding the termination of the Overlease; and provided, further that Landlord shall not be (i) subject to any credits, offsets, defenses or claims which Subtenant might have against Tenant; nor (ii) bound by any rent which Subtenant might have paid for more than the current month to Tenant (other than customary prepayments of Taxes and Operating Expenses), unless such prepayment shall have been made with Landlord’s prior written consent; nor (iii) liable for any act or omission of Tenant; nor (iv) bound by any covenant to undertake or complete any improvement to the Sublease Premises or the Building; nor (v) be required to account for any security deposit other than any security deposit actually delivered to Landlord; nor (vi) liable for any payment to Subtenant of any sums, or the granting to Subtenant of any credit, in the nature of a contribution towards the cost of preparing, furnishing or moving into the Sublease Premises or any portion thereof; nor (vii) bound by any amendment, modification or surrender of the Sublease made without Landlord’s prior written consent, other than an amendment or modification entered into to confirm the exercise of a specific right or option under the Sublease in accordance with all of the material terms of the Sublease governing the exercise of such specific right or option. Subtenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Sublease or the obligations of Subtenant thereunder by reason of any action or proceeding for the purpose of terminating the Overlease by reason of any default thereunder.

(c) Notwithstanding anything to the contrary contained herein, in the event that the rental rate set forth in the Sublease, on a per rentable square foot basis (including fixed rent and additional rent on account of real estate taxes, operating expenses and electricity), after taking into account all rent concessions provided for in the Sublease, is less than the Minimum Sublease Rent (as such term is defined in Section 7.09 of the Lease), the Sublease shall be deemed to be automatically amended effective as of the date of the aforementioned attornment and recognition so that from and after the date of such attornment and recognition, the rental rate payable under the Sublease shall be increased to an amount that is equal to all of the same economic terms and conditions (including fixed rent and additional rent on account of real estate taxes, operating expenses and electricity) that would have been applicable as between Landlord and Tenant under the Overlease with respect to the Sublease Premises for the period commencing on such date of attornment and ending on the expiration date of the such Sublease. Subtenant or Landlord will, each within ten (10) business days after demand of the other, execute and deliver an amendment to the Sublease, in form reasonably satisfactory to Landlord and Subtenant, setting forth such increase in the rental rate payable under the Sublease to the Lease Rent; provided, however, that the absence of such written amendment shall not, in any event, affect the automatic rental increase described herein.

3. The Sublease now is and shall remain subject and subordinate to the Overlease and to any ground or underlying lease affecting the Demised Premises and to all renewals and replacements, extensions, consolidations and modifications thereof, and to all other matters to which the Overlease shall be subordinate, subject to the terms and conditions of this Agreement.

4. This Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto, their successor and assigns.

5. This Agreement may not be modified except by an agreement in writing signed by the parties or their respective successors in interest.

6. Any notice, statement, demand, consent, approval or other communication (collectively, “notices”) required or permitted to be given, rendered or made pursuant to, under, or by virtue of this Agreement (or any amendment to the Sublease made pursuant hereto) must be in writing and shall be deemed to have been properly given, rendered or made only if sent by (a) registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States, (b) nationally recognized overnight courier (e.g., Federal Express) with verification of delivery requested or (c) personal delivery with verification of delivery requested, in any of such cases addressed to the party for whom intended at its address set forth above. Notices shall be deemed to have been given, rendered and made (i) if mailed, on the second Business Day following the day so mailed, unless mailed to a location outside of the State of New York, in which case it shall be deemed to have been given, rendered or made on the third Business Day after the day so mailed, (ii) if sent by nationally recognized overnight courier, on the first Business Day following the day sent or (iii) if sent by personal delivery, when delivered and receipted by the party to whom addressed (or on the date that such receipt is refused, if applicable). Each party may designate a change of address (or substitute parties for notice) by notice to the others, given at least fifteen (15) days before such change of address or notice party is to become effective.

[Signatures follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto.

LANDLORD:

By:
Name:
Title:

TENANT:

By:
Name:
Title:

SUBTENANT:

By:
Name:
Title:

EXHIBIT H

Not Used

H-1

EXHIBIT I-1

Form of Memorandum of Lease

MEMORANDUM OF LEASE

between

388 REALTY OWNER LLC,

as Landlord

and

CITIGROUP GLOBAL MARKETS INC.

as Tenant

Dated: As of December     , 2007

Location of Premises

City, County and State of New York

Address:	390 Greenwich Street
Section:
Block:
Lot:

Record and Return to:

Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street
New York, New York 10022
Attention: David M. Brooks, Esq.

MEMORANDUM OF LEASE

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

NAME AND ADDRESS OF LANDLORD:	388 Realty Owner LLC c/o SL Green Realty Corp. 420 Lexington Avenue New York, New York 10170

NAME AND ADDRESS OF TENANT:	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013
DATE OF LEASE:	As of December , 2007

DESCRIPTION OF PREMISES:	The Premises consist of the land and improvements (the “Building”) thereon located 390 Greenwich Street, New York, New York such land being more particularly described in Schedule A attached hereto (the “Real Property”).

COMMENCEMENT DATE OF INITIAL TERM:	December , 2007

EXPIRATION DATE OF INITIAL TERM:	December , 2020

RIGHT TO GRANT EASEMENTS	Tenant has the right to grant certain easements which burden the Real Property as more particularly described in Article 33 of the Lease.

RENEWAL TERMS:	The Lease contains three (3) ten (10) year extension options. The extension options are more particularly described in Article 36 of the Lease.

RIGHT TO GRANT LEASEHOLD MORTGAGES	During the period that Tenant leases the entire Building, Tenant may subject its interest in the Lease and the leasehold interest created thereby may at any time and from time to time be, directly or indirectly, to one or more leasehold mortgages. The holders of any such leasehold mortgages shall be entitled to certain rights under the Lease as more particularly set forth in the Lease, including Article 43 thereof.

RIGHT OF FIRST OFFER TO PURCHASE:	The Lease contains a right of first offer to purchase the Premises or interests therein, as more particularly described in Article 44 of the Lease.

NAMING AND SIGNAGE RIGHTS:	Tenant has the right to name the Building, and Tenant has exclusive rights with respect to signs, banners, flags, monuments, kiosks and other means of identification, as more particularly described in Articles 16 of the Lease.

ROOFTOP RIGHTS:	Tenant has exclusive rights with respect to the rooftop of the Building, as more particularly described in Article 39 of the Lease.

SURVIVING OBLIGATIONS:	Landlord’s obligations pursuant to Section 3.05(a) of the lease will survive the termination of the Lease

This instrument is intended to be only a Memorandum of Lease, reference to which is hereby made for all of the terms, conditions and covenants of the parties. This instrument shall not be construed to modify, change, vary or interpret said Lease or any of the terms, covenants or conditions thereof. In all instances, reference to the Lease should be made for a full description of the rights and obligations of the parties. The recordation of this Memorandum is in lieu of, and with like effect as, the recordation of the Lease.

[signatures follow]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Memorandum of Lease on the date hereinabove first set forth.

WITNESS:		LANDLORD:

By:		388 REALTY OWNER LLC, a Delaware limited liability company
Print Name
		By:	388 Realty Mezz LLC, a Delaware limited liability company, its sole member

		By:	Building Exchange Company, a Virginia corporation, its sole member

By:
Name:
Title:

WITNESS:		TENANT:

By:		CITIGROUP GLOBAL MARKETS INC., a New York corporation
Print Name

By:
Name:
Title:

State of New York
	}	SS:
County of New York

On the      day of                      in the year 2007 before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

State of New York
	}	SS:
County of New York

On the      day of                      in the year 2007 before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

SCHEDULE A

Legal Description

EXHIBIT I-2

FORM OF TERMINATION OF MEMORANDUM OF LEASE

388 REALTY OWNER LLC,

(Landlord)

- and -

CITIGROUP GLOBAL MARKETS INC.,

(Tenant)

TERMINATION OF

MEMORANDUM OF LEASE

Dated:
Location:	390 Greenwich Street
Section:
Block:	186
Lot:	1
County:	New York

PREPARED BY AND UPON

RECORDATION RETURN TO:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Jonathan L. Mechanic, Esq.

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TERMINATION OF

MEMORANDUM OF LEASE

THIS TERMINATION OF MEMORANDUM OF LEASE, dated as of the      day of                     , 20     (this “Termination”) by and between 388 REALTY OWNER LLC, a Delaware limited liability company, having an office at c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170 (“Landlord”) and CITIGROUP GLOBAL MARKETS INC., a New York corporation, having an office at 388 Greenwich Street, New York, New York 10013 (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are parties to a certain Lease, dated as of December     , 2007 (“Lease”) pursuant to which Landlord leased to Tenant, and Tenant hired from Landlord, that certain building commonly known as 390 Greenwich Street, New York, New York, more particularly bounded and described as set forth in Schedule 1 annexed hereto; and

WHEREAS, in accordance with Section 291-c of the New York State Real Property Law and Section 31.01 of the Lease, the parties recorded a memorandum of lease (the “Memorandum”) summarizing certain (but not all) of the provisions, covenants and conditions set forth in the Lease;

NOW, THEREFORE, Landlord and Tenant declare as follows:

1. Memorandum of Lease. The Memorandum was recorded in the office of the Register of The City of New York on                                         , 20    , bearing City Register File No. (CFRN)                     .

2. Termination of Lease. The Lease has terminated and is of no further force and effect.

3. Termination of Memorandum of Lease. In connection with the termination of the Lease, the Memorandum is of no further force and effect and the parties hereto wish to terminate the Memorandum pursuant to the recordation of this Termination.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Termination as of the date first set forth above.

LANDLORD:

388 REALTY OWNER LLC, a Delaware limited liability company

By:	388 Realty Mezz LLC, a Delaware limited liability company, its sole member

By:	Building Exchange Company, a Virginia corporation, its sole member

By:
Name:
Title:

TENANT:

CITIGROUP GLOBAL MARKETS INC., a New York corporation

By:
Name:
Title:

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ACKNOWLEDGMENT

STATE OF NEW YORK	}
SS.:
COUNTY OF NEW YORK

On the      day of                      in the year 20    , before me, the undersigned, a Notary Public in and for said state, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK	}
SS.:
COUNTY OF NEW YORK

On the      day of                      in the year 20    , before me, the undersigned, a Notary Public in and for said state, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

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Schedule 1

Legal Description

Parcel II (Block 216 Lot 1)

ALL that certain lot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County, and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly line of Hubert Street with the westerly line of Greenwich Street;

RUNNING THENCE South 21 degrees 28 minutes 00 seconds East, along the westerly line of Greenwich Street, 210.01 feet;

THENCE South 68 degrees 07 minutes 20 seconds West, 140.00 feet;

THENCE South 21 degrees 52 minutes 40 seconds East, 9.00 feet;

THENCE South 68 degrees 07 minutes 20 seconds West, 281.89 feet to a point in the easterly line of West Street;

THENCE North 20 degrees 04 minutes 45 seconds West, along the easterly line of West Street, 219.11 feet to the corner formed by the intersection of the easterly line of West Street with the southerly line of Hubert Street;

THENCE North 68 degrees 07 minutes 20 seconds East, along the southerly line of Hubert Street, 416.52 feet to the point or place of BEGINNING.

The street lines described above are shown on map entitled “Map Showing a Change in the Street System, Etc., in Connection with the Washington Market Urban Renewal Area”, dated March 4, 1970, modified July 1, 1970, Acc. 29985 adopted by the Board of Estimate, October 8, 1970, CAL 15 and filed in the Office of the City Register, New York County, on November 30, 1970 as Map # 3756.

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EXHIBIT J

ARTICLE 19

Damage or Destruction

19.01. For purposes of this lease, the following terms shall have the following meanings:

(a) the term “Leasehold Improvements” shall mean all improvements heretofore or hereafter made to portions of the Premises other than portions of the Premises constituting Base Elements.

(b) the term “Base Elements” shall mean the structure, core and shell of the Building and the Building’s Systems.

(c) the term “Building Systems” shall mean (1) the elevators and escalators of the Building; (2) the window washing and waste compacting and removal equipment of the Building; (3) the core toilets and utility closets of the Building, and all fixtures and equipment installed therein; (4) the electrical, HVAC, mechanical, chilled water, condenser water, plumbing, domestic water, sanitary, sprinkler, fire control, alarm and prevention, BMS, life safety and security systems (including, without limitation, all core Class-E devices) and other facilities of the Building (together with all related equipment), brought to and including, but not beyond, the point on each floor of the Building at which such systems connect to horizontal distribution facilities; provided, however that, notwithstanding anything contained in this clause (4) to the contrary, the following shall be considered part of the Building Systems: (x) the entire main distribution loop of the sprinkler system on each floor of the Building and (y) the entire HVAC system on each floor of the Building; and (5) raised floors.

19.02. If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this lease shall not be terminated as hereinafter provided in this Article 19), then:

(a) Landlord shall promptly settle any insurance claims and repair the damage to and restore and rebuild the Base Elements (subject to changes thereto necessitated by Legal Requirements) diligently and in a workmanlike manner (herein called “Landlord’s Restoration Obligation”), and

(b) Tenant shall repair the damage to and restore such portion of the Leasehold Improvements on such floor (or, in the case of a floor on which Tenant is not a full-floor tenant, the portion of such floor demised to Tenant) as Tenant shall deem desirable but at a minimum shall include drop ceilings, lighting and HVAC distribution commensurate with a usable open floor plan (herein collectively called the “Improvements Restoration Work”),

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which Landlord’s Restoration Obligation and Improvements Restoration Work shall be performed diligently and in a workmanlike manner. Landlord and Tenant shall each use all commercially reasonable efforts to coordinate the performance of Landlord’s Restoration Work and the Improvements Restoration in such a manner that there will not be delays (except to a de minimis extent) in the performance of Landlord’s Restoration Obligation and Tenant’s Improvements Restoration Work (e.g., in connection with the scheduling of freight elevator service).

The Improvements Restoration Work shall be deemed to constitute Alterations for the purposes of Article 11. The proceeds of policies providing coverage for Leasehold Improvements shall be paid to Tenant, to be used by Tenant to perform the Improvements Restoration Work, to the extent Tenant is to perform the same, and after the completion of the Improvements Restoration Work, any excess may be retained by Tenant. If this lease shall be terminated by Landlord or Tenant pursuant to this Article 19, then Tenant shall retain the proceeds of policies providing coverage for Leasehold Improvements. Tenant shall be solely responsible for (1) the amount of any deductible under the policy insuring the Leasehold Improvements and (2) the amount, if any, by which the cost of the Improvements Restoration Work exceeds the available insurance proceeds therefor.

19.03. If all or part of the Premises shall be damaged or destroyed or rendered completely or partially untenantable or inaccessible on account of fire or other casualty, the Fixed Rent and the other amounts payable by Tenant hereunder shall be abated in the proportion that the untenantable area of the Premises bears to the total area of the Premises for the period from the date of the damage or destruction to:

(a) the date by which Tenant, acting diligently following Landlord’s restoration of the damage to the Base Elements has or could have restored the Leasehold Improvements and Tenant’s Property and re-commenced the conduct of business from the affected portion of the Premises, or

(b) if the Premises are so damaged or destroyed that the Premises are rendered untenantable due to insufficient access to the Premises, the date on which the Premises shall be made tenantable and sufficient access thereto shall be available;

provided, however, in the case of (a) or (b) above, should Tenant or any of its subtenants reoccupy a portion of the Premises for the conduct of business prior to the date that the Premises are substantially repaired or made tenantable, the Fixed Rent and the other amounts payable hereunder by Tenant allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the Premises bears to the total area of the Premises, shall be payable by Tenant from the date of such occupancy. For purposes of this Article 19, the term “untenantable” shall mean inaccessible or unusable for the normal conduct of Tenant’s (or any of its subtenant’s) business in a manner which is consistent with Tenant’s (or such subtenant’s) use prior to the occurrence of the casualty in question and Tenant ceases the operation of its business

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within the Premises (or the portion thereof deemed “untenantable”, as the case may be) other than to the limited extent of Tenant’s security personnel for the preservation of Tenant’s property, Tenant’s insurance adjusters, and/or a minimal number of Tenant’s employees for file retrieval, planning of temporary relocation and other disaster recovery functions (collectively, “Disaster Functions”). In the event that a portion of any floor of the Premises is rendered untenantable and in Tenant’s good faith judgment Tenant cannot use the tenantable portion of such floor for the conduct of Tenant’s (or any of its subtenant’s) business in a manner which is consistent with Tenant’s (or such subtenant’s) use prior to the occurrence of such casualty and Tenant (or such subtenant) ceases the operation of its business within the entire floor (except for Disaster Functions), such entire floor shall be deemed to be untenantable. In the event that a portion of the Premises is rendered untenantable and in Tenant’s good faith judgment Tenant cannot use the tenantable portion of the Premises for the conduct of Tenant’s business in a manner which is consistent with Tenant’s use prior to the occurrence of such casualty and Tenant ceases the operation of its business within the entire Premises (except for Disaster Functions), the entire Premises shall be deemed to be untenantable.

19.04. (a) (x) If (i) the Building shall be seventy-five (75%) percent or more damaged or destroyed by fire or other casualty such that the completion of Landlord’s Restoration Obligation requires more than eighteen (18) months to complete, (ii) forty percent (40%) or more of the rentable area of the Premises shall be rendered untenantable due to damage or destruction to the Building such that the completion of Landlord’s Restoration Obligation in connection therewith requires more than eighteen (18) months to complete, (iii) the Building shall be so damaged or destroyed by fire or other casualty that Landlord’s Restoration Obligation requires the expenditure of more than forty (40%) percent of the full insurable value of the Building immediately prior to the casualty (in the case of (i), (ii) or (iii), as estimated by a reputable contractor, registered architect or licensed professional engineer designated by Landlord subject to Tenant’s approval, which approval Tenant shall not unreasonably withhold, condition or delay (herein called “Landlord’s Expert”) or (y) if the Premises shall be totally or substantially (i.e., for this purpose, more than fifty percent (50%)) damaged or destroyed and it would require one hundred eighty (180) days (or in the case of the last year of the Term, ninety (90) days) or more to complete Landlord’s Restoration Obligation during the last two (2) years of the Term (as estimated in any such case by Landlord’s Expert), and, if the circumstances set forth in clause (x)(i), (ii) or (iii) above have occurred, then in any such case Landlord may terminate this lease by giving Tenant notice to such effect (herein called “Landlord’s Casualty Termination Notice”) as soon as practicable under the circumstances and in any event within ninety (90) days after the date of the casualty, and upon the giving of such notice this lease and the term and estate hereby granted shall terminate as of the date set forth in such notice (provided, however, that if Tenant is then in occupancy of the Premises, Tenant shall have the right, to be exercised by written notice to Landlord given within thirty (30) days after Tenant’s receipt of Landlord’s termination notice, to extend the date set forth in Landlord’s termination notice to a date up to one hundred eighty (180) days after the giving of Landlord’s termination notice).

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(b) In the case of any damage or destruction mentioned in this Article 19 that shall affect twenty percent (20%) or more of the rentable area of the Premises, Tenant, subject to the thirty (30) day cure period set forth in the last sentence of this Section 19.04(b), may terminate this lease by notice given to Landlord in accordance with the last sentence of this Section 19.04(b) if Landlord shall not have completed Landlord’s Restoration Obligation on or before the Restoration Completion Date or has not commenced repair and restoration of the Base Elements within ninety (90) days (or in the case of the last year of the Term, forty-five (45) days) from the date of such casualty or said work is not prosecuted with reasonable diligence to its completion within one hundred eighty (180) days (or in the case of the last year of the Term, ninety (90) days) after the date of such damage or destruction. As used herein, the term “Restoration Completion Date” shall mean the date that is one hundred eighty (180) days (or in the case of the last year of the Term, ninety (90) days) from the date of such damage or destruction, subject to extension in accordance with the provisions of this Section 19.04(b) and the provisions of Sections 19.04(c) and 19.09. Tenant shall have the right, at any time prior to the date on which Landlord completes its repair and restoration obligations set forth in this Article 19, to commence an expedited arbitration proceeding in accordance with the provisions of Article 37 for purposes of determining the estimated date on which Landlord shall be able to substantially complete such repair and restoration obligations (herein called the “Anticipated Completion Date”). If it is determined pursuant to such expedited arbitration that based upon Landlord’s progress the restoration could not be completed by the earlier to occur of (x) the Expiration Date and (y) the date that is thirty (30) days after the Restoration Completion Date, even with the use of overtime labor, Tenant shall have the right, within thirty (30) days after such determination is made, (x) to terminate this lease in its entirety, by giving notice of such termination to Landlord, and on the date set forth in such notice, which shall not in any event be more than one hundred eighty (180) days after the giving of such notice, this lease will terminate as if such date were the Expiration Date specified herein unless Landlord shall complete its repair and restoration obligations set forth in this Article 19 prior to such date; provided, however, that Landlord shall elect, in its sole discretion, whether such expedited arbitration shall consider the use of overtime labor, in which event the determination in such expedited arbitration shall set forth the amounts of overtime labor assumed in connection with the rendering of such determination. If Tenant does not give such termination notice within said thirty (30) day period, then the Restoration Completion Date provided for herein shall automatically be deemed extended to the date which is thirty (30) days following the Anticipated Completion Date determined in such expedited arbitration proceeding. Except as expressly provided in this Section 19.04, Tenant shall not be entitled to terminate this lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Base Elements or of the Building pursuant to this Article 19 unless Landlord fails to perform such repair or restoration on an overtime basis under circumstances where Landlord is required to do so pursuant to the next succeeding sentence. Landlord shall use all reasonable efforts to perform such repair or restoration diligently and in a workmanlike manner and in such

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manner as to not unreasonably interfere with Tenant’s use and occupancy of the Premises; provided, however, that: (i) Landlord shall not be required to perform such repair or restoration work on an overtime basis except to the extent that the cost of such overtime work would be covered by Landlord’s insurance, unless the notice of the Anticipated Completion Date given to Tenant pursuant to Section 19.04(c) (or the determination of the Anticipated Completion Date by an expedited arbitration as aforesaid) provides for an Anticipated Completion Date that is earlier than one hundred eighty (180) days (or in the case of the last year of the Term, ninety (90) days) from the date of such damage or destruction only on the condition that all or a portion of such repair or restoration work is performed on an overtime basis (in which event Landlord shall perform such repair or restoration work or such portion thereof on an overtime basis in the amounts specified in such notice or in such expedited arbitration regardless of whether the cost thereof would by covered by such insurance) or (ii) upon Tenant’s written request and agreement to bear the incremental additional cost of same, Landlord shall perform the repair and restoration of the Base Elements on an overtime basis. In the event that Tenant becomes entitled to terminate this lease and the term and estate hereby granted pursuant to the provisions of the first sentence of this Section 19.04(b), Tenant may do so by giving a notice to such effect to Landlord at any time following the date on which Tenant becomes so entitled but prior to the date on which Landlord completes its repair and restoration obligations set forth in this Article 19, and unless Landlord shall complete its repair and restoration obligations set forth in this Article 19 prior to the expiration of thirty (30) days from Landlord’s receipt of such notice, this lease and the term and estate hereby granted shall terminate as of such thirtieth (30th) day (or such later date set forth in such notice which shall not in any event be more than one hundred eighty (180) days after the giving of such notice) with the same force and effect as if such date were the Expiration Date specified herein.

(c) Within fifteen (15) days following the date of casualty, Landlord shall give Tenant a notice (herein called the “Expert’s Notice”) prepared by a reputable contractor, registered architect or licensed professional engineer designated by Landlord’s Expert, setting forth the date which it estimates as the Anticipated Completion Date (which notice shall, at Landlord’s sole election, state whether and to what extent such estimate requires the repair or restoration work to be performed on an overtime basis). If Landlord shall fail to timely deliver an Expert’s Notice and such failure shall continue for five (5) days after Landlord’s receipt of written notice from Tenant making specific reference to the right of Tenant contained in this sentence and if Landlord fails to deliver the Expert’s Notice prior to the expiration of such five (5) day period, or if the Anticipated Completion Date shall be after the date that is after the Restoration Completion Date (or in the case of the penultimate year of the Term, thirty (30) days after the Restoration Completion Date), Tenant shall have the right, within sixty (60) days after the Expert’s Notice has failed to be delivered or is given, as applicable, to terminate this lease in its entirety, by giving notice of such termination to Landlord, and on the date set forth in such notice, which shall not in any event be more than one hundred eighty (180) days after the giving of such notice, this

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lease will terminate as if such date were the Expiration Date specified herein. Unless Landlord fails to perform such restoration on an overtime basis under circumstances where Landlord is required to do so as provided in Section 19.04(b), in no event shall Landlord be liable to Tenant in the event the restoration is not completed on the Anticipated Completion Date and Tenant’s sole remedy shall be the termination right herein provided.

(d) Any contracts entered into by Landlord for the performance of Landlord’s repair and restoration obligations pursuant to this Article 19 shall require the contractor(s) thereunder to complete such repair and restoration work on or prior to the Anticipated Completion Date and to perform such work on an overtime basis if and to the extent necessary to complete same on or prior to the Anticipated Completion Date as specifically stated in an Expert’s Notice or a determination of the Anticipated Completion Date by expedited arbitration in accordance with the provisions of Article 37.

19.05. Landlord and Tenant shall cooperate with each other in connection with the settlement of any insurance claims and the collection of any insurance proceeds payable in respect of any casualty to the Building and/or Leasehold Improvements and/or Tenant’s Property and in the performance of their respective restoration obligations, and shall comply with all reasonable requests made by the other in connection therewith, including, without limitation, the execution of any affidavits required by the applicable insurance companies.

19.06. Except to the extent expressly set forth in this Article 19, Tenant shall not be entitled to terminate this lease and Landlord shall have no liability to Tenant for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises pursuant to this Article 19.

19.07. Landlord will not carry insurance of any kind on Tenant’s Property or on Tenant’s Leasehold Improvements and shall not be obligated to repair any damage to or replace any of the foregoing and, Tenant agrees to look solely to its insurance for recovery of any damage to or loss of any of the foregoing.

19.08. The provisions of this Article 19 shall be deemed an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

19.09. The provisions of Section 35.04 hereof regarding Force Majeure Causes shall have no applicability to the provisions of this Article 19; provided, however, that the Restoration Completion Date (and the Anticipated Completion Date set forth in an Expert’s Notice, but only if such Expert’s Notice specifies an anticipated time period with respect to an instance of Contractor Force Majeure then in effect and known by Landlord’s Expert) may be extended by one day for each day (not to exceed thirty (30)

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days in the aggregate) that, for reasons outside of Landlord’s control (it being understood that Landlord’s failure to pay or perform shall not give rise to a Contractor Force Majeure), the contractors retained to complete Landlord’s Restoration Obligation under this Article 19 are delayed in the completion of Landlord’s Restoration Obligation by reason of strike, lock-out or other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water (herein called “Contractor Force Majeure”).

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EXHIBIT K

Cable Interconnect

(See Attached)

K-1

EXHIBIT L

(Form of Reciprocal Easement Agreement)

(See Attached)

L-1

EXHIBIT M-1

Form of Tenant’s Estoppel

ESTOPPEL CERTIFICATE

TO:

Attention:

Ladies/Gentlemen:

At the request of Landlord, and knowing that you are relying on the accuracy of the information contained herein, the undersigned (“Tenant”) hereby certifies to Landlord that as of the date hereof:

1. The undersigned is the tenant under that certain Lease dated as of                      by and between                                         , a                                          (“Landlord”) and Tenant [**, as amended by ___________________ (describe lease and all amendments and modifications thereto)**] (the “Lease”), covering the premises described therein (herein referred to as the “Leased Premises”) in the improvements situated in the building known as 390 Greenwich Street, New York, New York (the “Property”). A complete and accurate copy of the Lease, including any and all modifications and amendments thereto, is attached hereto as Exhibit A. The Lease represents the entire agreement between Tenant and Landlord with respect to the leasing and occupancy of the Lease Premises, and there are no other agreements between Landlord and Tenant with respect thereto.

2. The Lease is in full force and effect. The Lease has not been further modified, changed, altered, supplemented or amended in any respect (in writing or orally) except as set forth in paragraph 1 above.

3. The term of the Lease commenced on                      and shall expire on                     , unless sooner terminated or extended in accordance with the terms of the Lease.

4. Tenant has exercised the following options to extend the term of the Lease (if none, please state “none”):                                         , and Tenant has the following unexercised options to extend the term of the Lease (if none, please state “none”):                                          .

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5. Tenant has exercised the following rights of first offer, rights of first refusal and/or other expansion rights with respect to the Property (if none, please state “none”):                                                                                   .

6. Fixed Rent is paid through and including                      and Tax Payments are paid through and including                     . No Fixed Rent has been paid more than 30 days in advance.

7. Tenant is not entitled to any rent concessions, rebates or abatements, except (i) as specifically provided in the Lease, and (ii) as indicated below (if none, please state “none”):                                                                                   .

8. Tenant has no option or right to purchase the Leased Premises or the Property, or any part thereof, or any interest therein other than as set forth in Article 44 of the Lease.

9. Tenant has not sublet all or a portion of the Leased Premises, except as indicated below (if none, please state “none”):                                          .

10. ***[Copies of invoices for any Landlord Reimbursement Amounts heretofore billed to Landlord by Tenant are attached hereto as Exhibit B.]***

11. As of the date hereof, Tenant, to its actual knowledge (“Actual Knowledge”; which is limited to the actual knowledge of                     , a [**Vice President,**] who is familiar with and involved in the day-to-day operations of the Leased Premises), has no defense to its obligations under the Lease and no charge, lien, claim or offset against Landlord under the Lease or otherwise, against rents or other charges due or to become due under the Lease except as indicated below (if none, please state “none”):                                                                                   .

12. As of the date hereof, no notice in accordance with the provisions of the Lease has been received by Tenant from Landlord of a default by Tenant under the Lease which has not been cured, except as indicated below (if none, please state “none”):                                                                                   .

13. Tenant has not given Landlord any notice of a default on the part of the Landlord under the Lease which has not been cured and, to Tenant’s Actual Knowledge, as of the date hereof, Landlord is not in default in the performance of any of its obligations under the Lease [**or specify each such default or event of which Tenant has knowledge**].

14. This certificate is delivered with the understanding that Landlord, [**lender/purchaser and purchaser’s lenders and prospective lenders**], and their successors and/or assigns, may rely upon this certificate.

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The undersigned is duly authorized to execute this certificate on behalf of Tenant.

TENANT:

By:
Name:
Title:

Dated:                     , 20

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EXHIBIT M-2

Form of Landlord’s Estoppel

ESTOPPEL CERTIFICATE

TO:

Attention:

Ladies/Gentlemen:

At the request of Tenant, and knowing that you are relying on the accuracy of the information contained herein, the undersigned (“Landlord”) hereby certifies to Tenant that as of the date hereof:

1. The undersigned is the landlord under that certain Lease dated as of                     , by and between Landlord and Citigroup Global Markets Inc. (“Tenant”) [**as amended by                                          (describe lease and all amendments and modifications thereto)**] (the “Lease”), covering the premises described therein (herein referred to as the “Leased Premises”) in the improvements situated in the building known as 390 Greenwich Street, New York, New York (the “Property”). A complete and accurate copy of the Lease, including any and all modifications and amendments thereto, is attached hereto as Exhibit A. The Lease represents the entire agreement between Tenant and Landlord with respect to the leasing and occupancy of the Lease Premises, and there are no other agreements between Landlord and Tenant with respect thereto.

2. The Lease is in full force and effect. The Lease has not been further modified, changed, altered, supplemented or amended in any respect (in writing or orally) except as set forth in paragraph 1 above.

3. The term of the Lease commenced on                      and shall expire on                     , unless sooner terminated or extended in accordance with the terms of the Lease.

4. Fixed Rent is paid through and including                                         .

5. Landlord Reimbursement Amounts in the amount of $             are due and payable on                     , 20    . Landlord is disputing its obligation to pay Landlord Reimbursement Amounts in the amount of $             (if none, please state “none”).

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6. Tenant is not entitled to any rent concessions, rebates or abatements, except (i) as specifically provided in the Lease, and (ii) as indicated below (if none, please state “none”):

7. As of the date hereof, Landlord, to its actual knowledge (“Actual Knowledge”; which is limited to the actual knowledge of                     , a [**Vice President,**] who is familiar with and involved in the day-to-day operations of the Leased Premises), has no defense to its obligations under the Lease and no charge, lien, claim or offset against Tenant under the Lease or otherwise, against any amounts due or to become due from Landlord to Tenant under the Lease except as indicated below (if none, please state “none”):                                                                                   .

8. As of the date hereof, no notice in accordance with the provisions of the Lease has been received by Landlord from Tenant of a default by Landlord under the Lease which has not been cured, except as indicated below (if none, please state “none”):                                                                                   .

9. Landlord has not given Tenant any notice of a default on the part of the Tenant under the Lease which has not been cured and, to Landlord’s Actual Knowledge, as of the date hereof, Tenant is not in default in the performance of any of its obligations under the Lease [**or specify each such default or event of which Landlord has knowledge**].

10. This certificate is delivered with the understanding that Tenant, [**lender/assignee and assignee’s lenders and prospective lenders**], and their successors and/or assigns may rely upon this certificate.

The undersigned is duly authorized to execute this certificate on behalf of Landlord.

LANDLORD:

By:
Name:
Title:

Dated:                     , 20

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